Exhibit 2.5

AGREEMENT AND PLAN OF MERGER

by and among

KOPPERS INC.,

COHIBA ONE INC.,

COX INDUSTRIES, INC.,

THE SELLING SHAREHOLDERS,

and

R. MICHAEL JOHNSON,

as the

SHAREHOLDER REPRESENTATIVE

Dated as of April 10, 2018

Table of Contents

Page

1.	The Merger; Effect of the Merger.2
1.1	The Merger2
1.2	Effective Time2
1.3	Effect of the Merger.2
1.4	Organizational Documents; Directors and Officers.2
1.5	Effect of Merger on Capital Stock; No Fractional Shares.3
1.6	Pre-Closing Adjustments3
1.7	Payment of the Merger Consideration; Surrender of the Stock Certificates.4
1.8	Stock Transfer Books.7
1.9	Post-Closing Adjustments to Merger Consideration.7
2.	The Closing; Actions at the Closing.12
2.1	Closing.12
2.2	Closing Deliveries.12
3.	Representations and Warranties of the Selling Shareholders.12
3.1	Organization and Corporate Power.12
3.2	Subsidiaries.13
3.3	Authorization; Valid and Binding Agreement.13
3.4	No Breach; Consents13
3.5	Capital Stock14
3.6	Financial Statements; Undisclosed Liabilities15
3.7	Absence of Certain Developments.16
3.8	Properties and Assets17
3.9	Tax Matters.19
3.10	Contracts and Commitments.20
3.11	Intellectual Property.22
3.12	Litigation23
3.13	Employee Benefit Plans23
3.14	Insurance.25
3.15	Compliance with Laws.25
3.16	Environmental Matters.25
3.17	Affiliated Transactions.27
3.18	Employment and Labor Matters.27
3.19	Accounts Receivable; Customers; Suppliers.27
3.20	Governmental Authorizations.28
3.21	Inventory.28
3.22	Warranty and Product Liability29
3.23	Indebtedness.29
3.24	Internal Controls.29
3.25	Brokerage30

- i -

4.	Representations and Warranties of the Selling Shareholders.30
4.1	Authority; Enforceability; No Violation; Consents; Title to Shares; Waiver of Notice and Dissenter’s Rights.30
4.2	Litigation31
4.3	Acquired Companies.31
4.4	Brokerage.31
5.	Representations and Warranties of Buyer and Merger Sub.32
5.1	Organization; Good Standing; Authority; Enforceability; No Violation; Valid Issuance.32
5.2	Consents.32
5.3	No Prior Merger Sub Operations.33
5.4	Brokers.33
6.	Covenants.33
6.1	Tax Matters.33
6.2	Non-Competition, Non-Solicitation, and Non-Disparagement.38
6.3	Termination of Plans.40
7.	Concurrent Deliverables; Conditions.40
7.1	The Company’s Deliverables.40
7.2	Buyer and Merger Sub Deliverables.42
7.3	Conditions to the Obligation of Each Party to Effect the Merger43
7.4	Conditions to the Obligation of Buyer and Merger Sub to Effect the Merger.43
8.	Indemnification.43
8.1	Survival.43
8.2	Indemnification of Buyer and Surviving Corporation.44
8.3	Indemnification of Selling Shareholders47
8.4	Procedure for Indemnified Party Claims.48
8.5	Determination of Indemnification Amounts; Limitations.50
8.6	Adjustment to Merger Consideration51
8.7	Certain Limitations.51
8.8	Representation and Warranty Insurance.52
8.9	Trust Beneficiaries.53
9.	Miscellaneous.53
9.1	Certain Definitions.53
9.2	Interpretive Provisions.63
9.3	Expenses.64
9.4	Entire Agreement; Amendments.64
9.5	Severability.64

- ii -

9.6	Notices.65
9.7	Counterparts.66
9.8	Governing Law.66
9.9	Assignment, Benefits of Agreement.66
9.10	No Third Party Beneficiaries.67
9.11	Further Assurances.67
9.12	Shareholder Representative.67
9.13	Release of Claims.69
9.14	Time of the Essence.70
9.15	Waiver of Jury Trial.70
9.16	Remedies Cumulative; Specific Performance.70
9.17	Waiver of Conflicts; Attorney-Client Privilege.70

- iii -

Disclosure Schedules of the Company:

Schedule 3.1Business Qualifications

Schedule 3.2Subsidiaries

Schedule 3.4(a)No Violation (Acquired Companies)

Schedule 3.4(b)Consents (Acquired Companies)

Schedule 3.5(a)Capital Structure

Schedule 3.5(b)Capital Structure Exceptions

Schedule 3.6(c)Carve-Out Audited Financial Statements

Schedule 3.7Absence of Certain Changes

Schedule 3.8(a)Personal Property

Schedule 3.8(b)Leased Real Property

Schedule 3.8(c)Owned Real Property

Schedule 3.8(d)Other Real Property

Schedule 3.8(f)Condition and Use

Schedule 3.9Tax Matters

Schedule 3.10(a)Material Contracts

Schedule 3.10(b)Material Contract Exceptions

Schedule 3.11Intellectual Property

Schedule 3.11(b)Intellectual Property Liens

Schedule 3.12Litigation

Schedule 3.13(a)Employee Benefit Plans

Schedule 3.13(e)Benefit Plan Acceleration

Schedule 3.14Insurance

Schedule 3.16Environmental Matters

Schedule 3.16(c)Governmental Authorizations (Environmental)

Schedule 3.17Affiliated Transactions

Schedule 3.18Employment and Labor Matters

Schedule 3.19(c)Suppliers

Schedule 3.20Governmental Authorizations

Schedule 3.21Inventory

Schedule 3.23Indebtedness

Schedule 3.25Acquired Companies Brokerage Fees

- iv -

Other Schedules:

Schedule A	Selling Shareholders
Schedule B	Restructuring
Schedule C	Consideration Spreadsheet
Schedule 1.6(a)	Estimated Net Working Capital
Schedule 1.6(b)	Estimated Unpaid Company Transaction Expenses
Schedule 1.6(c)	Estimated Pre-Closing Taxes
Schedule 1.6(d)	Estimated Cash
Schedule 1.6(e)	Estimated Indebtedness
Schedule 4.3	Liabilities to or from Selling Shareholders
Schedule 4.4	Selling Shareholder Brokerage Fees
Schedule 7.1(e)	Retention Agreements
Schedule 7.1(f)	Third Party Consents
Schedule 7.1(i)	Directors’ Resignations
Schedule 9.1(a)	Indebtedness Payoff; Permitted Liens
Schedule 9.1(b)	Knowledge
Schedule 9.1(c)	Selling Shareholder Trusts
Schedule 9.1(d)	Specified Management Shareholder
Schedule 9.1(e)	Related Party Notes
Schedule 9.1(f)	Outstanding Residential Receivables
Schedule 9.1(g)	Known Environmental Liability

Exhibits:

Exhibit A	Restated Articles of Incorporation
Exhibit B	Bylaws
Exhibit C	Form of Final Net Working Capital Certifications
Exhibit D	Form of Retention Agreement
Exhibit E-1	Form of Indemnity Escrow Agreement
Exhibit E-2	Form of Purchase Price Adjustment Escrow Agreement
Exhibit E-3	Form of Excluded Liabilities Escrow Agreement
Exhibit F	Form of Legal Opinion
Exhibit G	Form of Release Agreement

- v -

Table of Definitions

Term	Section

Acquired Companies	9.1
Action	9.1
Affiliate	9.1
Agent	9.1
Agreement	Preamble
Applicable Trust	8.9
Articles of Merger	1.2
Assets	9.1
Balance Sheet Date	3.6(a)
Book-Entry Shares	1.5(a)(iii)
Business Day	9.1
Business Intellectual Property	3.11(d)
Buyer	Preamble
Buyer Filed Tax Returns	6.1(b)(iii)
Buyer Indemnified Parties	8.2(a)
Buyer Losses	9.1
Buyer R&W Group	8.4(e)
Buyer Tax Indemnified Party	6.1
Cap	8.5
Carve-Out Audited Financial Statements	3.6(a)
Carve-Out Reviewed Financial Statements	3.6(a)
Cash	9.1
Cause	9.1
Claim	9.1
Closing	2.1
Closing Date	2.1
Closing Date Cash	1.9(a)(i)
Closing Date Cash Adjustment	1.9(e)(iii)
Closing Date Cash Merger Consideration	1.7(a)(i)(E)
Closing Date Indebtedness	1.9(a)(i)
Closing Date Indebtedness Adjustment	1.9(f)(iii)
Closing Date Pre-Closing Tax Adjustment	1.9(d)(iii)
Closing Date Pre-Closing Taxes	1.9(a)(i)
Closing Date Unpaid Company Transaction Expenses	1.9(a)(i)
Closing Date Unpaid Company Transaction Expenses Adjustment	1.9(c)(iii)
Closing Indebtedness	9.1
Code	Recital E
Cohiba Intellectual Property	3.11(a)
Company	Preamble
Company Charter	1.4(a)
Company Common Stock	Recital C
Competing Business	6.2(a)

- vi -

Consideration Spreadsheet	9.1
Contract	9.1
Copyright	9.1
Customer	6.2(b)
Disclosure Schedules	9.1
Effective Time	1.2
Environmental Claim	9.1
Environmental Law	9.1
Environmental Liability	9.1
ERISA	9.1
ERISA Affiliate	9.1
Escrow Agent	9.1
Escrow Agreements	9.1
Estimated Cash	1.6(d)
Estimated Indebtedness	1.6(e)
Estimated Net Working Capital	1.6(a)
Estimated Pre-Closing Taxes	1.6(c)
Estimated Unpaid Company Transaction Expenses	1.6(b)
Exchange Fund	1.7(b)
Excluded Liability	9.1
Excluded Liabilities Escrow Amount	1.7(a)(i)(C)
Excluded Liabilities Escrow Agreement	9.1
Excluded Sites	Recital B
Excluded Site Liability	9.1
Expense Fund	9.12(i)
Final Net Working Capital	1.9(a)(i)
Final Net Working Capital Adjustment	1.9(b)(iii)
Fundamental Representations	9.1
GAAP	9.1
Governmental Authorization	9.1
Governmental Body	9.1
Hazardous Substance	9.1
HSR Act	9.1
Income Tax	9.1
Indebtedness	9.1
Indemnification or indemnification	9.1
Indemnification Deductible	8.5
Indemnified Party	8.4(a)
Indemnify or indemnify	9.1
Indemnifying Party	9.1
Indemnity Escrow Agreement	9.1
Indemnity Escrow Amount	1.7(a)(i)(B)
Initial Cash Merger Consideration	1.6(f)
Insurance Policies	3.14
Intellectual Property	9.1
Invalid Section 338(h)(10) Election	9.1

- vii -

Inventory	3.21
IRS	9.1
Knowledge of the Company	9.1
Known Environmental Liability	9.1
Langdale Transaction	9.1
Latest Balance Sheet	3.6(a)
Law or Laws	9.1
Leased Real Property	3.8(b)
Leases	3.8(b)
Liability	9.1
Lien	9.1
Loss or Losses	9.1
Management Incentive Plan	9.1
Management Shareholder	9.1
Material Adverse Effect	9.1
Material Contract	3.10(a)
Merger	Recital C
Merger Consideration	1.6(f)
Merger Sub	Preamble
Net Working Capital	9.1
Orders	9.1
Organizational Documents	9.1
Outstanding Balance	1.6(f)
Outstanding Residential Receivables	9.1
Owned Real Property	3.8(c)
Ownership Percentage	9.1
Parties	Preamble
Patents	9.1
Paying Agent	1.7(b)
Payoff Amount	9.1
Pension Plans	9.1
Permitted Liens	9.1
Person	9.1
Plans	3.13(a)
Post-Closing Adjustment	1.9(h)
Post-Closing Adjustment Statement	1.9(a)(i)
Pre-Closing Period	6.1(a)(i)
Pre-Closing Taxes	9.1
Proceedings	9.1
Proprietary Information	9.1
Purchase Price Adjustment Escrow Agreement	9.1
Purchase Price Adjustment Escrow Amount	1.7(a)(i)(A)
Purchase Price Allocation Schedule	6.1(h)(ii)
R&W Coverage Claim	8.4(e)
R&W Insurance Policy	9.1
R&W Insurance Premium	9.1

- viii -

Receivables	9.1
Related Party	9.1
Related Party Notes	9.1
Release Agreement	9.1
Released Claims	9.13(a)
Released Party or Released Parties	9.13(a)
Releasor or Releasors	9.13(a)
Representative Party	8.4(a)
Representatives	9.1
Resolution Accountants	1.9(g)
Restricted Area	9.1
Restricted Period	6.2(a)
Restrictive Covenants	9.4(a)
Restructuring	Recital B
Retention Agreement	7.1(e)
SCBCA	Recital C
Section 338(h)(10) Election	6.1(h)(i)
Section 338(h)(10) Forms	6.1(h)(i)
Selling Shareholder or Selling Shareholders	Preamble
Selling Shareholder Trust	9.1
Shareholder Indemnified Parties	8.3(a)
Shareholder Representative	9.12
Shareholder Representative Filed Tax Returns	6.1(b)(i)
Shares	3.5(a)
Software	9.1
Specified Management Shareholder	9.1
Stock Certificates	1.5(a)(iii)
Straddle Period	6.1(b)(iii)
Subsidiary or Subsidiaries	9.1
Survival Period	8.1
Surviving Corporation	1.1
Target Working Capital	9.1
Tax or Taxes	9.1
Tax Claim	6.1(e)
Tax Returns	9.1
Taxable Period	9.1
Terminating Plans	6.3
Third Party Claim	8.4(b)
Trademarks	9.1
Transaction-Related Communications and Documents	9.17
Transaction Document or Transaction Documents	9.1
Transactions	1.1
Transfer Taxes	9.1
Transferred Business	Recital A
Treasury Regulations	Recital E
Trust Beneficiary	9.1

- ix -

Unknown Environmental Liability	9.1
Unpaid Company Transaction Expenses	9.1
Warranty Excluded Liabilities	8.2(b)(iv)
WBD	9.17
Working Papers	1.9(a)(ii)

- x -

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of April 10, 2018 (this “Agreement”), is entered into by and among Koppers Inc., a Pennsylvania corporation (“Buyer”), Cohiba One Inc., a South Carolina corporation and a newly formed direct wholly-owned subsidiary of Buyer (“Merger Sub”), Cox Industries, Inc., a South Carolina corporation (the “Company”), R. Michael Johnson, as the Shareholder Representative, and the shareholders of the Company as set forth on Schedule A  (each a “Selling Shareholder” and, together, the “Selling Shareholders”).  Buyer, Merger Sub, the Company, the Selling Shareholders, and the Shareholder Representative are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”  Certain capitalized terms used in this Agreement that are not otherwise defined in context are defined in Section 9.1 of this Agreement.

RECITALS

A.

The Company is in the business of supplying power distribution and transmission poles, pilings, and related products to investor-owned utilities, electric cooperatives, municipalities, and other entities (the “Transferred Business”).

B.

Prior to the Closing, the Company completed a restructuring (the “Restructuring”) designed to divest from the Acquired Companies those assets and liabilities listed on Schedule B (such assets and liabilities, the “Excluded Sites”).  The corporate organizational chart of the Acquired Companies at the Closing and after giving effect to the Restructuring will be as set forth on Schedule B.

C.

The respective Boards of Directors of the Company, Buyer, and Merger Sub, have each determined that the transactions described herein are in the best interests of their respective companies and shareholders and, accordingly, the Board of Directors of the Company and Buyer have agreed to effect the merger of Merger Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the South Carolina Business Corporation Act of 1988, as amended (the “SCBCA”), whereby each issued and outstanding share of common stock, no par value, of the Company (“Company Common Stock”) will be converted into the right to receive cash, as provided in Section 1.5.

D.	The Board of Directors of the Company and the shareholders of the Company have determined that the Merger is advisable and fair to and in the best interests of the Company and its shareholders.
E.

For U.S. federal income tax purposes, it is intended that (i) the Merger will qualify as a “qualified stock purchase” under the provisions of Section 338 of the Internal Revenue Code of 1986, as amended (the “Code”) and the treasury regulations promulgated thereunder (the “Treasury Regulations”), and any comparable provisions of state or local Law and (ii) the Parties agree that an election under Section 338(h)(10) of the Code (and any corresponding election permitted under any local, state, or non-U.S. jurisdiction) shall be made with respect to the Merger.

F.	The Parties desire to make certain representations, warranties, covenants, and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.	The Merger; Effect of the Merger.

1.1The Merger

.  On the terms and subject to the conditions set forth herein, and in accordance with the SCBCA, Merger Sub will be merged with and into the Company at the Effective Time, and the separate corporate existence of Merger Sub will thereupon cease.  Following the Effective Time, the Company will be the surviving corporation (the “Surviving Corporation”).  The Merger, the payment of cash consideration in connection with the Merger, and the other transactions contemplated by this Agreement are referred to herein as the “Transactions.”

1.2Effective Time

. On the terms and subject to the conditions set forth in this Agreement, (a) as soon as practicable on the Closing Date, the Parties shall file articles of merger (the “Articles of Merger”) in such form as is required by, and executed in accordance with, the relevant provisions of the SCBCA and the terms of this Agreement and (b) as soon as practicable on or after the Closing Date, the Parties shall make all other filings or recordings required under the SCBCA.  The Merger will become effective at such time as the Articles of Merger are duly filed with the Secretary of State of the State of South Carolina on the Closing Date, or at such subsequent date or time as the Company, Buyer, and Merger Sub agree and specify in the Articles of Merger (the date and time the Merger becomes effective is hereinafter referred to as the “Effective Time”).

1.3Effect of the Merger.

  The Merger will have the effects set forth in the SCBCA.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers, and franchises of the Company and Merger Sub will be vested in the Surviving Corporation, and all debts, liabilities, and duties of the Company and Merger Sub will become the debts, liabilities, and duties of the Surviving Corporation.

1.4Organizational Documents; Directors and Officers.

(a)Articles of Incorporation and Bylaws.

(i)The Articles of Incorporation of the Company (the “Company Charter”) will be amended at the Effective Time to be in the form of the articles of incorporation of Merger Sub, as in effect immediately before the Effective Time, and, as so amended, such Company Charter will be the Restated Articles of Incorporation, in the form attached hereto as Exhibit A, of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

(ii)The bylaws of Merger Sub, as in effect immediately before the Effective Time, will be the bylaws of the Surviving Corporation, in the form attached hereto as Exhibit B, until thereafter changed or amended as provided therein or by applicable Law.

(b)Directors and Officers of the Surviving Corporation.  (i) The directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation, until the earlier of their death, resignation, or removal or until their respective successors are duly elected and qualified, as the case may be; and (ii) the officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation, until the earlier of their death, resignation, or removal or until their respective successors are duly elected and qualified, as the case may be.

1.5Effect of Merger on Capital Stock; No Fractional Shares.

(a)Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company or Merger Sub:

(i)Merger Sub’s Common Stock.  Each share of Merger Sub’s common stock, no par value, outstanding immediately prior to the Effective Time will be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

(ii)Conversion of Company Common Stock.  Each issued and outstanding share of Company Common Stock, will be converted into the right to receive, without interest, the applicable portion of the Merger Consideration as determined pursuant to Section 1.7 in cash in accordance with each Selling Shareholder’s Ownership Percentage as set forth on the Consideration Spreadsheet.

(iii)Cancellation of Shares of Company Common Stock.  As of the Effective Time, all shares of Company Common Stock will no longer be outstanding, will automatically be canceled and retired, and will cease to exist, and each holder of a certificate formerly representing any shares of Company Common Stock (a “Stock Certificate”) or book entry shares (“Book-Entry Shares”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, certain dividends or other distributions, if any, upon surrender of such Stock Certificate or Book-Entry Shares, in each case, in accordance with this Section 1, without interest.

1.6Pre-Closing Adjustments

.  At least three (3) Business Days prior to the Closing Date, the Company delivered officers’ certificates to Buyer containing good faith and reasonable best estimates of:

(a)the Net Working Capital as of the Closing Date, as calculated and presented on Schedule 1.6(a) (the “Estimated Net Working Capital”);

(b)the Unpaid Company Transaction Expenses, as calculated and presented on Schedule 1.6(b) (the “Estimated Unpaid Company Transaction Expenses”); and

(c)the Pre-Closing Taxes, as calculated and presented on Schedule 1.6(c) (the “Estimated Pre-Closing Taxes”);

(d)the amount of Cash as of the Closing Date, as calculated and presented on Schedule 1.6(d) (the “Estimated Cash”);

(e)the amount of Indebtedness as of the Closing Date, as calculated and presented on Schedule 1.6(e) (the “Estimated Indebtedness”);

together with related supporting schedules, calculations, and documentation.

(f)Definition of Merger Consideration.  The “Merger Consideration” means, collectively: $200,000,000, plus Estimated Cash, plus the amount, if any, by which the Estimated Net Working Capital exceeds the Target Working Capital, plus the aggregate amount of the principal plus accrued and unpaid interest as of the Closing Date (the “Outstanding Balance”) of the Related Party Notes (provided, that the Outstanding Balance of each Related Party Note will reduce, dollar-for-dollar (i) the payment made by Buyer to the Paying Agent in accordance with Section 1.7(b), and (ii) the payment made by the Paying Agent to each Selling Shareholder that is the maker of such Related Party Note), minus the amount, if any, by which the Estimated Net Working Capital is less than the Target Working Capital, minus the Estimated Unpaid Company Transaction Expenses, minus the Estimated Pre-Closing Taxes, and minus Estimated Indebtedness (including the Payoff Amount) (the “Initial Cash Merger Consideration”), which is subject to adjustment post-Closing as provided in Section 1.9.

1.7Payment of the Merger Consideration; Surrender of the Stock Certificates.

(a)Payment of the Merger Consideration.  At the Closing and as set forth on the Consideration Spreadsheet, the Merger Consideration is payable as follows:

(i)the Initial Cash Merger Consideration will be distributed in the following manner:

(A)

an amount equal to $2,000,000 (the “Purchase Price Adjustment Escrow Amount”) will be deposited in an escrow account in accordance with the Purchase Price Adjustment Escrow Agreement and allocated to the Selling Shareholders as set forth on the Consideration Spreadsheet;

(B)

an amount equal to $3,000,000 (the “Indemnity Escrow Amount”) will be deposited in an escrow account to be held and disbursed in accordance with the Indemnity Escrow Agreement and allocated to the Selling Shareholders as set forth on the Consideration Spreadsheet;

(C)

an amount equal to $5,000,000 (the “Excluded Liabilities Escrow Amount”) will be deposited in an escrow account to be held and disbursed in accordance with the Excluded Liabilities Escrow Agreement and allocated to the Selling Shareholders as set forth on the Consideration Spreadsheet;

(D)	an amount equal to the Expense Fund will be deposited in an account to be held by the Shareholder Representative in accordance with the terms of this Agreement; and
(E)

the remainder of the Initial Cash Merger Consideration (after deducting the amounts in clauses (A), (B), (C), and (D) above), to be apportioned and paid to the Selling Shareholders in the amounts set forth on the Consideration Spreadsheet (such amount, the “Closing Date Cash Merger Consideration”) and in accordance with the provisions of this Section 1.7;

At the Closing, Buyer shall deposit in escrow with the Escrow Agent (x) the Purchase Price Adjustment Escrow Amount to be held in accordance with the Purchase Price Adjustment Escrow Agreement, (y) the Indemnity Escrow Amount to be held in accordance with the Indemnity Escrow Agreement, and (z) the Excluded Liabilities Escrow Amount to be held in accordance with the Excluded Liabilities Escrow Agreement.

(b)Paying Agent.  At the Closing, Buyer shall deposit with a paying agent (which shall be a reputable bank or trust company) selected by Buyer (the “Paying Agent”) for the benefit of the Selling Shareholders, a cash amount in immediately available funds necessary for the Paying Agent to make payments of the Closing Date Cash Merger Consideration (the “Exchange Fund”), provided that, the Outstanding Balance of each Related Party Note will reduce, dollar-for-dollar, the payment made by Buyer to the Paying Agent under this Section 1.7(b), as contemplated by Section 1.6(f).  The Exchange Fund shall not be used for any other purpose.

(c)Exchange.  Promptly after the Effective Time (and in any event within two (2) Business Days thereafter) the Surviving Corporation shall cause the Paying Agent to mail to each Selling Shareholder immediately prior to the Effective Time (i) a letter of transmittal in customary form, reasonably acceptable to the Parties, specifying that delivery shall be effected, and risk of loss and title to the Stock Certificates or Book-Entry Shares shall pass, only upon delivery of the Stock Certificates (or affidavits of loss in lieu of the Stock Certificates as provided in Section 1.7(f)) or Book-Entry Shares to the Paying Agent, and (ii) instructions for use in effecting the surrender of the Stock Certificates (or affidavits of loss in lieu of the Stock Certificates as provided in Section 1.7(f)) or Book-Entry Shares in exchange for such Selling Shareholder’s Closing Date Cash Merger Consideration.  Upon surrender of a Stock Certificate (or affidavit of loss in lieu of the Stock Certificate as provided in Section 1.7(f)) or Book-Entry Shares to the Paying Agent in accordance with the terms of such letter of transmittal, duly executed, the holder of such Stock Certificate or Book-Entry Shares shall solely be entitled to receive in exchange therefor a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 1.7(g)) equal to such Selling Shareholder’s Closing Date Cash Merger Consideration.  Each payment made to a Selling Shareholder under this Section 1.7(c) shall be reduced, dollar-for-dollar, by the Outstanding Balance due under each Related Party Note, if any, made by such Selling Shareholder, as contemplated by Section 1.6(f).  The Stock Certificate or Book-Entry Shares so surrendered shall forthwith be cancelled.  No interest will be paid or accrued on any amount payable upon due surrender of the Stock

Certificates or Book-Entry Shares.  In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a check or wire (pursuant to instructions set forth in the letter of transmittal) for any cash to be exchanged upon due surrender of the Stock Certificate or Book-Entry Shares may be issued to such transferee if the Stock Certificate or Book-Entry Shares formerly representing such Shares is presented to the Paying Agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

(d)Cancellation of Shares.  If, after the Effective Time, any Stock Certificate or Book-Entry Shares are presented to the Surviving Corporation, Buyer or the Paying Agent for transfer, such Stock Certificates or Book-Entry Shares shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled pursuant to this Section 1.7.

(e)Termination of Exchange Fund.  Any portion of the Exchange Fund (including the proceeds of any investments of the Exchange Fund) that remains unclaimed by the Selling Shareholders for one (1) year after the Closing Date shall be delivered to the Surviving Corporation.  Any holder of Shares who has not theretofore complied with this Section 1.7 shall thereafter look only to the Surviving Corporation for payment of the Closing Date Cash Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 1.7(g)) upon due surrender of its Stock Certificates (or affidavits of loss in lieu of the Stock Certificates as provided in Section 1.7(f) below) or Book-Entry Shares, without any interest thereon.  Notwithstanding the foregoing, none of the Surviving Corporation, Buyer, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount delivered to any Governmental Body pursuant to and in compliance with applicable abandoned property, escheat or similar Laws.  Each Selling Shareholder’s obligations under a Related Party Note, if any, will be deemed discharged upon completion of the payments to such Selling Shareholder required to be made under this Section 1.7.

(f)Lost, Stolen or Destroyed Certificates.  In the event any Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Stock Certificate to be lost, stolen or destroyed and, if reasonably required by Buyer, the posting by such Person of a bond in such reasonable amount and upon such reasonable terms as may be required by Buyer as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Stock Certificate, the Paying Agent will issue a check or wire (pursuant to instructions set forth in the letter of transmittal described in Section 1.7(c)) in the amount (after giving effect to any required Tax withholdings) equal to such Selling Shareholder’s Closing Date Cash Merger Consideration.

(g)Required Withholding.  The Surviving Corporation is entitled to deduct and withhold from any amount payable pursuant to this Agreement such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local, or foreign Tax Law or under any other applicable Law.  To the extent any such amounts are so deducted or withheld and delivered to the appropriate taxing authority, they will be treated for all purposes under this Agreement as having been paid to the Person to whom they would otherwise have been paid hereunder.  To the extent such amounts are deducted or withheld but not delivered to the appropriate taxing authority, the Surviving Corporation shall return all such amounts deducted or withheld no later than five (5) Business Days following receipt of written demand therefor from the Shareholder Representative.

1.8Stock Transfer Books.

  At the Effective Time, the stock transfer books of the Company will be closed, and there will be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company.

1.9Post-Closing Adjustments to Merger Consideration.

(a)Preparation of Post-Closing Adjustment Statement.  As soon as practicable, but in no event more than one hundred twenty (120) calendar days following the Closing Date, Buyer shall prepare and deliver to the Shareholder Representative:

(i)a statement calculated pursuant to the terms of and in accordance with this Agreement, and presented in a manner consistent in all material respects with Schedules 1.6(a)-1.6(e), setting forth the Net Working Capital as of the Closing Date (the “Final Net Working Capital”), the Unpaid Company Transaction Expenses as of the Closing Date (the “Closing Date Unpaid Company Transaction Expenses”), the Pre-Closing Taxes as of the Closing Date (the “Closing Date Pre-Closing Taxes”), the Cash as of the Closing Date (the “Closing Date Cash”), and the Indebtedness as of the Closing Date (the “Closing Date Indebtedness”) (such statement, the “Post-Closing Adjustment Statement”); and

(ii)certificates of the chief financial officer of Buyer, each in the form attached hereto as Exhibit C, certifying that (A) the Final Net Working Capital was determined pursuant to the terms of and in accordance with this Agreement and presented in a manner consistent in all material respects with Schedule 1.6(a), (B) the Closing Date Unpaid Company Transaction Expenses were determined pursuant to the terms of and in accordance with this Agreement and presented in a manner consistent in all material respects with Schedule 1.6(b), (C) the Closing Date Pre-Closing Taxes were determined pursuant to the terms of and in accordance with this Agreement and presented in a manner consistent in all material respects with Schedule 1.6(c); (D) the Closing Date Cash was determined pursuant to the terms of and in accordance with this Agreement and presented in a manner consistent in all material respects with Schedule 1.6(d); and (E) the Closing Date Indebtedness was determined pursuant to the terms of and in accordance with this Agreement and presented in a manner consistent in all material respects with Schedule 1.6(e).

Upon written request by the Shareholder Representative to Buyer, Buyer shall promptly deliver or make available to the Shareholder Representative the working papers and any other financial information used to calculate and determine the Final Net Working Capital, the Closing Date Unpaid Company Transaction Expenses, the Closing Date Pre-Closing Taxes, the Closing Date Cash, and the Closing Date Indebtedness, as applicable (the “Working Papers”).  The Post-Closing Adjustment Statement shall be prepared in a manner consistent with the applicable definition of the terms “Net Working Capital,” “Indebtedness,” “Cash,” and “Unpaid Transaction Expenses” set forth in this Agreement and in a manner consistent with GAAP.  The Post-Closing Adjustment Statement shall entirely disregard (x) any and all effects on the Assets or Liabilities of the Acquired Companies as a direct result of the transactions contemplated hereby (other than the Restructuring) or of any financing or refinancing arrangements entered into at any time by

Buyer or any other transaction entered into by Buyer in connection with the consummation of the transactions contemplated hereby except that the amount of Cash shall be reduced to the extent Cash is used to repay Indebtedness or pay Unpaid Company Transaction Expenses on the Closing Date (other than any such repayment or payment using funds provided by Buyer), and such Indebtedness and Unpaid Company Transaction Expenses amounts are actually reduced accordingly in the calculation of the Merger Consideration, and (y) any of the plans, transactions or changes which Buyer intends to initiate or make or cause to be initiated or made after the Closing with respect to the Acquired Companies or their business or Assets.

(b)Final Net Working Capital Adjustment.  Subject to the resolution of any disputes pursuant to Section 1.9(g), within one hundred twenty (120) calendar days after the date of receipt by the Shareholder Representative of the Post-Closing Adjustment Statement setting forth the Final Net Working Capital and, if applicable, the Working Papers:

(i)If the Final Net Working Capital is greater than the Estimated Net Working Capital, then the Initial Cash Merger Consideration will be adjusted upward on a dollar-for-dollar basis by the amount that the Final Net Working Capital exceeds the Estimated Net Working Capital.

(ii)If the Final Net Working Capital is less than the Estimated Net Working Capital, then the Initial Cash Merger Consideration will be adjusted downward on a dollar-for-dollar basis by the amount that the Estimated Net Working Capital exceeds the Final Net Working Capital.

(iii)If an upward adjustment to the Initial Cash Merger Consideration is required to be made in accordance with this Section 1.9(b), Buyer shall pay to the Shareholder Representative for distribution to the Selling Shareholders (in accordance with each Selling Shareholder’s Ownership Percentage) such upward adjustment in accordance with Section 1.9(h).  If a downward adjustment to the Initial Cash Merger Consideration is required to be made in accordance with this Section 1.9(b), Buyer shall be entitled to receive, and the Escrow Agent shall deliver to Buyer, such downward adjustment in accordance with Section 1.9(h).  Any adjustment in Section 1.9(b) is referred to as the “Final Net Working Capital Adjustment.”

(iv)The mechanisms for dispute resolution provided for in Section 1.9(g) shall govern any dispute as to the Final Net Working Capital Adjustment.

(v)Notwithstanding any other provision of this Agreement, the amount of any Outstanding Residential Receivables included in the Estimated Net Working Capital that are not collected by the Surviving Corporation within ninety (90) days of Closing shall reduce, dollar-for-dollar, the Final Net Working Capital.

(c)Closing Date Unpaid Company Transaction Expenses Adjustment. Subject to the resolution of any disputes pursuant to Section 1.9(g), within one hundred twenty (120) calendar days after the date of receipt by the Shareholder Representative of the Post-Closing Adjustment Statement setting forth the Closing Date Unpaid Company Transaction Expenses and, if applicable, the Working Papers:

(i)If the Closing Date Unpaid Company Transaction Expenses are greater than the Estimated Unpaid Company Transaction Expenses, then the Initial Cash Merger Consideration will be adjusted downward on a dollar-for-dollar basis by the amount that the Closing Date Unpaid Company Transaction Expenses exceed the Estimated Unpaid Company Transaction Expenses.

(ii)If the Closing Date Unpaid Company Transaction Expenses are less than the Estimated Unpaid Company Transaction Expenses, then the Initial Cash Merger Consideration will be adjusted upward on a dollar-for-dollar basis by the amount that the Estimated Unpaid Company Transaction Expenses exceed the Closing Date Unpaid Company Transaction Expenses.

(iii)If an upward adjustment to the Initial Cash Merger Consideration is required to be made in accordance with this Section 1.9(c), Buyer shall pay to the Shareholder Representative for distribution to the Selling Shareholders (in accordance with each Selling Shareholder’s Ownership Percentage) such upward adjustment in accordance with Section 1.9(h).  If a downward adjustment to the Initial Cash Merger Consideration is required to be made in accordance with this Section 1.9(c), Buyer shall be entitled to receive, and the Escrow Agent shall deliver to Buyer, such downward adjustment in accordance with Section 1.9(h).  Any adjustment in this Section 1.9(c) is referred to as the “Closing Date Unpaid Company Transaction Expenses Adjustment.”

(iv)The mechanisms for dispute resolution provided for in Section 1.9(g) shall govern any dispute as to the Closing Date Unpaid Company Transaction Expenses Adjustment.

(d)Closing Date Pre-Closing Taxes Adjustment.  Subject to the resolution of any disputes pursuant to Section 1.9(g), within one hundred twenty (120) calendar days after the date of receipt by the Shareholder Representative of the Post-Closing Adjustment Statement setting forth the Closing Date Pre-Closing Taxes and, if applicable, the Working Papers:

(i)If the Closing Date Pre-Closing Taxes are greater than the Estimated Pre-Closing Taxes, then the Initial Cash Merger Consideration will be adjusted downward on a dollar-for-dollar basis by the amount that the Closing Date Pre-Closing Taxes exceed the Estimated Pre-Closing Taxes.

(ii)If the Closing Date Pre-Closing Taxes are less than the Estimated Pre-Closing Taxes, then the Initial Cash Merger Consideration will be adjusted upward on a dollar-for-dollar basis by the amount that the Estimated Pre-Closing Taxes exceed the Closing Date Pre-Closing Taxes.

(iii)If an upward adjustment to the Initial Cash Merger Consideration is required to be made in accordance with this Section 1.9(d), Buyer shall pay to the Shareholder Representative for distribution to the Selling Shareholders (in accordance with each Selling Shareholder’s Ownership Percentage) such upward adjustment in accordance with Section 1.9(h).  If a downward adjustment to the Initial Cash Merger Consideration is required to be made in accordance with this Section 1.9(d), Buyer shall be entitled to receive, and the Escrow

Agent shall deliver to Buyer, such downward adjustment in accordance with Section 1.9(h).  Any adjustment in this Section 1.9(d) is referred to as the “Closing Date Pre-Closing Tax Adjustment.”

(iv)The mechanisms for dispute resolution provided for in Section 1.9(g) shall govern any dispute as to the Closing Date Pre-Closing Tax Adjustment.

(e)Closing Date Cash Adjustment.  Subject to the resolution of any disputes pursuant to Section 1.9(g), within one hundred twenty (120) calendar days after the date of receipt by the Shareholder Representative of the Post-Closing Adjustment Statement setting forth the Closing Date Cash and, if applicable, the Working Papers:

(i)If the Closing Date Cash is greater than the Estimated Cash, then the Initial Cash Merger Consideration will be adjusted upward on a dollar-for-dollar basis by the amount that the Closing Date Cash exceeds the Estimated Cash.

(ii)If the Closing Date Cash is less than the Estimated Cash, then the Initial Cash Merger Consideration will be adjusted downward on a dollar-for-dollar basis by the amount that the Estimated Cash exceeds the Closing Date Cash.

(iii)If an upward adjustment to the Initial Cash Merger Consideration is required to be made in accordance with this Section 1.9(e), Buyer shall pay to the Shareholder Representative for distribution to the Selling Shareholders (in accordance with each Selling Shareholder’s Ownership Percentage) such upward adjustment in accordance with Section 1.9(h).  If a downward adjustment to the Initial Cash Merger Consideration is required to be made in accordance with this Section 1.9(e), Buyer shall be entitled to receive, and the Escrow Agent shall deliver to Buyer, such downward adjustment in accordance with Section 1.9(h).  Any adjustment in this Section 1.9(e) is referred to as the “Closing Date Cash Adjustment.”

(iv)The mechanisms for dispute resolution provided for in Section 1.9(g) shall govern any dispute as to the Closing Date Cash Adjustment.

(f)Closing Date Indebtedness Adjustment.  Subject to the resolution of any disputes pursuant to Section 1.9(g), within one hundred twenty (120) calendar days after the date of receipt by the Shareholder Representative of the Post-Closing Adjustment Statement setting forth the Closing Date Indebtedness and, if applicable, the Working Papers:

(i)If the Closing Date Indebtedness is greater than the Estimated Indebtedness, then the Initial Cash Merger Consideration will be adjusted downward on a dollar-for-dollar basis by the amount that the Closing Date Indebtedness exceeds the Estimated Indebtedness.

(ii)If the Closing Date Indebtedness is less than the Estimated Indebtedness, then the Initial Cash Merger Consideration will be adjusted upward on a dollar-for-dollar basis by the amount that the Estimated Indebtedness exceeds the Closing Date Indebtedness.

(iii)If an upward adjustment to the Initial Cash Merger Consideration is required to be made in accordance with this Section 1.9(f), Buyer shall pay to the Shareholder Representative for distribution to the Selling Shareholders (in accordance with each Selling Shareholder’s Ownership Percentage) such upward adjustment in accordance with Section 1.9(h).  If a downward adjustment to the Initial Cash Merger Consideration is required to be made in accordance with this Section 1.9(f), Buyer shall be entitled to receive, and the Escrow Agent shall deliver to Buyer, such downward adjustment in accordance with Section 1.9(h).  Any adjustment in this Section 1.9(f) is referred to as the “Closing Date Indebtedness Adjustment.”

(iv)The mechanisms for dispute resolution provided for in Section 1.9(g) shall govern any dispute as to the Closing Date Indebtedness Adjustment.

(g)Dispute Resolution Procedures.  The Shareholder Representative may dispute any amounts reflected on the Post-Closing Adjustment Statement as not being prepared in accordance with this Agreement; provided, however, that the Shareholder Representative shall have notified Buyer in writing of each disputed item, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within thirty (30) days of the Shareholder Representative’s receipt of the Post-Closing Adjustment Statement.  In the event of such a dispute, the Shareholder Representative and Buyer shall attempt to resolve in good faith any disputed items and reach a written agreement with respect thereto.  If the Shareholder Representative and Buyer are unable to reach a resolution within fifteen (15) days after receipt by Buyer of the Shareholder Representative’s written notice of dispute, the Shareholder Representative and Buyer shall submit the items remaining in dispute for final binding resolution to Ernst & Young LLP or such other independent accounting firm as may be mutually acceptable to Buyer and the Shareholder Representative (the “Resolution Accountants”), the reasonable cost and expenses of which shall be borne solely by Buyer, on the one hand, and the Selling Shareholders, on the other hand, in proportions inverse to the relative extent to which they prevail on disputed matters, which proportionate allocation shall be determined by the Resolution Accountants.  If the disputed items are referred to the Resolution Accountants, the Final Net Working Capital Adjustment, the Closing Date Unpaid Company Transaction Expenses Adjustment, the Closing Date Pre-Closing Tax Adjustment, the Closing Date Cash Adjustment, or the Closing Date Indebtedness Adjustment, as applicable, will be determined by the Resolution Accountants.  Such determination must be (i) in writing, (ii) furnished to the Shareholder Representative and Buyer as soon as practicable, but in no event later than thirty (30) days from the date of submission to the Resolution Accountants, (iii) made in accordance with this Agreement, and (iv) non-appealable by Buyer, the Shareholder Representative, the Selling Shareholders, or any of their respective Affiliates and successors and not to be subject to collateral attack for any reason other than manifest error or fraud.

(h)Post-Closing Adjustment.  Once each of the Final Net Working Capital Adjustment, the Closing Date Unpaid Company Transaction Expenses Adjustment, the Closing Date Pre-Closing Tax Adjustment, the Closing Date Cash Adjustment, and the Closing Date Indebtedness Adjustment are determined with finality pursuant to this Section 1.9, within one (1) Business Day each such adjustment shall be netted against each other such adjustment to arrive at one adjustment (upward or downward, as appropriate), if any, to the Initial Cash Merger Consideration (the “Post-Closing Adjustment”).  If an upward Post-Closing Adjustment to the Initial Cash Merger Consideration is required to be made in accordance with this Section 1.9(h),

Buyer shall pay to the Shareholder Representative for distribution to the Selling Shareholders (in accordance with each Selling Shareholder’s Ownership Percentage) an amount equal to such upward adjustment by wire transfer in immediately available funds, within seven (7) Business Days of the determination of the Post-Closing Adjustment in accordance with this Section 1.9(h).  If a downward Post-Closing Adjustment to the Initial Cash Merger Consideration is required to be made in accordance with this Section 1.9(h), Buyer shall be entitled to receive, and the Escrow Agent shall deliver to Buyer, an amount equal to such downward adjustment from the Purchase Price Adjustment Escrow Amount, within seven (7) Business Days of the determination of the Post-Closing Adjustment in accordance with this Section 1.9(h).

(i)Purchase Price Escrow.  In the event that the Purchase Price Adjustment Escrow Amount is not sufficient to satisfy any amount due to Buyer under this Section 1.9, the Selling Shareholders shall promptly, but in no event later than seven (7) Business Days following the determination of the Post-Closing Adjustment in accordance with Section 1.9(h), pay the unpaid balance to Buyer in immediately available funds to the account designated by Buyer; provided, that in lieu of seeking such payment from the Selling Shareholders, the unpaid balance due may, at the sole discretion of Buyer, be satisfied promptly upon notice to the Escrow Agent of such election from the Indemnity Escrow Amount.

2.	The Closing; Actions at the Closing.

2.1Closing.

  The closing (the “Closing”) of the transactions contemplated by this Agreement (other than the Restructuring) will take place at the offices of K&L Gates LLP, 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222, or at such other place as mutually agreed to by the Parties, on the date of this Agreement at a time agreed by Buyer and the Shareholder Representative (the “Closing Date”).

2.2Closing Deliveries.

  At the Closing, unless waived (to the extent such conditions can be waived), each Party shall deliver to the appropriate Persons each of the documents, certificates, instruments, or evidences of satisfaction of conditions required to be delivered by such Party pursuant to Section 7.

3.	Representations and Warranties of the Selling Shareholders.

Each Selling Shareholder, jointly and severally, hereby represents and warrants to Buyer and Merger Sub as follows:

3.1Organization and Corporate Power.

  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of South Carolina, and the Company has all requisite corporate power and authority and all Governmental Authorizations necessary to own, lease, and operate its Assets and to carry on its businesses as now conducted.  The Company is qualified to do business and is in good standing to transact business in every jurisdiction in which its ownership of property or the conduct of its business requires it to qualify or be licensed (with such jurisdictions being identified on Schedule 3.1 of the Disclosure Schedules), except where failure to be so qualified or licensed is not, or would not reasonably be expected to be, material to any Acquired Company.

3.2Subsidiaries.

  Schedule 3.2 of the Disclosure Schedules sets forth the name of each Subsidiary of the Company and the jurisdiction of organization of each such Subsidiary.  Except as set forth on Schedule 3.2 of the Disclosure Schedules, none of the Acquired Companies owns or holds the right to acquire any stock, partnership interest, joint venture interest, or other equity ownership interest in any other Person.  The Company’s Subsidiaries are each duly organized, validly existing, and in good standing under the laws of the jurisdiction of their respective incorporation, have all requisite corporate power and authority and all Governmental Authorizations necessary to own, lease, and operate their respective Assets and to carry on their respective businesses as now conducted and are qualified to do business and in good standing in every jurisdiction in which their respective ownership of property or the conduct of their respective businesses require them to qualify or be licensed (with such jurisdictions being identified on Schedule 3.2 of the Disclosure Schedules), except where failure to be so qualified or licensed is not, or would not reasonably be expected to be, material to any Acquired Company.  Except as set forth on Schedule 3.2 of the Disclosure Schedules, the Acquired Companies own all of the capital stock of their respective Subsidiaries, free and clear of any Liens.  All of the outstanding shares of capital stock or other equity interest of each of the Acquired Companies are duly authorized, validly issued, fully-paid, and non-assessable and have been issued in compliance with all applicable securities Laws.

3.3Authorization; Valid and Binding Agreement.

  The execution, delivery, and performance by the Company of this Agreement and each other Transaction Document to which it is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite action on the part of the Company, and no other proceedings on the Company’s part are necessary to authorize the execution, delivery, or performance of this Agreement and each other Transaction Document to which the Company is or will be a party.  Each of the Transaction Documents to which the Company is or will be a party is, or upon its execution and delivery will be (assuming the valid authorization, execution, and delivery of such Transaction Document by the other parties thereto), a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Law relating to creditors’ rights generally, and to general principles of equity.

3.4No Breach; Consents

.

(a)Except as set forth on Schedule 3.4(a) of the Disclosure Schedules (with reference to the subsections identified below), neither the execution or delivery by the Company of any of the Transaction Documents to which it is or will be a party, the consummation by the Company of the transactions contemplated hereby and thereby, nor the performance by the Company of its obligations hereunder and thereunder will (i) violate any provision of the Organizational Documents of any Acquired Company, (ii) violate any Law or Order, in each case, applicable to any Acquired Company or its respective Assets, properties, or rights, (iii) result in the imposition of any Lien upon or with respect to any Asset owned or used by any Acquired Company (except for Permitted Liens), or (iv) violate, result in a breach of, or constitute (with notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation, or acceleration under any Contract to which any Acquired Company is a party or by which it or any of its properties or Assets may be bound.

(b)Except as set forth on Schedule 3.4(b) of the Disclosure Schedules, no filing with, and no permit, authorization, consent, or approval of, any Person is necessary for the Company’s execution and delivery of the Transaction Documents, the consummation by the Company of the transactions contemplated hereby or thereby or the Company’s performance of its obligations hereunder or thereunder.  The Company has made all required filings under the HSR Act and any applicable foreign competition Laws, and all applicable waiting periods affecting the Closing have expired or been terminated.

3.5Capital Stock

.

(a)The authorized capital stock of the Company consists solely of 2,000,000 shares of Company Common Stock, of which 861,141 shares of Company Common Stock were issued and outstanding as of immediately prior to the Closing (the “Shares”).  Schedule 3.5(a) of the Disclosure Schedules sets forth a true and correct list of, as of the date hereof, and as of immediately prior to the Effective Time, the name and the current address (or the last known address to the Company) of each holder of the Shares and the number of the Shares held thereby.  All of the Shares have been duly authorized, are validly issued, fully paid and nonassessable and have been offered, issued, sold and delivered in compliance in all material respects with the Company’s Organizational Documents.  All Shares are owned of record and beneficially by the Persons listed on Schedule 3.5(a) of the Disclosure Schedules and in the amounts indicated thereon.  The relative rights, preferences and other provisions relating to the capital stock of the Company are as set forth in the Company Charter.  No shares of the Company’s capital stock are held as treasury stock or owned by the Company.  Neither the Company nor any management employees have received any oral or written communications or other notices of any other claims to ownership of Shares or other equity interests other than as set forth on Schedule 3.5(a).

(b)The Shares constitute all of the issued and outstanding capital stock of the Company.  Except for the Shares or as set forth on Schedule 3.5(b) of the Disclosure Schedules, there are no outstanding (i) shares of capital stock or other equity interests or voting securities of the Company, (ii) securities convertible or exchangeable into capital stock of the Company, (iii) options, warrants, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, calls, puts, rights of first refusal, or other Contracts that require the Company to issue, sell, or otherwise cause to become outstanding or to acquire, repurchase or redeem capital stock of the Company or (iv) stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company.  There are no declared but unpaid dividends or distributions on the Shares.  Immediately following the payment of each dividend or other distribution on the Shares, or any dividends or other distributions on any securities of any Subsidiary of the Company, which have been authorized or declared since January 1, 2014, each Acquired Company (A) was able to pay its debts as they became due and owned property which had a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities) and (B) had adequate capital to carry on its business.  Each of the prior dividends or other distributions described in the immediately preceding sentence was duly authorized.

3.6Financial Statements; Undisclosed Liabilities

.

(a)True and complete copies of the following have been made available to Buyer prior to the date hereof:  (i) the unaudited combined balance sheet of the Transferred Business (the “Latest Balance Sheet”) as at February 28, 2018 (such date being referred to herein as the “Balance Sheet Date”) (provided that such balance sheet reflects the Restructuring); (ii) the unaudited combined balance sheet, statement of income, and statement of cash flows of the Transferred Business for the nine months ended September 30, 2017, as reviewed by Elliott Davis Decosimo, LLC (the “Carve-Out Reviewed Financial Statements”); (iii) the audited combined balance sheet of the Transferred Business as at December 31, 2015, December 31, 2016, and December 31, 2017; (iv) the audited combined statement of income of the Transferred Business for the years ended December 31, 2015, December 31, 2016, and December 31, 2017; and (v) the audited combined statement of cash flows of the Transferred Business for the years ended December 31, 2015, December 31, 2016, and December 31, 2017 (items (iii)-(v), the “Carve-Out Audited Financial Statements”), together with audit reports without qualification, limitation of scope, or exception of the auditor Elliott Davis Decosimo, LLC with respect thereto.

(b)The Latest Balance Sheet was prepared in accordance with GAAP, consistently applied throughout the periods involved, and presents fairly the combined financial condition, results of operations, and cash flows of the Transferred Business (taken as a whole) as of the times and for the periods referred to therein, subject to the absence of footnote disclosures and other presentation items.

(c)The Carve-Out Audited Financial Statements and the Carve-Out Reviewed Financial Statements were prepared in accordance with GAAP, consistently applied throughout the periods involved and in accordance with the methods, principles and classifications set forth in Schedule 3.6(c), and present fairly the combined financial condition, results of operations, and cash flows of the Transferred Business (taken as a whole) as of the times and for the periods referred to therein.

(d)The Latest Balance Sheet, Carve-Out Reviewed Financial Statements, and Carve-Out Audited Financial Statements were prepared in accordance with the books and records of each Acquired Company.

(e)There are no inquiries or investigations pending or, to the Knowledge of the Company, threatened regarding any accounting practices which relate to the Acquired Companies.

(f)The Acquired Companies do not have any obligations or Liabilities, except (i) Liabilities reflected on the Latest Balance Sheet, (ii) Liabilities incurred in the ordinary course of business since the Balance Sheet Date and which are not material to the Acquired Companies, or (iii) performance obligations incurred after the Balance Sheet Date pursuant to the terms of Contracts in effect as of the date hereof.

3.7Absence of Certain Developments.

(a)Since the Balance Sheet Date, there has not been any Material Adverse Effect.

(b)Except as set forth on Schedule 3.7 of the Disclosure Schedules and except as expressly contemplated by this Agreement, since the Balance Sheet Date, none of the Acquired Companies has:

(i)amended any of its Organizational Documents;

(ii)declared, set aside, made, or paid any dividend or distribution, payable in stock or other equity interests, property, or otherwise, on any share of capital stock or other equity securities;

(iii)borrowed any amount under existing credit lines, except borrowings under such credit lines in the ordinary course of business;

(iv)forgiven, cancelled, compromised, waived, or released any debts, claims, or rights;

(v)made, authorized, or committed to any capital expenditures, or capital additions or improvements in excess of $125,000 individually or $500,000 in the aggregate;

(vi)assigned, leased, licensed, mortgaged, pledged, or subjected to any Lien any of its Assets, except Permitted Liens;

(vii)adopted a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization;

(viii)sold, assigned, transferred, or otherwise disposed of any portion of its tangible Assets with a value in excess of $125,000 in each case or $500,000 in the aggregate;

(ix)sold, assigned, transferred, or otherwise disposed of any Cohiba Intellectual Property;

(x)(1) split, combined, or reclassified its outstanding shares of capital stock or other equity securities, (2) issued, sold, or transferred any of its capital stock or other equity securities or securities convertible into its capital stock or other equity securities, or (3) issued, sold, granted, or entered into any subscriptions, warrants, options, conversion, or other rights, agreements, commitments, arrangements, or understandings of any kind, contingent or otherwise, to purchase or otherwise acquire its capital stock or other equity securities, any securities convertible into or exchange for any such shares, or any bonds or debt securities;

(xi)made any material capital investment in, or any material loan to, any other Person (other than an Acquired Company);

(xii)adopted any new employee benefit plan, made any changes in its employee benefit plans, or made any changes in wages, salary, or other compensation with respect to its officers, directors, or employees, in each case other than changes made in the ordinary course of business or pursuant to existing agreements or as required to comply with applicable Law;

(xiii)made a change in its accounting or Tax methods, practices, or policies, except as required by GAAP;

(xiv)settled any audit, made or changed any Tax election, or filed any amended Tax return;

(xv)terminated, amended, or waived any rights under any Leases;

(xvi)commenced or settled any Action involving an amount in excess of $250,000 for any one case; or

(xvii)agreed or committed to do any of the foregoing.

3.8Properties and Assets

.

(a)Personal Property.  Except as set forth on Schedule 3.8(a) of the Disclosure Schedules, the Acquired Companies own good and marketable title to, or hold pursuant to valid and enforceable leases, all of the personal property used in the operation of the Transferred Business as currently conducted, free and clear of all Liens, except for Permitted Liens, and except for Assets disposed of by the Acquired Companies in the ordinary course of business consistent with past practices since the Balance Sheet Date.

(b)Leased Real Property.  The real property listed on Schedule 3.8(b) of the Disclosure Schedules (the “Leased Real Property”) constitutes all of the real property leased by the Acquired Companies.  Schedule 3.8(b) of the Disclosure Schedules also sets forth a list of all leases and subleases and all amendments and supplements thereto, pursuant to which the Acquired Companies hold any Leased Real Property (collectively, “Leases”).  Except as set forth on Schedule 3.8(b) of the Disclosure Schedules, the Leases are in full force and effect, and the applicable Acquired Company holds a valid and existing leasehold interest under each such Lease, subject to proper authorization and execution of such Lease by the other party thereto and the application of any bankruptcy or creditor’s rights laws.  None of the Acquired Companies is in default in any material respect under any of such Leases.  The Acquired Companies have the right to quiet enjoyment of all Leased Real Property, including any and all renewal rights.

(c)Owned Real Property.  The real property listed on Schedule 3.8(c) of the Disclosure Schedules constitutes all of the real property owned by the Acquired Companies (such real property, including all buildings, structures, fixtures, improvements, privileges, rights, easements, hereditaments, appurtenances, and related rights of every nature constitutes the “Owned Real Property”).  Schedule 3.8(c) of the Disclosure Schedules identifies the record title holder, street address, and tax parcel identification number of all tracts, parcels and subdivided lots, if applicable, of all Owned Real Property.  Except as set forth on Schedule 3.8(c) of the Disclosure Schedules, (i) the Acquired Companies hold good, marketable, exclusive, and fee simple title to the Owned Real Property, free and clear of all Liens as of the Closing Date, except Permitted Liens, and (ii) the Acquired Companies have not leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof.

(d)Schedule 3.8(d) of the Disclosure Schedules lists all real properties owned, leased or occupied by the Acquired Companies at any time since January 1, 2015, other than Leased Real Property and Owned Real Property identified on Schedules 3.8(b) and 3.8(c) of the Disclosure Schedule.

(e)Title.  There exists no outstanding option, right of first refusal, or other contractual right to purchase, sell, assign, or dispose of any Owned Real Property.

(f)Condition and Use.  All structures and other improvements on all Owned Real Property are within the lot lines and do not encroach on the properties of any other Person.  The use and operation of all Owned Real Property conform to all applicable building, zoning, safety, and subdivision laws and other laws and all restrictive covenants and restrictions and conditions affecting title.  The Owned Real Property is:  (i) structurally sound, in good operating condition and repair, adequate for the uses to which it is being put, and sufficient for the continued conduct of the business after the Closing in substantially the same manner as conducted prior to the Closing; and (ii) not in need of maintenance or repairs except for ordinary, routine maintenance and repairs.  Except as set forth in Schedule 3.8(f), no portion of any Owned Real Property is located in a flood plain, flood hazard area, or designated wetlands area.  Since January 1, 2015, the Acquired Companies have not received any written notice of assessments for public improvements against any Owned Real Property or any written notice or Order by any Governmental Body, insurance company, or board of fire underwriters or other body exercising similar functions that:  (A) relates to violations of building, safety, or fire ordinances or regulations; (B) claims any defect or deficiency with respect to any Owned Real Property; or (C) requests the performance of any repairs, alterations or other work to or in any Owned Real Property or in any streets bounding the Owned Real Property.  Each parcel of Owned Real Property is considered a separate parcel of land for taxing and conveyancing purposes.  There is no pending condemnation, expropriation, eminent domain, or similar proceeding affecting all or any portion of the Owned Real Property.  All public utilities (including water, gas, electric, storm and sanitary sewage, and telephone utilities) required to operate each Property are available to the Owned Real Property and enter the boundaries of the Owned Real Property through adjoining public streets or permanent, irrevocable easements or rights-of-way of record in favor of the Acquired Companies.  This provision shall not be deemed to provide representations and warranties involving Environmental Laws, which are addressed solely by Section 3.16.

(g)Sufficiency of Assets.  The Assets held by the Acquired Companies include all of the assets, properties, and rights of every type and description that are used or intended for use in the conduct of the Transferred Business as conducted prior to the Closing, including after giving effect to the Restructuring.  The Assets that are material to the operation of the Transferred Business are in good working order and repair (normal industry wear and tear excepted), have been operated and maintained in the ordinary course of business and consistent with prudent industry standards and are suitable and in adequate condition for the use consistent with past practices and prudent industry practices.

3.9Tax Matters.

  Except as set forth on Schedule 3.9 of the Disclosure Schedules:

(a)Each of the Acquired Companies has filed all material Tax Returns that are required to be filed by them.  All such Tax Returns were filed timely (taking into account for this purpose requested extensions of time to file) and were complete and accurate in all material respects.  All Taxes due and owing by each of the Acquired Companies have been paid in full or properly accrued on their balance sheets by the Acquired Companies and accounted for by the Parties as Pre-Closing Taxes as provided for in Section 1.9(d) of this Agreement.  All Taxes which each of the Acquired Companies are obligated to withhold from amounts owing to any employee, creditor, or third party have been fully paid or properly accrued.

(b)There is no dispute over any Tax, deficiency for any Tax, or claim for additional Taxes that has been asserted in writing or assessed by any taxing authority against the Acquired Companies, which has not been paid in full, properly reserved by the Acquired Companies, if contested, or otherwise resolved with the applicable Governmental Body.  No Acquired Company has waived any statute of limitations in respect of Taxes beyond the date hereof or agreed to any extension of time beyond the date hereof with respect to a Tax assessment or deficiency.  No Acquired Company currently is the beneficiary of any extension of time within which to file any Tax Return.  No claim has ever been made by an authority in a jurisdiction where an Acquired Company does not file Tax Returns that an Acquired Company is or may be subject to taxation by that jurisdiction.  There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the Assets of the Acquired Companies.  The Acquired Companies have appropriately reserved on their balance sheets for all Taxes that are not yet due and payable by the Acquired Companies (whether or not shown on any Tax Return).  No Acquired Company is a party to any Tax allocation or sharing agreement.

(c)No Acquired Company has any Liability for Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Law), as a transferee or successor, by contract, or otherwise.

(d)No Acquired Company has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Code Section 897(c)(1)(A)(ii).

(e)No Acquired Company has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(f)No Acquired Company will be required to include any item in, or exclude any item of deduction from, taxable income for any Taxable Period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a Taxable Period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local, or non-U.S. income Tax Law) executed on or prior to the Closing Date; (iii) intercompany transaction or excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local, or non-U.S. income Tax Law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date other than prepaid amounts received in the ordinary course of business.

(g)No Acquired Company has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355.

(h)The Company has in effect a validly existing election to be treated, and is properly so treated, as an “S corporation” within the meaning of Section 1361 of the Code.

(i)No assets of the Company or any Subsidiary of the Company are subject to the tax described in Section 1374 or 1375 of the Code (or any corresponding or similar provisions of state or local Tax Law).

(j)The Company has in effect a validly existing election (or is so treated due to its federal election) to be treated as an “S corporation” in all states and local jurisdictions which recognize such status and in which it would, absent such an election, be subject to corporate Income Tax;

(k)Each Subsidiary of the Company either (i) has in effect a validly existing election to be treated as a “qualified subchapter S subsidiary” within the meaning of Section 1361(b)(3) of the Code, or (ii) is treated as a “disregarded entity” within the meaning of the Code.

(l)There are no current or former holders of equity interests in the Company other than the Selling Shareholders who are required to execute the Section 338(h)(10) Forms in order for the Section 338(h)(10) Election to be valid for Tax purposes.

3.10Contracts and Commitments.

(a)Schedule 3.10(a) of the Disclosure Schedules identifies (with reference to each of the subsections below) certain Contracts of the Acquired Companies, including each Material Contract (as defined below).  For purposes of this Agreement, each of the following shall be deemed to be a “Material Contract”:

(i)any Contract with any Governmental Body to which any Acquired Company is a party;

(ii)any Contract that limits or purports to limit the ability of any Acquired Company or any officer or employee of any Acquired Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

(iii)any Contract that limits or purports to limit the ability of any Acquired Company or any officer or employee of any Acquired Company to solicit any customers;

(iv)(A) any Contract between or among any Acquired Company and the Company or any Affiliate of the Company and (B) any Contract with a Related Party;

(v)any Contract that is terminable upon or prohibits a change of ownership or control of any Acquired Company;

(vi)any Contract for capital expenditures or the acquisition or construction of fixed assets requiring the payment by any Acquired Company of an amount in excess of  $125,000;

(vii)any Contract of any Acquired Company that provides for an increased payment or benefit, or accelerated vesting, upon the execution hereof or the Closing or in connection with the transactions contemplated hereby;

(viii)any Contract granting any Person a Lien on all or any part of any Asset of the Transferred Business or any Acquired Company other than equipment leases entered into in the ordinary course of business;

(ix)any Contract relating to any completed business acquisition by any Acquired Company within the last thirty-six (36) months;

(x)any collective bargaining agreement;

(xi)any Contract for the employment of any officer, individual employee or other Person on a full-time or consulting basis providing for base compensation in excess of $150,000 per annum;

(xii)any Contract relating to Indebtedness, the borrowing of money, or to mortgaging, pledging shares on any of the Acquired Companies, or otherwise placing a Lien on any of the Assets;

(xiii)any Contract granting to any Person an option or a first refusal, first-offer, exclusivity, or similar preferential right to purchase or acquire any Assets of any Acquired Company;

(xiv)any Contract that contains “most favored nation” or equivalent preferential pricing terms for the benefit of any Person other than the Acquired Companies;

(xv)any Contract with any Agent, distributor, or Representative of any Acquired Company that is not terminable without penalty on ninety (90) days’ or less notice;

(xvi)any Contract providing for the indemnification of any officer, director, employee, or other Person by any Acquired Company other than in the ordinary course of business and in the Acquired Company’s Organizational Documents; and

(xvii)any joint venture or partnership Contract of any Acquired Company or any other Contract providing for the sharing of any profits by any Acquired Company.

(b)Except as disclosed on Schedule 3.10(b) of the Disclosure Schedules, (i) each Material Contract is in full force and effect and enforceable by each Acquired Company party thereto in accordance with its respective terms, (ii) no Acquired Company is, and to the Knowledge of the Company, no other party to a Material Contract is, in breach or default under any Material Contract, (iii) to the Company’s Knowledge, no event has occurred that, with notice or the passage of time or both, would reasonably be expected to (A) constitute a breach or default under, (B) give any Person the right to receive or require a refund, rebate, chargeback, penalty, or change in delivery schedule under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract, or (D) give any Person the right to cancel, terminate, or modify any Material Contract (exclusive of any right to do so at any time upon prior notice independent of the occurrence of such event), and (iv) no Acquired Company has given, nor has any Acquired Company received from any other Person, any written notice or other written communication regarding the existence of any material breach of, or material default under, any Material Contract.

3.11Intellectual Property.

(a)Schedule 3.11 of the Disclosure Schedules sets forth a list, as of the date of this Agreement, of all of the United States and foreign: (i) issued Patents and Patent applications; (ii) registered Trademarks, Trademark applications, and unregistered Trademarks; (iii) registered Copyrights and Copyright applications; (iv) Internet domain name registrations; and (v) proprietary Software, in each case owned by each of the Acquired Companies (whether individually or jointly with others) (the “Cohiba Intellectual Property”).  Each of the Acquired Companies have the legal right to use, free and clear of all Liens other than the Permitted Liens and Liens that will be released at or prior to Closing, all Proprietary Information that is used in or otherwise material to the conduct of the Transferred Business.

(b)Except as set forth on Schedule 3.11(b) of the Disclosure Schedules, the applicable Acquired Company exclusively owns the entire right, title, and interest in and to the Cohiba Intellectual Property free and clear of all Liens other than Permitted Liens and Liens that will be released at or prior to Closing.  Except for (A) any non-exclusive licenses to Intellectual Property granted to suppliers of the Acquired Companies or customers of the Acquired Companies in the ordinary course of business, and (B) any non-exclusive licenses to use data or other deliverables, the Acquired Companies have not granted any currently in-force license for use of any Intellectual Property used in connection with the Transferred Business.  Except for any Actions that may be pending in the ordinary course of patent prosecution before the United States Patent and Trademark Office or its foreign equivalents, none of the Intellectual Property owned by any of the Acquired Companies is subject to any outstanding Order or settlement restricting the use, enforcement, ownership, patenting, registration, transfer, or disposition thereof in any material respect.

(c)All Intellectual Property owned by any of the Acquired Companies that is registered (including all issued Patents) is in force (other than Patents that have expired at the end of their non-renewable statutory term) and, with respect to Patents, is valid, enforceable, and correctly and completely identifies inventorship.  All Intellectual Property owned by any of the Acquired Companies that currently is the subject of a pending application for registration is pending without challenge (other than Actions that may be pending in the ordinary course before the United States Patent and Trademark Office or its foreign equivalents).

(d)Except for Actions that may be pending in the ordinary course of prosecution before the United States Patent and Trademark Office or its foreign equivalents, there are no Actions pending or, to the Knowledge of the Company, threatened, against any Acquired Company that (A) allege that any use of any of the Cohiba Intellectual Property or Licensed Intellectual Property (collectively, “Business Intellectual Property”), or the conduct of the Transferred Business, or the manufacture, use, practice, offer for sale, or sale of the products and services of the Transferred Business, directly or indirectly infringes, misappropriates, or otherwise conflicts with the Intellectual Property of another Person or may do so, or (B) challenge or otherwise call into question ownership, validity, enforceability, patentability, registrability, or use of any Business Intellectual Property.  The conduct of the Transferred Business, and the manufacture, use, practice, offer for sale, or sale of the products and services of the Transferred Business, has not directly or indirectly infringed, misappropriated, or otherwise conflicted with any Intellectual Property of another Person.

3.12Litigation

.  Except as set forth on Schedule 3.12 of the Disclosure Schedules, there is no Action pending or, to the Knowledge of the Company, threatened, whether at law or in equity, and whether before or by any Governmental Body or before any arbitrator, arbitration panel, mediator, or mediation panel, (a) to which any Acquired Company or any of the Assets owned or used by, or any employee of, any Acquired Company is subject and which involves claims of Losses that would reasonably be expected to exceed, individually or collectively, $500,000 or (b) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with the transactions contemplated by this Agreement.  To the Company’s Knowledge, there are no Orders binding upon any Acquired Company or to which any of the Assets are subject.

3.13Employee Benefit Plans

.

(a)Except as listed on Schedule 3.13(a) of the Disclosure Schedules, with respect to employees of the Acquired Companies, none of the Acquired Companies has maintained, sponsored, entered into or contributed to any “employee benefit plans” within the meaning of Section 3(3) of ERISA, stock option, equity or non-equity, deferred compensation, bonus, fringe benefit, sick leave, vacation, paid or unpaid leave, profit sharing, retirement, deferred compensation, medical, life, disability, accident, salary continuation, severance, change-of-control or employment benefit plans, programs, or agreements (whether or not insured) (the “Plans”).  No Acquired Company has announced or otherwise made a commitment to implement any arrangement that, if implemented, would be a Plan.  Each of the Pension Plans that is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service or is in the form of a prototype plan that is the subject of a favorable opinion letter from the Internal Revenue Service.  To the Knowledge of the Company, since the date of each such determination or opinion letter, no event has occurred and no condition or circumstance exists that has resulted or is reasonably likely to result in the revocation of any such determination letter or the inability of the Acquired Companies to rely on any such opinion letter or that is reasonably likely to adversely affect the qualified status of such Plan or the exempt status of any such trust established under such Plan.  The Plans comply in form and have been maintained and operated with the requirements of all applicable Laws in all material respects, including the Code and ERISA and in accordance with their terms, and all required contributions have been timely made.    With respect to each Plan, the Company

has made available or caused to be made available to Buyer, to the extent applicable, true and complete copies of the plan document (or, in the case of any unwritten Plan, a written summary of the terms of such Plan), the summary plan description, the trust agreement, the three most recent Form 5500 Annual Reports, and all related agreements, insurance contracts, and other agreements by which such Plan is established, operated, administered, or funded.

(b)Neither the Acquired Companies, any director, officer, or employee of the Acquired Companies has engaged in any transaction with respect to any Plan sponsored by the Company or breached any applicable fiduciary responsibility or obligation under Title I of ERISA that would subject any of them to a Tax, penalty or Liability for prohibited transactions or breach of any obligations under ERISA or the Code or would result in any claim being made under, by, or on behalf of any such Plan by any party with standing to make such a claim.  No Acquired Company has incurred any Liability or civil penalty under Section 409, 502(c), or 502(l) of ERISA or Liability for any Tax or excise tax arising under Chapter 43 or Section 6652 of the Code with respect to any Plan.  No amounts deferred under any Plan are, or upon vesting will be, subject to the interest and additional Tax set forth under Section 409A(a)(1)(B) of the Code.

(c)There are no Actions pending or, to the Knowledge of the Company, threatened against or with respect to any Plan or the assets of any Plan (other than routine claims for benefits and appeals of denied claims) and no civil or criminal Action brought pursuant to ERISA is pending or, to the Knowledge of the Company, threatened against any Acquired Company or any fiduciary of any Plan with respect to any such Plan.  No Acquired Company has received any written notice that any Plan or any fiduciary thereof is presently the direct or indirect subject of an audit, investigation, or examination by any governmental or quasi-governmental agency and no such Action, to the Knowledge of the Company, has been threatened.

(d)None of the Plans (i) is subject to Title IV of ERISA, (ii) provides for medical or life insurance benefits to retired or former employees of the Acquired Companies (other than under Section 4980B of the Code, or similar state Law), (iii) is a multiemployer plan, within the meaning of Section 4001(a)(3) of ERISA, a multiple employer plan, within the meaning of Section 413(c) of the Code, or a multiple employer welfare arrangement within the meaning of Section 3(40) of ERISA or (iv) entitles any individual to a gross-up payment from the Acquired Companies with respect to any Tax obligation under Section 4999 or 409A of the Code, and none of the Acquired Companies have any material liability with respect to any such plans described in clauses (i) through (iv) sponsored by an ERISA Affiliate.

(e)Except as set forth on Schedule 3.13(e) of the Disclosure Schedules, neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement shall (i) entitle any employees, directors, or independent contractors of the Acquired Companies or any other Person to severance pay or any increase in severance pay on any termination of employment after the date of this Agreement, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other material obligation pursuant to, any of the Plans or otherwise, (iii) limit or restrict the right of the Acquired Companies to merge, amend, or terminate any of the Plans or (iv) result in an “excess parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code and the Treasury Regulations thereunder, without regard to whether such payment or acceleration is reasonable compensation for personal services performed or to be performed in the future.

(f)Each Acquired Company and each ERISA Affiliate has at all relevant times properly classified their employees as “full-time employees” (as such term is defined in Section 4980H of the Code and the regulations issued thereunder) and complied in all material respects with the related Patient Protection and Affordable Care Act of 2010 reporting requirements under Sections 6055 and 6056 of the Code.  None of the Acquired Companies or any ERISA Affiliate is or could be subject to any material penalty under Section 4980H(a) of the Code with respect to any Plan that is a group health plan.

3.14Insurance.

  Schedule 3.14 of the Disclosure Schedules contains a list of each of the insurance policies (the “Insurance Policies”) and self-insurance programs relating to or able to pay claims arising out of the products, properties, Assets, Liabilities, business, or operations of any Acquired Company.  Each of the Insurance Policies is in full force and effect and able to pay such claims notwithstanding any expiration of its policy period.  To the Knowledge of the Company, none of the Acquired Companies is in default under any Insurance Policies.  As of the date hereof, all Insurance Policies’ premiums due have been paid, and no Acquired Company has received any written notice nor, to the Knowledge of the Company, is any notice expected to be received, regarding any actual or possible (a) notice of cancellation or termination (or intent to cancel or terminate) of any of the Insurance Policies, (b) refusal of any coverage or rejection of any material claim under any of the Insurance Policies, or (c) material adjustment in the amount of premiums payable with respect to any of the Insurance Policies.

3.15Compliance with Laws.

  Each of the Acquired Companies is, and at all times since January 1, 2015 has been, in compliance in all material respects with all Laws applicable to it or to the conduct of its business or the ownership of its Assets.  Since January 1, 2015, no Acquired Company has received any written notice of any actual or alleged claim or violation of any Law.  This Section 3.15 excludes compliance with Environmental Laws, which are addressed solely by Section 3.16.

3.16Environmental Matters.

  Except as set forth on Schedule 3.16 of the Disclosure Schedules:

(a)Each of the Acquired Companies is and at all times since January 1, 2013 has been, in compliance in all material respects with all applicable Environmental Laws; provided, that with respect to assets acquired by the Acquired Companies in the Langdale Transaction, the representations and warranties made in this Section 3.16(a) shall be made solely for periods from and after the closing of the Langdale Transaction.

(b)No Acquired Company has received since January 1, 2013 or is aware of any pending or threatened material Environmental Claim, notice or other written or, to the Knowledge of the Company, oral communication stating, alleging, or otherwise contending in any manner that it is not in compliance with Environmental Laws; provided, that with respect to assets acquired by the Acquired Companies in the Langdale Transaction, the representations and warranties made in this Section 3.16(b) shall be made solely for periods from and after the closing of the Langdale Transaction.

(c)Each of the Acquired Companies has obtained and, since January 1, 2013, has been in compliance in all material respects with all Governmental Authorizations and other approvals of any type required under Environmental Laws to operate at each Leased Real Property and Owned Real Property and to carry on its business as now conducted, and there are currently no uncured violations of the terms or conditions of any such approvals which could reasonably be expected to result in material Environmental Liability for the Company; provided, that with respect to the assets acquired by the Acquired Companies in the Langdale Transaction, the representations and warranties made in this Section 3.16(c) shall be made for periods from and after the closing of the Langdale Transaction.  Schedule 3.16(c) of the Disclosure Schedules lists all Governmental Authorizations and other approvals of any type required under Environmental Laws to operate at each Leased Real Property and Owned Real Property or with respect to the Acquired Companies to carry on their respective businesses as now conducted.

(d)No Acquired Company has presently retained or assumed, either contractually or, to the Knowledge of the Company, by operation of law, the Environmental Liability of any other person which could reasonably be expected to result in material Environmental Liability for the Company; provided, that with respect to assets acquired by the Acquired Companies in the Langdale Transaction, the representations and warranties made in this Section 3.16(d) shall be made solely for periods from and after the closing of the Langdale Transaction.

(e)Since January 1, 2013, there have been no actions, activities, circumstances, conditions, events, or incidents, that would reasonably be expected to result in a material Environmental Claim or material Environmental Liability against or with respect to any Acquired Company, including but not limited to Environmental Claims or Environmental Liabilities associated with the presence, release or disposal of Hazardous Substances at or from (1) the Leased Real Property or Owned Real Property, (2) properties formerly owned or leased by any Acquired Company, or (3) third party disposal sites; provided, that with respect to assets acquired by the Acquired Companies in the Langdale Transaction, the representations made in this Section 3.16(e) shall be made solely for periods from and after the closing of the Acquired Companies’ acquisition of such assets.

(f)The Company has provided or otherwise made available to Buyer all material environmental reports, data, results of investigations, audits, inspection reports, notices of violation, enforcement documents, permitting documents, and correspondence with Governmental Bodies that is in the possession of or reasonably available to the Acquired Companies regarding (1) environmental matters pertaining to the operation of the Transferred Business, or (2) the environmental condition of the Leased Real Property or the Owned Real Property.

(g)No Acquired Company is required by any Environmental Law by virtue of the transactions contemplated by this Agreement, or as a condition to the effectiveness of the transactions contemplated by this Agreement, (i) to perform a site assessment for Hazardous Substances, (ii) to remove or remediate Hazardous Substances, (iii) to give notice to or receive approval from any Governmental Body with respect to any environmental matters, (iv) to record or deliver to any Person any disclosure document or statement pertaining to environmental matters, or (v) to obtain or transfer any Governmental Authorization or other approval required by Environmental Laws on or after the Closing.  The representations and warranties in this Section 3.16(g) shall not apply to the Hazardous Waste Management Permit, as defined in the Langdale Transaction.

3.17Affiliated Transactions.

  Except as set forth on Schedule 3.17 of the Disclosure Schedules, (a) no Acquired Company is party to any Contract with any Related Party and (b) neither the Company nor, to the Knowledge of the Company, any Related Party (i) owns, directly or indirectly, and whether on an individual, joint, or other basis, any interest in any Person that is a service provider, supplier, customer, or competitor of an Acquired Company, (ii) serves as an officer, director, or employee of any Person that is a service provider, supplier, customer, or competitor of an Acquired Company, or (iii) has received any loans from or is otherwise a debtor of, or made any loans to or is otherwise a creditor of, any Acquired Company.  Neither the Company, nor to the Knowledge of the Company, any other Related Party (x) is competing, or has at any time since December 31, 2013 competed, directly or indirectly, with any Acquired Company, or (y) has any claim or right against any Acquired Company.  The Company has caused all Contracts with Related Parties or with any of their Affiliates to be terminated and, if applicable, all outstanding balances owed to the Acquired Companies collected prior to the Closing without the incurrence of any penalty or the payment of any termination fee, in either case, to be paid by any Acquired Company at or after the Closing.

3.18Employment and Labor Matters.

  Except as set forth on Schedule 3.18 of the Disclosure Schedules, (a) no Acquired Company is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strike, claim of unfair labor practices, or other material collective bargaining dispute within the past two years, (b)  (i) there are no employment-related material disputes pending or, to the Knowledge of the Company, threatened between any Acquired Company and any of its employees and (ii) to the Knowledge of the Company, there are no current union organizational activities involving employees of any Acquired Company.

3.19Accounts Receivable; Customers; Suppliers.

(a)Accounts Receivable.  All Receivables reflected on the Latest Balance Sheet are current and collectible net of the reserve shown on the Latest Balance Sheet (which reserve is adequate and calculated consistent with past practice in the preparation of the Financial Statements).  Subject to such reserve, each Receivable either has been or will be collected in full, without any setoff, expense, or other reduction, within 120 days after the date on which it first becomes due and payable.  To the Knowledge of the Company, the debtors to which the Receivables relate are not in or subject to a bankruptcy or insolvency proceeding and none of the Receivables have been made subject to an assignment for the benefit of creditors.  All Receivables reflected on the Latest Balance Sheet (i) represent monies due for goods sold and delivered or services rendered from bona fide transactions in the ordinary course of business, and (ii) to the Knowledge of the Company, are not subject to any refund, rebate, or adjustment or any defense, right of set-off, assignment, restriction, security interest, or other Lien, including under any Contract, other than in the ordinary course of business.  No Acquired Company has factored any of its Receivables.

(b)Customers.  None of the top ten (10) customers of the Company for each of the fiscal years of 2016 and 2017 has advised any Acquired Company in writing or, to the Knowledge of the Company, orally that it is not continuing, or is terminating or making a material adverse change with respect to, its business with the Transferred Business and, to the Knowledge of the Company, (i) no such Person has any intention to do so and (ii) the consummation of the Closing will not materially adversely affect any of such relationships.

(c)Suppliers.  Schedule 3.19(c) of the Disclosure Schedules contains a true, accurate, and complete list of each supplier or service provider, including tolling processors, of any Acquired Company that accounted for more than $500,000 of the accounts payable incurred by the Acquired Companies, either individually or in the aggregate, for each of the fiscal years of 2016 and 2017.  The accounts payable of the Acquired Companies reflected on Schedule 3.19(c) of the Disclosure Schedules arose from bona fide transactions in the ordinary course of business.  There has not been any material adverse change in the business relationship of the Transferred Business with any supplier, including any tolling processor, from whom the Transferred Business purchased more than five percent (5%) of the goods or services (on a consolidated basis) which it purchased during calendar year 2016 or calendar year 2017.  None of the Persons identified on Schedule 3.19(c) of the Disclosure Schedules has advised any Acquired Company in writing or, to the Knowledge of the Company, orally that it is not continuing, or is terminating or making a material reduction with respect to, its business with the Transferred Business and, to the Knowledge of the Company, (i) no such Person has any intention to do so and (ii) the consummation of the Closing will not materially adversely affect any of such relationships.

3.20Governmental Authorizations.

  A complete and accurate list of Governmental Authorizations maintained by each Acquired Company is set forth on Schedule 3.20 of the Disclosure Schedules.  The Governmental Authorizations set forth on Schedule 3.20 of the Disclosure Schedules are the only Governmental Authorizations necessary for the conduct of each Acquired Company’s business as presently conducted (except where failure to obtain such Governmental Authorizations is not, or would not reasonably be expected to be, material to such Acquired Company).  Each Acquired Company is in compliance with the Governmental Authorizations set forth in Schedule 3.20 of the Disclosure Schedules (except where failure to comply with such Governmental Authorizations is not, or would not reasonably be expected to be, material to such Acquired Company).  Neither the execution nor delivery by the Acquired Companies of any of the Transaction Documents to which it is or will be a party, the consummation by the Acquired Companies of the transactions contemplated hereby and thereby, nor the performance by the Acquired Companies of their obligations hereunder and thereunder will violate, or give any Person the right to revoke, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Acquired Company that could reasonably result in a material loss to the Company.  This Section 3.20 excludes any Governmental Authorizations related to Environmental Law.

3.21Inventory.

  All inventories of the Acquired Companies (including raw materials, work-in-progress, and finished goods) used in the Transferred Business (collectively, “Inventory”) is valued on the books and records of the Acquired Companies at the lower of cost

or market.   All of the finished goods Inventory is in good, merchantable, and usable condition and is salable in the ordinary course of business within a reasonable period of time and at normal profit margins.  All of the raw materials and work-in-progress Inventory can reasonably be expected to be consumed in the ordinary course of business within a reasonable period of time.  Except as disclosed in Schedule 3.21 of the Disclosure Schedules, none of the Inventory is obsolete, slow-moving, has been consigned to others, or is on consignment from others.

3.22Warranty and Product Liability

. Except for Liabilities for which there is a reserve reflected in the Carve-Out Audited Financial Statements (a) there are no actual or potential claims outstanding, pending or, to the Knowledge of the Company, threatened involving a service provided or a product designed, manufactured, serviced, produced, modified, distributed, or sold by or on behalf of the Acquired Companies relating to an alleged defect in design, manufacture, materials or workmanship, performance, or alleged failure to warn, or an alleged breach of any guarantee or warranties or representations, other than notices or claims that have been settled or resolved prior to the date of this Agreement or that are within normal warranty experience and (b) there is no material defect with respect to any of the Acquired Companies’ products.

3.23Indebtedness.

  Except as set forth on Schedule 3.23 of the Disclosure Schedules, no Acquired Company has any Indebtedness as of the date hereof.

3.24Internal Controls.

(a)Each of the Acquired Companies maintain accurate books and records reflecting their respective Assets and Liabilities and maintain proper and adequate internal accounting controls which provide reasonable assurance, in light of the Acquired Companies’ size and private ownership, that (i) transactions are executed with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of the financial statements of each Acquired Company in material conformity with GAAP, (iii) the reporting of each of the Acquired Companies’ Assets is compared with existing assets at regular intervals, and (iv) accounts, notes, and other Receivables and Inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

(b)The management of each of the Acquired Companies has designed reasonable procedures, in light of the Acquired Companies’ size and private ownership, to ensure that material information relating to such Acquired Company is made known to the management of such Acquired Company by others within such Acquired Company.

(c)No Acquired Company nor, to the Knowledge of the Company, any auditor, accountant, or Representative of any Acquired Company has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion, or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies, or methods of any Acquired Company or their respective internal accounting controls, including any material complaint, allegation, assertion, or claim that any Acquired Company has engaged in questionable accounting or auditing practices.

3.25Brokerage

.  Except as set forth on Schedule 3.25 of the Disclosure Schedules, there are no claims for brokerage commissions, finders’ fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of any Acquired Company.

4.	Representations and Warranties of the Selling Shareholders.

Each Selling Shareholder, severally and not jointly, hereby represents and warrants to Buyer and Merger Sub as follows:

4.1	Authority; Enforceability; No Violation; Consents; Title to Shares; Waiver of Notice and Dissenter’s Rights.

(a)Authority; Authorization of Merger.  The Selling Shareholder has all requisite legal power and authority to execute and deliver this Agreement and the other Transaction Documents required to be delivered by the Selling Shareholder and to which the Selling Shareholder is a party, to consummate the transactions contemplated hereby and thereby, and to perform the Selling Shareholder’s obligations under each Transaction Document.  The execution and delivery by the Selling Shareholder of each of the Transaction Documents to which he or she is or will be a party and the performance by the Selling Shareholder of the Selling Shareholder’s obligations hereunder and thereunder have been duly and validly authorized by all necessary action on the part of the Selling Shareholder.  Each of the Transaction Documents to which the Selling Shareholder is or will be a party is, or upon his or her execution and delivery will be (assuming the valid authorization, execution, and delivery of such Transaction Document by the other parties thereto), a valid and binding obligation of the Selling Shareholder, enforceable against the Selling Shareholder in accordance with the terms thereof, except to the extent that such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or other similar Law relating to creditors’ rights generally and to general principles of equity.  The Selling Shareholder has delivered to the Company the Selling Shareholder’s duly executed written consent, on behalf of all shares of capital stock of the Company held by such Selling Shareholder, adopting and approving this Agreement and the Merger in accordance with the applicable requirements of the SCBCA, and each such written consent remains in full force and effect.

(b)No Violation.  Neither the execution or delivery by the Selling Shareholder of any of the Transaction Documents to which he or she is or will be a party, the consummation by the Selling Shareholder of the transactions contemplated hereby and thereby, nor the performance by the Selling Shareholder of his or her obligations hereunder and thereunder will (i) violate, or give any Governmental Body or other Person the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Law or Order, in each case, applicable to the shares of capital stock of the Company held by the Selling Shareholder of record or beneficially, (ii) result in the imposition of any Lien upon or with respect to any share of the Company’s capital stock owned by the Selling Shareholder, or (iii) violate, result in a breach of, or constitute (with notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation, rebate, chargeback, or acceleration under, or a right to a penalty, premium, or change in delivery schedule under, any of the terms of, any Contract to which any Selling Shareholder is a party or by which he or she or any of his or her properties or assets may be bound or affected.

(c)Consents.  No filing with, and no permit, authorization, consent, or approval of, any Person is necessary for the Selling Shareholder’s execution and delivery of the Transaction Documents, the consummation by the Selling Shareholder of the transactions contemplated hereby or thereby, or the Selling Shareholder’s performance of his or her obligations hereunder or thereunder.

(d)Title to Shares; Dividends.  The Selling Shareholder is the sole record and beneficial owner, free and clear of any and all Liens, of the number of Shares set forth opposite such Selling Shareholder’s name on Schedule 3.5(a) of the Disclosure Schedules, and the Shares set forth therein constitute all of the Shares beneficially owned or held of record by the Selling Shareholder.  Schedule 3.5(a) of the Disclosure Schedules sets forth a true and correct list of, as of the date hereof, and as of immediately prior to the Effective Time, the name and the current address (or the last known address to the Company) of the Selling Shareholder’s Shares and the number of the Shares held by such Selling Shareholder.  All of the Selling Shareholder’s Shares have been duly authorized, are validly issued, fully paid and nonassessable and have been offered, issued, sold and delivered in compliance in all material respects with the Company’s Organizational Documents.  Except for the Transaction Documents, there are no options, warrants, rights, convertible securities, or other agreements or commitments (written or oral) obligating the Selling Shareholder with respect to the shares of the Company’s capital stock owned by the Selling Shareholder to transfer or sell, or cause the issuance, transfer or sale of, any such shares of capital stock.  The Selling Shareholder has no claim for unpaid dividends in respect of any capital stock of the Company.

(e)Waiver.  The Selling Shareholder hereby irrevocably and unconditionally (i) waives, and agrees to cause to be waived and to prevent the exercise of, any dissenters’ rights, any rights of appraisal and any similar rights, including those rights that are granted pursuant to Chapter 13 of the SCBCA, as applicable, that the Selling Shareholder or any other Person may have by virtue of the ownership by his or her of the shares of Company Common Stock, with respect to the transactions contemplated by this Agreement; and (ii) waives, and agrees to cause to be waived, any rights to notice of any meeting of the Selling Shareholders to adopt and approve this Agreement and authorize the Merger.

4.2Litigation

.  There are no claims, actions, suits, or other proceedings pending or, to the knowledge of the Selling Shareholder, threatened against the Selling Shareholder in, before, or by any domestic or foreign governmental authority or regulatory body or any Person relating to the transactions contemplated by this Agreement.

4.3	Acquired Companies.

  Other than as set forth on Schedule 4.3, no Selling Shareholder has any Liability to any of the Acquired Companies and no Acquired Company has any Liability to the Selling Shareholder.

4.4	Brokerage.

  Except as set forth on Schedule 4.4 of the Disclosure Schedules, no agent, broker, investment banker, or other similar Person acting on behalf of the Selling Shareholder or under the authority of the Selling Shareholder is or will be entitled to any fee or commission or other amount, directly or indirectly, from the Selling Shareholder in connection with any of the transactions contemplated hereby.

5.	Representations and Warranties of Buyer and Merger Sub.

Buyer and each of Merger Sub hereby represent and warrant to the Company and the Selling Shareholders as follows:

5.1Organization; Good Standing; Authority; Enforceability; No Violation; Valid Issuance.

(a)Organization; Good Standing; Authority; Enforceability.  Buyer is a corporation duly organized, validly existing, and subsisting under the Laws of the Commonwealth of Pennsylvania.  Merger Sub is a corporation duly organized, validly existing, and in good standing under the Laws of the State of South Carolina.  Each of Buyer and Merger Sub have all requisite corporate or limited liability company power and authority, as applicable, to execute and deliver each of the Transaction Documents to which it is or will be a party as contemplated hereby and to perform its obligations under each such Transaction Document.  The execution and delivery by Buyer and Merger Sub of each of the Transaction Documents to which it is a party and the performance by Buyer and Merger Sub of its obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate or limited liability company action, as applicable, on the part of Buyer and Merger Sub.  Each Transaction Document to which Buyer and Merger Sub is a party has been, or upon its execution and delivery will be, duly and validly executed and delivered by Buyer and Merger Sub and is, or upon its execution and delivery will be (assuming the valid authorization, execution and delivery of such Transaction Document by the other parties thereto), a valid and binding obligation of Buyer or Merger Sub, enforceable against them in accordance with their terms, except to the extent that such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or other similar Law relating to creditors’ rights generally and to general principles of equity.

(b)No Violation.  Neither the execution or delivery by each of Buyer and Merger Sub of any of the Transaction Documents to which it is or will be a party, the consummation by each of Buyer and Merger Sub of the transactions contemplated hereby and thereby, nor the performance by each of Buyer and Merger Sub of its obligations hereunder or thereunder will (i) violate any provision of the Organizational Documents of Buyer or Merger Sub, respectively, or (ii) violate any Law or Order, applicable to Buyer or Merger Sub or their respective assets, except in the case of each of the foregoing clauses (i) and (ii), any such violations, breaches or defaults that would not reasonably be likely to materially impair the ability of Buyer or Merger Sub to perform its obligations under the Transaction Documents to which it is or will be a party and to consummate the transactions contemplated hereunder or thereunder.

5.2Consents.

  No permit, consent, approval, authorization of, declaration to, or filing with, any Person (governmental or private) is required for the valid authorization, execution, or delivery by Buyer or Merger Sub of, or performance under, any Transaction Document to which it is or will be a party as contemplated hereunder or for its consummation of the transactions contemplated hereunder or thereunder.  Buyer has made all required filings under the HSR Act and any applicable foreign competition Laws, and all applicable waiting periods affecting the Closing have expired or been terminated.

5.3No Prior Merger Sub Operations.

  Merger Sub was formed solely for the purpose of effecting the Merger, and has not engaged in any business activities or conducted any operations other than in connection with the Transactions.

5.4Brokers.

  Except for Wells Fargo Securities, LLC, no agent, broker, investment banker, or other similar Person acting on behalf of Buyer or Merger Sub or under the authority of Buyer or Merger Sub is or will be entitled to any fee or commission or other amount, directly or indirectly, from Buyer or Merger Sub at any time in connection with any of the transactions contemplated hereby.

6.	Covenants.

6.1Tax Matters.

(a)Tax Indemnification.

(i)The Selling Shareholders shall, jointly and severally, indemnify the Buyer, the Surviving Corporation and its Subsidiaries and Buyer’s Affiliates (each a “Buyer Tax Indemnified Party”) for (A) all Taxes of or imposed on the Company or any Subsidiary of the Company for all Taxable Periods ending on or prior to the Closing Date and the portion of the Taxable Period through the end of the Closing Date (any such period, a “Pre-Closing Period”) and for the pre-Closing portion of any Straddle Period, specifically including, without limitation, any Taxes imposed under Code Sections 1374 or 1375 (and any state or local statutes that are comparable or equivalent to Code Sections 1374 or 1375), all Taxes for any Pre-Closing Period or the pre-Closing portion of any Straddle Period that are attributable to the Section 338(h)(10) Election, all Taxes that are attributable to a breach of the representations set forth in Sections 3.9(h) through 3.9(l), and any state Taxes that are required to be paid by the Company or any Subsidiary of the Company on behalf of the Selling Shareholders on a composite or other Tax Return to the extent that a Buyer Tax Indemnified Party has not otherwise received payment of such Taxes from the Selling Shareholders or been reimbursed by the Selling Shareholders for such Taxes; (B) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company or any Subsidiary of the Company (or any predecessor of any of them) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulations Section 1.1502-6 or any analogous or similar Law; (C) all Taxes of any Person (including the Selling Shareholders) imposed on any of the Company or any Subsidiary of the Company as a transferee or successor, by contract or pursuant to Law for any Pre-Closing Period or Straddle Period; (D) the Selling Shareholders’ portion of any Transfer Taxes as contemplated pursuant to Section 6.1(f); and (E) and the breach of any representation, warranty, covenant or agreement related to Taxes set forth in Section 3.9 of this Agreement to the extent are not otherwise covered by clauses (A)-(D) of this Section 6.1(a)(i).  The Selling Shareholders shall pay the Buyer Tax Indemnified Parties for any Taxes of the Company or any Subsidiary of the Company that are the responsibility of the Selling Shareholders pursuant to this Section 6.1 by wire transfer of immediately available funds to such account designated in writing by a Buyer

Tax Indemnified Party upon the later of (i) two (2) days following notice by a Buyer Tax Indemnified Party that an amount for Taxes is or will be due and (ii) two (2) days before such amount is due to a taxing authority.  The indemnification obligations of the Selling Shareholders set forth in this Section 6.1 shall survive indefinitely and shall not be subject to the Indemnification Deductible or the Cap.  For purposes of this Section 6.1, Taxes shall include all Losses incurred or sustained by a Buyer Tax Indemnified Party in connection with the investigation, defense or prosecution of any such claim or any action or proceeding between a Buyer Tax Indemnified Party and the Selling Shareholders or any third party (including any taxing authority).  In the event there is a conflict between any provision of this Section 6.1 and Article 8, the provisions in this Section 6.1 shall control.  The provisions of this Section 6.1 set forth the exclusive indemnification obligations of the Selling Shareholders with respect to Taxes.

(ii)Invalid Section 338(h)(10) Election.  In the event that the Section 338(h)(10) election is an Invalid Section 338(h)(10) Election, the Losses incurred by the Buyer Indemnified Parties by reason of the Invalid Section 338(h)(10) Election shall be conclusively deemed to be $10,000,000.

(b)Tax Liability and Tax Returns.

(i)The Shareholder Representative, with the assistance of the Company, shall prepare and timely file (or cause to be prepared and timely filed), all income Tax Returns (the “Shareholder Representative Filed Tax Returns”) required to be filed by the Company or any of its Subsidiaries for all Pre-Closing Periods.

(ii)Buyer and the Company shall provide such assistance as may be reasonably requested by the Shareholder Representative in connection with the preparation of the Shareholder Representative Filed Tax Returns.  The Shareholder Representative shall provide Buyer for its review and comment a copy of the federal Form 1120S (together with schedules) and any non-income tax returns for any Pre-Closing Period at least twenty (20) Business Days prior to the due date (to the extent reasonably practicable, or, if not, as reasonably practicable prior to such due date) for filing such Tax Returns (after taking into account any applicable extensions or waivers), and Buyer shall provide the Shareholder Representative with its reasonable comments to such Tax Returns, if any, at least ten (10) Business Days prior to such due date (or, if the Tax Returns was provided less than twenty (20) Business Days prior to such due date, as soon as reasonably practicable prior to such due date).  The Shareholder Representative shall timely file (cause to be timely filed or submit to Buyer for filing) such Shareholder Representative Filed Tax Returns.

(iii)Buyer, with the assistance of the Shareholder Representative to the extent reasonably requested by Buyer, shall prepare and timely file (or cause to be so prepared and timely filed) all Tax Returns required to be filed by the Company or any of its Subsidiaries except for any Shareholder Representative Filed Tax Returns (“Buyer Filed Tax Returns”).  Buyer shall provide the Shareholder Representative for its review and comment a copy of any Buyer Filed Tax Return for any Taxable Period that begins before the Closing Date and ends after the Closing Date (a “Straddle Period”) at least twenty (20) Business Days prior to the due date (to the extent reasonably practicable, or, if not, as reasonably practicable prior to such due date) for filing such Tax Return (after taking into account any applicable extensions or waivers), and the Shareholder Representative shall provide Buyer with its reasonable comments to such Tax Return, if any, at least ten (10) Business Days prior to such due date (or, if the Tax Return was provided less than twenty (20) Business Days prior to such due date, as soon as reasonably practicable prior to such due date).

(iv)All Taxes with respect to Pre-Closing Periods and the pre-Closing portion of any Straddle Period shall be paid by the Selling Shareholders, except for Taxes with respect to Pre-Closing Periods that are specifically reflected on the Post-Closing Adjustment Statement setting forth the Closing Date Pre-Closing Taxes and that have been deducted from the Initial Cash Merger Consideration in accordance with Section 1.9(d)(iii).

(c)Straddle Periods.  In the case of any Straddle Period, the amount of any Taxes based on or measured by income or receipts of an entity subject to the indemnity under Section 6.1 or Section 8.2 will be determined based on an interim closing of the books as of the close of business on the Closing Date; provided, however, that the Parties acknowledge that the taxable year of the Company will terminate for Income Tax purposes on the day prior to the Closing Date and that they do not anticipate any Straddle Returns with respect to Income Taxes.  The amount of other Taxes of an entity for a Straddle Period subject to the indemnity under Section 6.1 or Section 8.2 will be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the Taxable Period ending on the Closing Date and the denominator of which is the total number of days in such Straddle Period.

(d)Tax Cooperation. The Shareholder Representative and Buyer agree to furnish or cause to be furnished to each other, upon reasonable request, as promptly as practicable, such information (including access to books and records) and assistance relating to the Company or any of its Subsidiaries as is reasonably requested for the preparation and filing of any Tax Return described in Section 6.1(b), claim for refund, for the preparation of any audit, and for the prosecution or defense of any Tax Claim; provided, however, that Buyer shall obtain the written consent of the Shareholder Representative prior to amending any Pre-Closing Period Tax Return and any claim for refund for any Pre-Closing Period shall be solely for the account of the Selling Shareholders and shall be paid to the Shareholder Representative (for distribution to the Selling Shareholders) within thirty (30) days of receipt.

(e)Tax Audits.  Each Party shall notify the other Parties in writing upon receipt of any claim for Taxes of the Company or any of its Subsidiaries (including notice of a pending audit) by any Governmental Body which relates to any Pre-Closing Period or Straddle Period (a “Tax Claim”).

(i)The Shareholder Representative shall have the right to represent the interests of the Company in any Tax Claim which relates solely to a Pre-Closing Period and to employ counsel of its choice at its expense.  Buyer shall have the right to participate, at its own expense, in any such Tax Claim to the extent such Tax Claim could have a Material Adverse Effect on Buyer after the Closing Date.  Notwithstanding the foregoing, the Shareholder Representative may not settle, either administratively or after the commencement of litigation, any Tax Claim in which Buyer has a right to participate as provided in the preceding sentence without the prior written consent of Buyer, which consent will not be unreasonably withheld, delayed, or conditioned.

(ii)Buyer shall have the right to represent the interests of the Company in any Tax Claim which relates solely to the Straddle Periods and to employ counsel of its choice at its expense.  The Shareholder Representative shall have the right to participate in any such Tax Claim at it own expense.  Notwithstanding the foregoing, Buyer may not settle, either administratively or after the commencement of litigation, any Tax Claim without the prior written consent of the Shareholder Representative, which consent will not be unreasonably withheld, delayed or conditioned.

(f)Transfer Taxes.  To the extent that there are any Transfer Taxes incurred in connection with the Merger, such Taxes shall be borne one-half by the Selling Shareholders and one-half by Buyer.  Buyer, Merger Sub, or the Surviving Corporation shall give the Shareholder Representative a copy of each Tax Return, if any, to be filed with respect to such Transfer Taxes with sufficient time for the Shareholder Representative’s review and approval, which approval shall not be unreasonably withheld or delayed.  Buyer, Merger Sub, or the Surviving Corporation shall give the Shareholder Representative a copy of each such transfer Tax Return, if any, promptly after it is filed, together with proof of payment of the Taxes, if any, shown to be due on such Tax Return.

(g)Survival of Obligations.  The obligations set forth in this Section 6.1 remain in effect for thirty (30) days after the statutory period during which the Taxes in question can be imposed.

(h)Section 338(h)(10) Election.

(i)Each Selling Shareholder shall join in an appropriate and timely manner with Buyer and shall make an election under Section 338(h)(10) of the Code and any corresponding election permitted under any local, state or non-U.S. jurisdiction (collectively, the “Section 338(h)(10) Election”) with respect to Buyer’s acquisition of the shares of Company Common Stock pursuant to the Merger.  Each Selling Shareholder shall cooperate with Buyer to take all actions necessary or appropriate to effect and preserve a timely Section 338(h)(10) Election with respect to Buyer’s acquisition of the shares of Company Common Stock, including but not limited to participating in the timely filing and execution of IRS Form 8023 and related or comparable forms for state, local or non-U.S. law purposes (collectively, the “Section 338(h)(10) Forms”).  Buyer shall prepare all Section 338(h)(10) Forms (other than sections or such forms that relate to information regarding the Selling Shareholders) and shall provide the Section 338(h)(10) Forms to Shareholder Representative prior to the Closing.  Each Selling Shareholder shall promptly and properly complete and execute all of the Section 338(h)(10) Forms Buyer provides (provided that such forms are in proper order and form), as the same may be revised by the Buyer or the Selling Shareholder, and Shareholder Representative shall provide the appropriately executed copies to Buyer at the Closing.

(ii)Within one hundred and twenty (120) days of the Closing Date, Buyer shall provide to the Shareholder Representative a schedule allocating the “aggregate deemed sales price” (as defined in Treasury Regulation Section 1.338-4 and “adjusted grossed-

up basis” (as defined in Treasury Regulation Section 1.338-5) relating to Company among the assets of Company (the “Purchase Price Allocation Schedule”).  The Purchase Price Allocation Schedule shall be prepared by Buyer in accordance with Section 1060 of the Code and the Treasury regulations thereunder (and any similar provision of state, local, or non-U.S. Law, as appropriate).  The Shareholder Representative shall have 30 days to review and comment on such allocation, and identify potential adjustments thereto.  If the Shareholder Representative fails to identify potential adjustments within such 30 day period, the proposed allocation of the purchase price as calculated by Buyer shall be deemed accepted.  The Shareholder Representative and Buyer shall work together in good faith to resolve differences with respect to the allocation.  To the extent there remains any disagreement between the Shareholder Representative and Buyer within 15 days after the delivery by the Shareholder Representative of proposed adjustments to Buyer’s proposed allocation, (i) each Party shall be permitted to file all Tax Returns based on an allocation of purchase price (and all other items required under the Code) that such Party determines in its own discretion or (ii) Buyer and Shareholder Representative may refer the dispute to the Resolution Accountants to resolve the dispute and the Resolution Accountants shall make within thirty (30) days a final determination binding upon the parties of the appropriate allocation of Purchase Price.  Buyer and Shareholder Representative shall cooperate with each other to enable the Resolution Accountants to render a proper decision.  The fees and expenses of the Resolution Accountants shall be borne under the same methodology as the fees of the Resolution Accountants as set forth Section 1.9(g).  Neither Selling Shareholders, Buyer, nor any of their respective Affiliates shall take any position (whether in audits, Tax Returns or otherwise) that is inconsistent with such allocation unless required to do so by applicable Law.  The Parties shall, as applicable, timely and properly prepare, execute, file and deliver all such documents, forms and other information as the other parties may reasonably request in connection with the Purchase Price Allocation Schedule. The Parties shall promptly advise one another of the existence of any Tax audit, controversy or litigation related to the allocation set forth on the Purchase Price Allocation Schedule under this Section 6.1(h)(ii).  Buyer, the Company and each Selling Shareholder shall report, act and file all Tax Returns (including Internal Revenue Service Form 8883) consistently with the Section 338(h)(10) Election, the Section 338(h)(10) Forms and the Purchase Price Allocation Schedule, and shall not take any position on any Tax Return or during the course of any audit or other proceeding that is inconsistent with such election or forms or the Purchase Price Allocation Schedule unless required by a determination of a Governmental Body that is final.

6.2Non-Competition, Non-Solicitation, and Non-Disparagement.

(a)Non-Competition.  Each Management Shareholder acknowledges and agrees that the confidential information of the Acquired Companies and their Affiliates is an important business asset, and that if such Management Shareholder were to engage in any competitive activity described in this Section 6.2(a), it is likely that such Management Shareholder would use or disclose such confidential information.  Accordingly, in order to protect the confidential information of the Acquired Companies and their Affiliates and as a material inducement to Buyer and Merger Sub to consummate the transactions contemplated by this Agreement and the other Transaction Documents, each Management Shareholder covenants and agrees for a period of five (5) years following the Closing Date (the “Restricted Period”), each Management Shareholder shall not, directly or indirectly, own any interest in, manage, operate, control, invest or acquire an interest in, participate in, consult with, render services for, in a business, legal, or other capacity (except for his or her authorized duties and obligations as an employee of and on behalf of the Acquired Companies or any of their Affiliates), or in any manner engage in, whether as a proprietor, owner, member, partner, shareholder, director, officer, employee, independent contractor, consultant, joint venturer, investor, sales representative, or other participant, anywhere in the Restricted Area, providing, conducting or rendering services, directly or indirectly, in connection with any Competing Business.  The term “Competing Business” means any Person engaged in (i) the present business of any of the Acquired Companies or any of their Affiliates, including the Transferred Business or (ii) any other business in which any of the Acquired Companies or any of their Affiliates has taken substantial steps to engage.  Notwithstanding the foregoing, this Section 6.2 does not prohibit a Management Shareholder from owning as a passive investor up to one percent (1%) of the outstanding stock of a corporation which is publicly traded, so long as (i) such shares are actually traded on an established securities market and (ii) such Management Shareholder is not otherwise associated directly or indirectly with such Competing Business or, to his or her knowledge, any Affiliate of such Competing Business as a director, officer, employee, or consultant.  In the event that a Specified Management Shareholder becomes employed by the Acquired Companies following the Closing and is then terminated from employment by Buyer or one of the Acquired Companies without Cause after the Closing Date, this Section 6.2(a) shall cease to apply to such Specified Management Shareholder.

(b)Non-Solicitation.  Each Management Shareholder shall not, during the Restricted Period, directly or indirectly, (i) hire or recruit any employee of any of the Acquired Companies or any of their Affiliates or solicit or induce, or attempt to solicit or induce, any employee of any of the Acquired Companies or any of their Affiliates to terminate his or her employment with, or otherwise cease his or her relationship with any of the Acquired Companies or their Affiliates or (ii) solicit the business of, or do business with, any Customer.  The term “employee” for purposes of this Section 6.2(b) includes any individual who is an employee or independent contractor of, or consultant to, any of the Acquired Companies or their Affiliates.  The term “Customer” for purposes of this Section 6.2(b) means any customer or prospective customer, or any of its Affiliates, with whom such Management Shareholder has or had direct or indirect contact.

(c)Non-Disparagement.  In addition, each Selling Shareholder acknowledges that the reputation of Buyer and its Affiliates is an important business asset.  Therefore, each

Selling Shareholder hereby covenants and agrees never to libel or slander or otherwise disparage Buyer, any of its Subsidiaries or any of their respective Affiliates (including any of such Persons’ officers, directors, employees, or owners) or the Transferred Business, as provided by Buyer, any of its Subsidiaries or any of their respective Affiliates.

(d)Authorization to Modify Restrictions; Specific Performance.

(i)Each Selling Shareholder agrees that the applicable restraints in this Section 6.2 are necessary for the reasonable and proper protection of the Acquired Companies and their Affiliates, and that they are reasonable in respect to subject matter, length of time, and geographic area.  Each Selling Shareholder acknowledges that the consideration provided for in this Agreement is sufficient and adequate to compensate such Selling Shareholder for agreeing to the applicable restrictions contained in this Agreement and that such restrictions will not cause such Selling Shareholder undue hardship.  It is the intent of the Parties that the provisions of this Section 6.2 be enforceable to the fullest extent permissible by law, and that the unenforceability of any provision, in whole or in part, will not render unenforceable, or impair, the remaining parts and provisions of this Agreement.  If any provision of this Section 6.2 is deemed unenforceable, in whole or in part, by a court of competent jurisdiction, this Agreement will be deemed amended to delete or modify the offending part and to alter the Agreement to render it valid and enforceable.  Should a court of competent jurisdiction determine that the character, duration, or geographical scope of any covenant contained in this Section 6.2 is unreasonable in light of the circumstances as they then exist, then it is the intention and the agreement of the Parties that this Section 6.2 will be construed by such court so as to impose only those restrictions on the conduct of the Selling Shareholder which are reasonable in light of the circumstances as they then exist and as are necessary to assure Buyer, the Acquired Companies, and their respective Affiliates of the intended benefit of this Agreement.

(ii)Each Selling Shareholder recognizes and acknowledges that a breach by such Selling Shareholder of the applicable covenants contained in this Section 6.2 may cause irreparable damage to Buyer, the Acquired Companies, and their respective Affiliates and that remedies at law for any such breach will be inadequate.  Accordingly, each Selling Shareholder agrees that in the event of a breach by such Selling Shareholder of any of the applicable covenants contained in this Section 6.2, in addition to any other remedy which may be available at law or in equity, Buyer, the Acquired Companies, and their respective Affiliates will be entitled to seek specific performance and injunctive relief in the event that Buyer establishes that any activity in question would violate this Section 6.2.  Each Selling Shareholder agrees that Buyer, the Acquired Companies and their respective Affiliates will be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions, and permanent injunctions, without the necessity of posting bond or other undertaking in connection therewith.  Any such requirement of bond or undertaking is hereby irrevocably waived by each Selling Shareholder, and each Selling Shareholder acknowledges that, in the absence of such a waiver, a bond or undertaking may be required by the court.

(e)This Agreement does not constitute a contract of employment or impose on any Management Shareholder, Buyer, or any of the Acquired Companies any obligation to retain any Management Shareholder as an employee, to change the status of any Management

Shareholder’s employment, or to change Buyer’s or any of the Acquired Companies’ policies regarding termination of employment.

6.3Termination of Plans.

  Effective as of no later than the day immediately preceding the Closing Date, each Acquired Company will terminate any and all Plans intended to include an arrangement under Section 401(k) of the Code (collectively, the “Terminating Plans”).  No later than three (3) Business Days prior to the Closing Date, the Company will provide Buyer with evidence that each Terminating Plan has been terminated (effective as of no later than the day immediately preceding the Closing Date) pursuant to resolutions of the Board of Directors of such Acquired Company.  The form and substance of such resolutions will be subject to the prior review and approval of Buyer.  Each Acquired Company will also take such other actions in furtherance of terminating each Terminating Plan as Buyer may reasonably require.  Notwithstanding anything to the contrary in this Agreement, if termination of a Terminating Plan would reasonably be anticipated to trigger liquidation charges, surrender charges or other fees, then such charges or fees will be the responsibility of the Acquired Companies, and the Acquired Companies will take such actions as are necessary to reasonably estimate the amount of such charges or fees and provide such estimate in writing to Buyer no later than ten (10) days prior to the Closing Date.  Nothing contained in this Section 6.3, express or implied, shall be construed to amend or modify any benefit plan, program, agreement or arrangement.

7.	Concurrent Deliverables; Conditions.

7.1The Company’s Deliverables.

  At or prior to the Closing Date, the Company delivered or caused to be delivered to Buyer the following:

(a)unanimous written consents of the shareholders of the Company, in form reasonably satisfactory to Buyer, approving this Agreement, the other Transaction Documents, the Merger, and the transactions contemplated hereby and thereby;

(b)(i) original share certificates representing all of the issued and outstanding shares of Company Common Stock, together with executed stock powers duly executed in blank (or executed affidavits with respect to any lost, stolen or destroyed Stock Certificates, as contemplated by Section 1.7(f)), and (ii) all original share or interest certificates of the Subsidiaries of the Company identified on Schedule 3.2 of the Disclosure Schedules; provided, that if any such share or interest certificates are in the possession of third parties as security for Indebtedness of any Acquired Company, such share or interest certificates shall be delivered as promptly as practicable following the Closing;

(c)a certificate to Buyer and Merger Sub, dated as of the date hereof, signed by an officer of the Company and certifying:

(i)that true, complete, and certified copies of the Company’s Organizational Documents, as in effect on the Closing Date, are attached to such certificate, and as to the incumbency of officers executing any of the Transaction Documents to which the Company is a party;

(ii)that a certificate of existence of the Company issued by the South Carolina Department of State and any other jurisdiction in which the Company currently operates a facility, within five (5) days prior to the Closing is attached to such certificate;

(iii)as to the genuineness of the resolutions of the board of directors and shareholders of the Company authorizing the execution, delivery, and performance by the Company of each of the Transaction Documents to which the Company is a party; and

(iv)such other matters as Buyer may reasonably request;

(d)the Escrow Agreements, duly executed by the Shareholder Representative;

(e)retention agreements, in substantially the form attached hereto as Exhibit D (the “Retention Agreement”), executed by each individual listed on Schedule 7.1(e) attached hereto;

(f)each of the third party consents set forth on Schedule 7.1(f) attached hereto, in form and substance reasonably satisfactory to Buyer;

(g)payoff letters from each of the Persons identified on Schedule 9.1(a) that set forth (A) the amount required to repay, as of the Closing Date, all outstanding principal, interest, and other amounts due and owing with respect to the Closing Indebtedness owed to such Person, (B) wire transfer or other payment instructions for the repayment of such amounts by Buyer at the Closing in accordance with Section 1.6(f) of this Agreement, and (C) the agreement of such Person that, upon its receipt of such payoff amount from Buyer, all Liabilities and obligations owed by the Acquired Companies to such Person shall be satisfied in full;

(h)duly prepared and filed termination statements, as prescribed by the Uniform Commercial Code in effect in the relevant jurisdictions, by each creditor or other Person that has a security interest in or Lien (other than Permitted Liens) against any asset of the Acquired Companies;

(i)irrevocable resignations of each director of each Acquired Company listed on Schedule 7.1(i) attached hereto, to be effective as of the Effective Time, in form and substance reasonably satisfactory to Buyer;

(j)the Carve-Out Audited Financial Statements and the Carve-Out Reviewed Financial Statements;

(k)evidence of the termination of any Contracts with Related Parties as described on Schedule 3.17 of the Disclosure Schedules, in form and substance satisfactory to Buyer, if any;

(l)a properly executed certificate of the Company certifying that the Company is not, and has not been, a United States real property holding corporation, within the meaning of Section 897 of the Code, during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code, which certificate complies with the requirements of Section 1445 of the Code, and a form of notice to the IRS prepared in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2);

(m)evidence that the Restructuring has been completed no later than the day before the Closing Date, in form and substance reasonably satisfactory to Buyer;

(n)a copy of the legal opinion of Womble Bond Dickinson (US) LLP, dated as of the Closing Date, in the form of Exhibit F attached hereto;

(o)a USB or other storage device containing electronic copies of the virtual data room established by the Company and hosted by Intralinks as of two (2) Business Days prior to the Closing;

(p)evidence of the Company’s compliance in full with Section 6.3;

(q)a closing certificate, duly executed by a duly authorized officer of the Company, in form and substance reasonably satisfactory to Buyer;

(r)duly and properly executed Forms 8023 evidencing the Section 338(h)(10) Election signed by all Selling Shareholders;

(s)the Release Agreement, duly executed by each of Sumter Wood Preserving Company and Augusta Wood Preserving Company; and

(t)such other documents and agreements as Buyer may reasonably request.

7.2Buyer and Merger Sub Deliverables.

  At or prior to the Closing Date, Buyer and Merger Sub delivered or caused to be delivered to the Shareholder Representative (or to such other Person as required by this Agreement) the following:

(a)the Initial Cash Merger Consideration in immediately available funds;

(b)certificates to the Selling Shareholders, dated as of the date hereof, each signed by an officer of Buyer or Merger Sub, as applicable, certifying:

(i)as to the incumbency of officers executing any of the Transaction Documents to which Buyer or Merger Sub is a party;

(ii)as to the genuineness of the consents of the directors of Buyer and Merger Sub authorizing the execution, delivery, and performance by Buyer and Merger Sub of each of the Transaction Documents to which Buyer or Merger Sub is a party; and

(iii)such other matters as the Shareholder Representative may reasonably request.

(c)the Escrow Agreements, duly executed by Buyer and the Escrow Agent;

(d)Retention Agreements to be entered into with each individual listed on Schedule 7.1(e), duly executed by Buyer;

(e)a complete copy of the R&W Insurance Policy in effect as of the Closing Date;

(f)the Release Agreement, duly executed by Buyer; and

(g)such other documents and agreements as Shareholder Representative may reasonably request.

7.3Conditions to the Obligation of Each Party to Effect the Merger

.  The obligation of the Parties to consummate the Merger is subject to the satisfaction on or prior to the Closing Date of the following further conditions:

(a)The applicable waiting periods, if any, under the HSR Act and any other applicable competition Laws of any Governmental Body shall have expired or been terminated.

(b)The Parties hereto complied with and performed all covenants, agreements, and conditions contained in this Agreement.

7.4Conditions to the Obligation of Buyer and Merger Sub to Effect the Merger.

The obligations of Buyer and Merger Sub to effect the Merger are subject to the satisfaction on or prior to the Closing Date (or waiver by Buyer in its sole discretion) of the further condition that the Board of Directors of Buyer approved the Merger and transactions contemplated hereby.

8.	Indemnification.

8.1Survival.

  All representations and warranties made by any Party contained in this Agreement, and any certificates delivered hereunder, will survive the Closing and expire on the eighteen (18) month anniversary of the Closing Date (the “Survival Period”); provided, however, that (a) the Fundamental Representations (and the portion of the certificates relating thereto) will survive the Closing indefinitely and (b) the representations and warranties set forth in Section 3.13 (Employee Benefit Plans) and Section 3.16 (Environmental Matters) (and the portion of the certificates relating thereto) will survive the Closing for the longer of the Survival Period or sixty (60) days after the expiration of the statute of limitations period applicable to the subject matter thereof.  If notice of a breach of a representation or warranty is delivered before the date on which such representation or warranty ceases to survive, then the claims arising in connection with such claim shall survive for the benefit of all Buyer Indemnified Parties beyond the expiration of the applicable survival period applicable to the subject matter thereof for such representation or warranty until such claims are fully and finally resolved. The covenants and indemnification obligations (other than for breach of representation and warranties as provided for in the prior sentence) of a Party shall survive until sixty (60) days following the expiration of the statute of limitations. The Parties further acknowledge that the time periods set forth in this Section 8.1 for the assertion of claims under this Agreement are the result of arms’ length negotiation among the Parties and that they intend for the time periods to be enforced as agreed by the Parties.

8.2Indemnification of Buyer and Surviving Corporation.

(a)Indemnity.  Subject to the limitations and restrictions set forth below in this Section 8, each Selling Shareholder, jointly and severally (but solely to the extent, in the aggregate, of such Selling Shareholder’s cash proceeds received from the sale of such Selling Shareholder’s shares of Company Common Stock), shall indemnify Buyer, the Surviving Corporation and its Subsidiaries, and Buyer’s Affiliates (other than the Selling Shareholders if they constitute Affiliates), each of their respective officers, directors, employees, agents, and Representatives and each of the heirs, executors, successors, and assigns of any of the foregoing (collectively, the “Buyer Indemnified Parties”) from, against, and in respect of any and all Losses arising out of or relating to:

(i)any breach or inaccuracy of any representation or warranty made by any of the Selling Shareholders in this Agreement or in any of the Transaction Documents; provided, however, that any breach or inaccuracy of any representation or warranty by a Selling Shareholder under Section 4 shall be the liability of such breaching Selling Shareholder and not of the other Selling Shareholders;

(ii)any breach of, or failure to perform, any covenant, agreement, or undertaking made by any of the Selling Shareholders in this Agreement or in any of the Transaction Documents; provided, however, that any breach of, or failure to perform, any covenant, agreement, or undertaking in Section 6.2 by a Selling Shareholder or Management Shareholder, as applicable, shall be the liability of such breaching Selling Shareholder or Management Shareholder and not of the other Selling Shareholders or Management Shareholders;

(iii)(A) any claims of any actual holders of any Acquired Companies’ capital stock or other equity interests relating to the allocation of, or entitlement to a portion of, the Merger Consideration, including any such claims under any purported contractual, employment, or other rights that claim rights to capital stock or other equity interests of any Acquired Company or claims for damages based on such rights, (B) any Liability arising out of or relating to the Company’s Stock Restriction Agreement, dated as of March 13, 2012, or any predecessor agreement thereto, (C) any Liability arising out of or relating to any redemption, repurchase, or other similar transaction involving the capital stock or other equity interests of any Acquired Company consummated in the six (6) years prior to the Closing Date, or (D) any Liability arising out of or relating to the Management Incentive Plan, including, without limitation, the calculation of any payment made pursuant to the Management Incentive Plan or the approval of the Management Incentive Plan by the Board of Directors of the Company;

(iv)the amount of Unpaid Company Transaction Expenses that exceeds the Closing Date Unpaid Company Transaction Expenses;

(v)any Closing Indebtedness but only to the extent it was not otherwise paid prior to the Closing or deducted from the Merger Consideration, in either case, in accordance with the terms of this Agreement;

(vi)any Excluded Site Liability, including any claims that may be made after the Closing against the Acquired Companies by third-parties relating to any Excluded Site Liability;

(vii)any Excluded Liability, including any claims that may be made after the Closing against the Acquired Companies by third-parties relating to any Excluded Liability;

(viii)any Unknown Environmental Liability, including any claims that may be made after the Closing against the Acquired Companies by third parties relating to any Unknown Environmental Liability; and

(ix)any Proceeding relating to any breach or matter of the type described in clauses (i) through (viii) above, including any Proceeding relating to the enforcement of this Section 8, but only in the event such Proceeding results in a determination that the Surviving Corporation or Buyer are entitled to indemnification in respect of such matter pursuant to this Section 8.

(b)Source of Recovery; Escrow.

(i)The Parties agree that in the event that a Selling Shareholder is obligated to indemnify any Buyer Indemnified Party in accordance with this Agreement (except with respect to any Excluded Liability), the Buyer Indemnified Party shall first make a claim against the Indemnity Escrow Amount in accordance with the Indemnity Escrow Agreement, subject to the provisions of this Section 8 and the Indemnity Escrow Agreement.  Notwithstanding the foregoing sentence, in the event that a Selling Shareholder is obligated to indemnify any Buyer Indemnified Party in accordance with Sections 8.2(a)(iv), (v), or (viii) of this Agreement, the Buyer Indemnified Party shall first make a claim against the Purchase Price Adjustment Escrow Amount in accordance with the Purchase Price Adjustment Escrow Agreement, subject to the provisions of this Section 8 and the Purchase Price Adjustment Escrow Agreement; provided, however, that in no event will the right to make claims against the Purchase Price Adjustment Escrow Amount limit any other rights that the Buyer Indemnified Parties may have under this Section 8 other than as provided in accordance with Section 8.2(b)(vii).  The Buyer Indemnified Parties shall be entitled to receive, and the Escrow Agent shall deliver to the Buyer Indemnified Parties, all or any part of the Indemnity Escrow Amount (or the Purchase Price Adjustment Escrow Amount in the case of a Buyer Loss pursuant to Sections 8.2(a)(iv), (v), or (viii) of this Agreement, if applicable) as payment for and in satisfaction (in whole or in part) of any and all Buyer Losses and subject to the provisions of the Indemnity Escrow Agreement (or the Purchase Price Adjustment Escrow Agreement in the case of a Buyer Loss pursuant to Sections 8.2(a)(iv), (v), or (viii) of this Agreement, if applicable) and except as otherwise set forth in this Agreement, including this Section 8.2(b) and Section 8.5.  Neither Buyer nor any Selling Shareholder (whether acting on behalf of Buyer or otherwise) may execute or deliver any instructions (joint or otherwise) in connection with the Indemnity Escrow Agreement, and no funds may be disbursed from any account or sub-account established pursuant to the Indemnity Escrow Agreement, except as and when directed in writing in the manner provided the Indemnity Escrow Agreement.

(ii)To the extent that a Selling Shareholder is obligated to indemnify any Buyer Indemnified Party in accordance with Section 8.2(a)(i) of this Agreement (other than with respect to Fundamental Representations) or Section 8.2(a)(ix) of this Agreement, as applicable to the claim for indemnification, Buyer may pursue such claim for indemnity (A) first, from the Indemnity Escrow Amount; and (B) second, solely from the R&W Insurance Policy.

(iii)To the extent that a Selling Shareholder is obligated to indemnify any Buyer Indemnified Party or Buyer Tax Indemnified Party in accordance with Section 6.1, Section 8.2(a)(i) (solely with respect to Fundamental Representations), Sections 8.2(a)(ii) through 8.2(a)(vi) of this Agreement, or Section 8.2(a)(ix) of this Agreement, as applicable to the claim for indemnification, Buyer may pursue such claim for indemnity (A) first, from the Indemnity Escrow Amount, (B) second, from the R&W Insurance Policy, to the extent that recovery under the R&W Insurance Policy is available for such claim, and (C) third, from any and each Selling Shareholder (but solely to the extent, in the aggregate, of each Selling Shareholder’s cash proceeds received from the sale of such Selling Shareholder’s shares of Company Common Stock).

(iv)To the extent that a Selling Shareholder is obligated to indemnify any Buyer Indemnified Party in accordance with Section 8.2(a)(vii) of this Agreement or Section 8.2(a)(ix) of this Agreement, as applicable to the claim for indemnification, Buyer may pursue such claim for indemnity solely from the Excluded Liabilities Escrow Amount.  The indemnification hereunder of any Buyer Indemnified Party for Excluded Liabilities arising solely from any claim made by a customer of the Company under the Company’s “Premium Warranty”, but excluding any other claim relating thereto (“Warranty Excluded Liabilities”), shall be limited to 50% of such Warranty Excluded Liabilities.

(v)To the extent that a Selling Shareholder is obligated to indemnify any Buyer Indemnified Party in accordance with Section 8.2(a)(viii) of this Agreement or Section 8.2(a)(ix) of this Agreement, as applicable to the claim for indemnification, Buyer may pursue such claim for indemnity from (A) the Purchase Price Adjustment Escrow Amount, (B) the Indemnity Escrow Amount, and (C) the Excluded Liabilities Escrow Amount.

(vi)The waiver of any condition based on the accuracy of any such representation or warranty, or on the performance of or compliance with any such covenant or agreement, will not affect the right to indemnification, payment of Buyer Losses, or any other remedy based on any such representation, warranty, covenant, or agreement.  No Buyer Indemnified Party will be required to show reliance on any representation, warranty, certificate, or other agreement in order for such Buyer Indemnified Party to be entitled to indemnification hereunder.

(vii)Buyer shall retain all rights and remedies with respect to any breach of any representation or warranty contained in this Agreement by any Selling Shareholders, notwithstanding the existence of any Post-Closing Adjustment to the Merger Consideration effected in accordance with Section 1.9.  Notwithstanding the foregoing, and for the avoidance of doubt, it is understood and acknowledged that if an amount of Loss both (A) is included on the Post-Closing Adjustment Statement setting forth the Final Net Working Capital, Closing Date Unpaid Company Transaction Expenses, Closing Date Pre-Closing Taxes, Closing

Date Cash, or Closing Date Indebtedness as applicable, as a Liability and (B) results in a reduction of the Merger Consideration under Section 1.9, the amount of such reduction shall not be included in the amount of Loss for which a Buyer Indemnified Party may seek indemnification under Section 8 in respect of the matter giving rise to such Loss, but the Buyer Indemnified Party shall retain its right to seek indemnification under Section 8 and all other remedies (as described in the prior sentence) in respect of the amount of such Loss that is in excess of the actual amount of such Post-Closing Adjustment.

(viii)Subject to extension in connection with the resolution of any Unresolved Claims (as defined in the Purchase Price Adjustment Escrow Agreement) pursuant to Section 1.3(b) of the Purchase Price Adjustment Escrow Agreement, the Purchase Price Adjustment Escrow Agreement will terminate pursuant to its terms on the date that is twelve (12) months after the Closing Date.  Notwithstanding the foregoing, in no event will the limitation set forth in the immediately preceding sentence limit any other rights that the Buyer Indemnified Parties may have under this Section 8 including, but not limited to, the rights specified in Sections 8.2(b)(i) through 8.2(b)(v) of this Agreement.

(ix)Subject to extension in connection with the resolution of any Unresolved Claims (as defined in the Indemnity Escrow Agreement) pursuant to Section 1.3(b) of the Indemnity Escrow Agreement, the Indemnity Escrow Agreement will terminate pursuant to its terms on the date that is thirty-six (36) months after the Closing Date.  Notwithstanding the foregoing, in no event will the limitation set forth in the immediately preceding sentence limit any other rights that the Buyer Indemnified Parties may have under this Section 8 including, but not limited to, the rights specified in Sections 8.2(b)(i) through 8.2(b)(v) of this Agreement.

(x)Subject to extension in connection with the resolution of any Unresolved Claims (as defined in the Excluded Liabilities Escrow Agreement) pursuant to Section 1.3(b) of the Excluded Liabilities Escrow Agreement, the Excluded Liabilities Escrow Agreement will terminate pursuant to its terms on the date that is forty-eight (48) months after the Closing Date.  Notwithstanding the foregoing, in no event will the limitation set forth in the immediately preceding sentence limit any other rights that the Buyer Indemnified Parties may have under this Section 8 including, but not limited to, the rights specified in Sections 8.2(b)(i) through 8.2(b)(v) of this Agreement.

8.3Indemnification of Selling Shareholders

.

(a)Subject to the limitations and restrictions set forth below in this Section 8, Buyer and the Surviving Corporation shall indemnify each Selling Shareholder, each of their respective agents and Representatives and each of the heirs, executors, successors, and assigns of any of the foregoing (collectively, the “Shareholder Indemnified Parties”) from, against, and in respect of any and all Losses arising out of or relating to:

(i)any breach or inaccuracy of any representation or warranty made by Buyer or any Merger Sub in this Agreement or in any of the Transaction Documents;

(ii)any breach of, or failure to perform, any covenant, agreement, or undertaking made by Buyer or any Merger Sub in this Agreement or in any of the Transaction Documents; or

(iii)any Proceeding relating to any breach or matter of the type described in clauses (i) through (ii) above, including any Proceeding relating to the enforcement of this Section 8, but only in the event such Proceeding results in a determination that the applicable Shareholder Indemnified Party is entitled to indemnification in respect of such matter pursuant to this Section 8.

(b)Each Selling Shareholder agrees that it will not make any Claim for, or have any right to, contribution, indemnification, or other right or remedy against Buyer or the Surviving Corporation by reason of the fact that such Selling Shareholder was a controlling person, director, employee, or other Representative of the Company or was serving as such for another Person at the request of the Company (whether such Claim is for losses of any kind or otherwise and whether such Claim is pursuant to any statute, Organizational Document, Contract, or otherwise) with respect to any Claim brought against any Selling Shareholder related to this Agreement or any of the other Transaction Documents.

8.4Procedure for Indemnified Party Claims.

(a)Any party seeking indemnification pursuant to this Section 8 with respect to any Claim (each, an “Indemnified Party”) shall promptly notify the relevant Representative Party of the existence of the Claim, setting forth in reasonable detail the facts and circumstances pertaining thereto and the basis for the Indemnified Party’s right to indemnification.  All applicable statutes of limitation and defenses based upon the passage of time will be tolled with respect to Claims that are the subject of the procedures specified in this Section 8 while such procedures are pending. The Parties will take such action, if any, as is required to effectuate such tolling.  For a Claim by a Buyer Indemnified Party, the “Representative Party” shall be the Shareholder Representative.  For a claim by a Shareholder Indemnified Party, the “Representative Party” shall be Buyer.

(b)If any third party (including any Governmental Body) shall notify any Indemnified Party with respect to a matter which may give rise to a Claim (each, a “Third Party Claim”), then the Indemnified Party shall promptly notify in writing the Representative Party thereof; provided, that no delay on the part of the Indemnified Party in notifying the Representative Party shall affect the rights and obligations under this Section 8.4(b) unless (and then solely to the extent that) the defense of the Claim is materially prejudiced by the delay.

(c)Except for an R&W Coverage Claim, the Representative Party shall have the right to assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within twenty (20) days after the Indemnified Party has given written notice of the Third Party Claim.  In this case, the Representative Party will defend the Indemnified Party against the matter with counsel of the Representative Party’s choice reasonably satisfactory to the Indemnified Party.  In the event, however, that the Representative Party declines or fails to assume the defense of the Third Party Claim or to employ counsel reasonably satisfactory to the Indemnified Party, in either case within such twenty (20) day period, then the reasonable fees and disbursements of counsel for the Indemnified Party shall constitute Claims (as incurred); provided, however, that the fees and disbursements of not more than one (1) counsel for all Indemnified Parties in any jurisdiction in any single Third Party Claim shall constitute Claims.  In any Third Party Claim other than an R&W Coverage Claim, the Indemnified Party or Representative Party, whichever is not assuming the defense of such action, will have the right to participate in such matter and to retain its own counsel at such party’s own expense.  The Representative Party or the Indemnified Party, as the case may be, will at all times use reasonable efforts to keep the other reasonably apprised of the status of the defense of any matter the defense of which they are maintaining and to cooperate in good faith with each other with respect to the defense of any such matter.  Notwithstanding the Representative Party’s election to assume the defense of such Claim or anything to the contrary herein, the Indemnified Party shall have, upon giving prior written notice to the Representative Party, the right to employ separate counsel and to participate in the defense of such Claim, and the Representative Party shall bear the reasonable fees, costs, and expenses of such separate counsel for the Indemnified Party in each jurisdiction if, but only if, the Indemnified Party has reasonably concluded in good faith upon and in conformity with the advice of counsel that an actual or potential conflict of interest (including one or more legal defenses or counterclaims available to it) makes it inappropriate in the reasonable judgment of the Indemnified Party (upon and in conformity with the advice of counsel) for the same counsel to represent both the Indemnified Party and the Representative Party.

(d)Except for an R&W Coverage Claim, no Indemnified Party may settle or compromise any Third Party Claim or consent to the entry of any judgment with respect to any Third Party Claim without the prior written consent of the Representative Party (which will not be unreasonably withheld or delayed), unless such settlement, compromise, or consent includes an unconditional release of obligations under this Section 8 with respect to the Third Party Claim.  A Representative Party may not, without the prior written consent of the Indemnified Party (which will not be unreasonably withheld or delayed), settle or compromise any Third Party Claim or consent to the entry of any judgment with respect to any Third Party Claim unless (i) such settlement, compromise, or consent includes an unconditional release of the Indemnified Party and its officers, directors, employees, and Affiliates from all Liability arising out of such claim, (ii) does not contain any admission or statement suggesting any wrongdoing or Liability on behalf of the Indemnified Party, and (iii) does not contain any equitable order, judgment, or term which in any manner affects, restrains, or interferes with the business of the Indemnified Party.

(e)To the extent that Buyer makes a claim under the R&W Insurance Policy (a “R&W Coverage Claim”), Buyer and its designees, including, without limitation, the insurers issuing the R&W Insurance Policy (collectively, the “Buyer R&W Group”), shall be entitled to assume and control the defense of, and settle or compromise, such R&W Coverage Claim, and the Shareholder Representative shall not have any rights with respect thereto including, without limitation, the right to participate in, defend or settle, compromise or offer to settle or compromise such claim; provided, however, that with respect to any R&W Coverage Claims which constitute Third Party Claims, the Shareholder Representative shall provide, if requested by any person in the Buyer R&W Group, reasonable cooperation (at the Buyer R&W Group’s expense) in the defense of such R&W Coverage Claim and shall make reasonably available to the Buyer R&W Group, at the Buyer R&W Group’s expense, all witnesses, pertinent records, materials and information in the Shareholder Representative’s possession or under the Shareholder Representative’s control relating thereto as is reasonably required to ensure the proper and adequate defense of such Third Party Claim.

(f)In the event an Indemnified Party claims a right to payment pursuant to this Agreement, such Indemnified Party will send written notice of such Claim to the Representative Party.  Such notice will specify the basis for such Claim.  As promptly as possible after the Indemnified Party has given such notice, such Indemnified Party and the Representative Party will establish the merits and amount of such Claim (by mutual agreement, litigation, arbitration, or otherwise) and, within five (5) Business Days of the final determination of the merits and amount of such Claim, the Representative Party will pay to the Indemnified Party immediately available funds, or direct the Escrow Agent to disburse such funds pursuant to the Indemnity Escrow Agreement or Purchase Price Adjustment Escrow Agreement, as applicable, in an amount equal to such Claim as determined hereunder.  In the event the Shareholder Representative (as Representative Party for the Selling Shareholders) receives written notice of any such Claim, and such Claim is unable to be satisfied by the Purchase Price Adjustment Escrow Amount, the Indemnity Escrow Amount, the Excluded Liabilities Escrow Amount or the R&W Insurance Policy, as applicable, the Shareholder Representative may, in his sole discretion, withdraw amounts from the Expense Fund necessary to satisfy such Claim.

8.5Determination of Indemnification Amounts; Limitations.

  Notwithstanding anything to the contrary set forth in this Agreement, even if an Indemnified Party would otherwise be entitled to indemnification pursuant to Sections 8.2(a)(i) or 8.3(a)(i) of this Agreement for a Loss, (i) the Indemnified Parties shall not be entitled to indemnification pursuant to Sections 8.2(a)(i) or 8.3(a)(i) of this Agreement for such Loss unless and until the aggregate amount of all such Losses eligible for indemnification pursuant to Sections 8.2(a)(i) or 8.3(a)(i) exceeds $1,000,000 (the “Indemnification Deductible”), and after which the Indemnified Parties shall be entitled to indemnification only to the extent such Losses exceed the Indemnification Deductible, and (ii) the Indemnified Parties’ right to indemnification pursuant to Sections 8.2(a)(i) or 8.3(a)(i) shall be subject to a cap of $3,000,000 in the aggregate (the “Cap”), provided, however, that the Cap shall not limit recovery by the Buyer Indemnified Parties under the R&W Insurance Policy.  Notwithstanding the foregoing, the Indemnification Deductible and the Cap shall not apply with respect to Buyer Indemnified Party claims resulting from, arising out of, or relating to any (A) breach of a Fundamental Representation, or (B) fraud in connection with this Agreement or the transactions contemplated hereby.  If any representation or warranty of the Company or the Selling Shareholders contained herein or in any Schedule, Disclosure Schedule, Exhibit, or certificate delivered pursuant to this Agreement is qualified or limited based on materiality, including the terms “material,” “Material Adverse Effect,” or any similar materiality or similar qualification or limitation (except with respect to the representations and warranties in Sections 3.6(a)-(c) (Financial Statements) and 3.7(a) (Absence of Material Adverse Effect)) and reference to the terms “Material Contract”, such qualification or limitation shall in all respects be disregarded for purposes of this Section 8.  In no event may the Selling Shareholders collectively recover any amount in excess of the Cap from Buyer and the Surviving Corporation in the aggregate with respect to any and all claims relating to the subject matter of this Agreement.

8.6Adjustment to Merger Consideration

.  Any payments made to or by or on behalf of any of the Selling Shareholders pursuant to Section 1.9 or this Section 8 shall be treated by all Parties for applicable Tax purposes as an adjustment to the Merger Consideration.

8.7Certain Limitations.

  Notwithstanding anything to the contrary contained in this Agreement, the indemnification provided for in this Section 8 shall be subject to the following limitations:

(a)Payments by an Indemnifying Party pursuant to this Section 8 in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds actually received (including any proceeds received pursuant to the R&W Insurance Policy, net of any Taxes incurred on receipt of such proceeds and net of reasonable expenses incurred in the recovery of such proceeds) or any other recovery actually received (net of any Taxes incurred on receipt of such recovery and net of reasonable expenses incurred in the recovery) by the Indemnified Party in respect of any such claim.  In any case where any Indemnified Party actually recovers under insurance policies or otherwise for any Losses for which it is seeking indemnification under this Agreement for any amount in respect of a matter for which such Indemnified Party was fully paid pursuant to this Section 8, such Indemnified Party shall promptly pay over to the Indemnifying Party the amount in excess of the proceeds that the Indemnified Party would have been paid under this Section 8 if such recovery occurred prior to calculating the indemnity payment under this Section 8.

(b)Each Indemnified Party shall take, and cause its Affiliates to take, all commercially reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that gives rise thereto.

(c)If any Indemnified Party is entitled to indemnification or other recovery under more than one Section or subsection of this Agreement with respect to Losses, then such Indemnified Party shall be entitled to only one indemnification or other recovery for such Losses to the extent it arises out of the same set of circumstances and events; it being understood that the purpose of this Section 8.7(c) is solely to preclude a duplicate recovery by the Indemnified Parties and shall not limit any Indemnified Party’s right to elect (which election shall be at such Indemnified Party’s sole discretion) from which of such Sections or subsections to seek indemnification or other recovery.

(d)The Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from intentional fraud, criminal activity or willful misconduct on the part of a Party hereto in connection with the transactions contemplated by this Agreement) for any breach or inaccuracy of any representation or warranty in this Agreement or any Transaction Documents shall be pursuant to the provisions set forth in this Section 8.  In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation or warranty set forth in this Agreement or the Transaction Documents it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the provisions set forth in this Section 8 (other than claims arising from intentional fraud, criminal activity or willful misconduct on the part of a Party hereto in connection with the transactions contemplated by this Agreement).

Nothing in this Section 8.7(d) shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any intentional fraud or any criminal or willful misconduct by any party hereto.  The indemnification afforded by the provisions of this Section 8 shall be available regardless of whether any Person (including the Person from whom indemnification is sought) alleges or proves the sole, concurrent, comparative, contributory, or other negligence of any other party, including the party seeking indemnification; the sole, concurrent, or other strict liability of the party seeking indemnification; or, in the case of the Surviving Corporation (or any of its subsidiaries) as Buyer Indemnified Party, the Surviving Corporation’s (or its subsidiaries’) actual or alleged primary culpability, wrongdoing, or responsibility.  Notwithstanding anything to the contrary in this Section 8.7(d), the Selling Shareholders acknowledge that they have entered into that certain Contribution Agreement, dated as of the date hereof, by and among the Selling Shareholders, and each Selling Shareholder agrees to be bound by the terms and conditions of such Contribution Agreement.

8.8Representation and Warranty Insurance.

  Notwithstanding anything to the contrary contained in this Agreement:

(a)The R&W Insurance Premium shall be paid fifty percent (50%) by Buyer and fifty percent (50%) by the Selling Shareholders; provided that, as set forth in the definition of “Unpaid Transaction Expenses,” the Selling Shareholders’ obligation to pay 50% of the R&W Insurance Premium shall not apply to the incremental cost of the premium for a R&W Insurance Policy with a limit of liability in excess of $10,000,000;

(b)Buyer has purchased the R&W Insurance Policy on its own behalf, to insure Buyer against certain Losses arising out of or in connection with breaches of any of the Selling Shareholders’ representations and warranties contained in this Agreement;

(c)The Selling Shareholders shall not be entitled to any proceeds from the R&W Insurance Policy;

(d)The R&W Insurance Policy is the sole source of recovery of Losses recoverable hereunder under Section 8.2(a)(i) (other than with respect to breach of a Fundamental Representation or fraud in connection with this Agreement or the transactions contemplated hereby) to the extent that funds from the Indemnity Escrow Amount are not available to pay such Losses;

(e)Neither Buyer nor any other Person shall amend, terminate or waive any provision of the R&W Insurance Policy in a manner that is materially adverse to any Selling Shareholder;

(f)Buyer and the Surviving Corporation agree to exercise their commercially reasonable efforts to enforce their rights under the R&W Insurance Policy to obtain reimbursement for any Losses recoverable thereunder; and

(g)The R&W Insurance Policy shall expressly waive any claims of subrogation (except in the case of fraud) against the Selling Shareholders or the Shareholder Representative.

8.9Trust Beneficiaries.

  Each Trust Beneficiary agrees that, (a) if the Selling Shareholder Trust of which he or she is or was a beneficiary (the “Applicable Trust”) has been dissolved or otherwise terminated, the Trust Beneficiary may be named, joined, or substituted as a party in place of such Selling Shareholder Trust in any action by any Buyer Indemnified Party pursuant to this Section 8 and shall be subject to the provisions of this Agreement to the same extent as the Applicable Trust would have been if not dissolved or terminated, and (b) if the Applicable Trust is unable to satisfy a judgment against it rendered in any action by a Buyer Indemnified Party pursuant to this Section 8, then the Trust Beneficiary shall pay to the Buyer Indemnified Party the amount of the judgment.

9.	Miscellaneous.

9.1Certain Definitions.

  As used in this Agreement, the following terms have the following meanings:

“Acquired Companies” means the Company and each of its Subsidiaries, after giving effect to the Restructuring as set forth on Schedule B.

“Action” means a claim, action, complaint, litigation, suit, proceeding, investigation, audit, review, examination, hearing, grievance, petition, notice of violation, or arbitration before or by a Governmental Body or arbitrator.

“Affiliate” with respect to any Person, means any Person directly or indirectly, controlling, controlled by or under common control with the specified Person and shall include (a) any Person which is an officer, director or holder of more than ten percent (10%) of any class of the outstanding voting capital stock or other shares of beneficial interest of the specified Person and  (b) any Person of which the specified Person or an Affiliate (as define in clause (a) above) of the specified Person, directly or indirectly, either beneficially owns at least ten percent (10%) of any class of the then outstanding capital stock (or other shares of beneficial interest) or constitutes at least a ten percent (10%) equity participant.

“Agent” means (a) any Person appointed by a power of attorney or similar instrument granted by an Acquired Company empowering that Person to represent an Acquired Company in matters and dealings by or involving an Acquired Company; and, alternatively (b) any agent, sales representative, sponsor, or other Person appointed or retained to assist any Acquired Company in obtaining or promoting business.

“Assets” means the assets and properties of the Acquired Companies (including the Properties) to the extent used in the Transferred Business.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are not required to be open.

“Buyer Losses” means the Losses of the Buyer Indemnified Parties to which the Buyer Indemnified Parties are entitled to indemnification.

“Cash” means, with respect to the Acquired Companies, all cash, all cash equivalents, all restricted cash, marketable securities and deposits with third parties (including landlords), in each case determined in accordance with GAAP.  For the avoidance of doubt, Cash shall be calculated net of issued but uncleared checks and drafts and shall include checks, other wire transfers and drafts deposited or available for deposit for the account of the Acquired Companies.  With respect to Cash of an Acquired Company that is a non-U.S. entity, if any, the amount of Cash shall be reduced by the amount of any non-U.S. withholding or any Tax that would be paid with respect to repatriation of such Cash.

“Cause” means (i) an employee’s failure to perform, or neglect in the performance of, any of his or her duties as an employee, or the breach by an employee of any of his or her obligations under this Agreement; (ii) an employee’s commission of an act of embezzlement, fraud or material dishonesty, whether or not involving personal profit, in connection with an employee’s employment; or (iii) an employee’s conviction of, or plea of guilty or nolo contendere to a felony (other than minor traffic violations).

“Claim” means any claim, demand, action, proceeding, or other matter pursuant to this Agreement.

“Closing Indebtedness” means any outstanding Indebtedness of the Acquired Companies as of the Closing Date, but reduced by (x) any Indebtedness paid or forgiven by the Company or any of the Selling Shareholders, as the case may be, on or before the Closing Date and (y) any Indebtedness incurred on the Closing Date by the Acquired Companies in order to effect the transactions required by this Agreement.

“Consideration Spreadsheet” means the consideration spreadsheet attached hereto at Schedule C which sets forth, as of the date hereof, (a) the name and address of each Selling Shareholder, (b) the number of issued and outstanding Shares held of record by each Selling Shareholder and each Selling Shareholder’s Ownership Percentage, and (c) the portion of Closing Date Cash Merger Consideration to be paid to each Selling Shareholder.

“Contract” means any agreement, contract, lease (relating to real or personal property), license, indenture, mortgage, instrument, commitment, purchase or sale orders, consensual obligation, promise or obligation or other arrangement or understanding, oral or written, formal or informal, express or implied, whether or not legally binding, to which the Company or any Subsidiary is a party or by which it or its assets may be affected.

“Copyright” means all unregistered and registered copyrights and other works of authorship, and all applications for registration and renewals thereof, including copyrights in the worldwide web pages associated with the Marks and the contents thereof, and all database rights.

“Disclosure Schedules” means the Disclosure Schedules of the Company and the Selling Shareholders delivered to Buyer on the Closing Date in connection with this Agreement.

“Environmental Claim” means any Action, Order, demand or notice by any Person alleging actual or potential Environmental Liability.

“Environmental Law” means any federal, state, territorial or local law or common law in force on the Closing Date relating to (a)  the protection of human health or safety or the environment, (b) the control, registration, generation, handling, treatment, storage, containment, distribution, use, manufacture, processing, emission, exposure to, discharge, release or threatened release, disposal or transportation of Hazardous Substances, (c) the cleanup, restoration, or remediation of, or other response to Hazardous Substances on, at, or migrating under or from any property, (d) responsibility for, response to, or preservation, management, or restoration of natural resources or endangered or threatened species of any kind, (e) emissions or control of greenhouse gases, or (f) recordkeeping, notification, disclosure and reporting requirements for or relating to Hazardous Substances.  The term “Environmental Law” includes all judicial and administrative decisions, Orders, directives, decrees and codes of practice and binding guidance issued by a Governmental Body pursuant to the foregoing as well as the common law of negligence, nuisance, trespass, strict liability or comparable causes of action or theories of recovery relating to or governing the occupation or use of real property.

“Environmental Liability” means any and all Liability under Environmental Law, including but not limited to environmental investigation, remediation or response costs, natural resource damages, personal injury or property damage, and penalties and fines for actual or alleged violations of Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business that is a member of the same controlled group of corporations as the Company, within the meaning of Section 414(b) of the Code, that is under common control with the Company, within the meaning of Section 414(c) of the Code, that is a member of the same affiliated service group as the Company, within the meaning of Section 414(m) of the Code, or that is otherwise required to be aggregated with the Company pursuant to Section 414(o) of the Code.

“Escrow Agent” means Wells Fargo Bank, National Association.

“Escrow Agreements” means the Purchase Price Adjustment Escrow Agreement, the Indemnity Escrow Agreement, and the Excluded Liabilities Escrow Agreement.

“Excluded Liabilities Escrow Agreement” means the Escrow Agreement to be entered into by and among Buyer, the Shareholder Representative, and the Escrow Agent, in the form attached hereto as Exhibit E-3.

“Excluded Liability” means any Liability relating to or arising out of any business, ownership, or operation of the Acquired Companies other than with respect to the Transferred Business.

“Excluded Site Liability” means any Liability relating to or arising out of the Restructuring or any of the Excluded Sites listed on Schedule B attached hereto.

“Fundamental Representations” means, collectively, the representations and warranties contained in Sections 3.1 (Organization and Corporate Power), 3.2 (Subsidiaries), 3.3 (Authorization; Valid and Binding Agreement), 3.5 (Capital Stock), 3.9 (Tax Matters), 3.25 (Brokerage), 4.1 (Authority), and 4.4 (Brokerage).

“GAAP” means United States generally accepted accounting principles as in effect on the date hereof.

“Governmental Authorization” means any permit, license, certificate, franchise, permission, clearance, registration, consent, license, approval, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law.

“Governmental Body” means any federal, state, local, municipal, foreign, international, regional, departmental, or other government or quasi-governmental authority, including any ministry, department, agency, commission, board, subdivision, bureau, agency, instrumentality, committee, court or other tribunal of any of the foregoing, including any antitrust or competition authority of any jurisdiction, any government-owned or government-controlled company or enterprise, any political party, and any public international organization (including, for example, the United Nations, the World Bank, the International Monetary Fund, etc.).

“Hazardous Substance” means any solid, liquid or gaseous chemical, element, compound, pollutant, contaminant, material, waste, or substance that is defined in, regulated by, the subject of, or which could give rise to Liability under any Environmental Law, including but not limited to (a) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601et seq., or any comparable federal, state, territorial or local Law, or any rule or regulation promulgated thereunder, (b) any “hazardous waste” or “solid waste,” in either case as defined in the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., or any comparable federal, state, territorial or local Law, or any rule or regulation promulgated thereunder, (c)  any radioactive material, including any naturally occurring radioactive material, and any source, special or byproduct material as defined in the Atomic Energy Act, 42 U.S.C. § 2011 et seq., or any comparable federal, state, territorial or local Law, (d) any asbestos-containing materials in any form or condition, (e) any polychlorinated biphenyls in any form or condition, (f) petroleum, petroleum hydrocarbons or any fraction, constituents, byproducts, derivatives or wastes thereof, and (g) greenhouse gases, lead or lead-based materials, radon, fungus, mold or other substances having an adverse effect on health, safety or the environment.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Income Tax” means a Tax on or measured by net income, or a Tax that may have different bases for computing the Tax, if at least one such base is net income.

“Indebtedness” means (a) all obligations for debt and any other obligation for borrowed money, including principal and accrued and unpaid interest thereon, (b) any obligations under capital leases and purchase money obligations, (c) any amounts owed with respect to drawn letters of credit, (d) all obligations to pay the deferred purchase price of property or services, including, without limitation, fixed assets that have been purchased but have not been paid for, (e) net obligations under any swap or hedge contracts, (f) obligations under synthetic or off-balance sheet transactions, in each case creating obligations that are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person in accordance with GAAP, and (g) any guarantees of obligations of the type described in clauses (a) through (f) above.

“Indemnification” or “indemnification” of a Person means indemnifying the Person.  A Person’s right to Indemnification means that Person’s right to be indemnified by another Person.  A Person’s Indemnification obligation means that Person’s obligation to indemnify another Person.

“Indemnify” or “indemnify” means indemnify, defend, hold harmless, reimburse, or make whole.

“Indemnifying Party” means any Person against whom claims are asserted under Section 8 of this Agreement.

“Indemnity Escrow Agreement” means the Escrow Agreement to be entered into by and among Buyer, the Shareholder Representative, and the Escrow Agent, in the form attached hereto as Exhibit E-1.

“Intellectual Property” means any and all rights in the following: (a) all Marks; (b) all Patents; (c) all Copyrights; (d) all Software and all related documentation; (e) all Proprietary Information; (f) all rights conveyed under licenses and other Contracts pursuant to which the Person has acquired rights in or to any of the Marks, Patents, Copyrights, Software, or Proprietary Information; and (g) all rights conveyed under licenses and other Contracts to which the Person has sold, licensed, leased, or otherwise transferred or granted any interest or rights to, or covenants not to sue with respect to any Marks, Patents, Copyrights, Software, or Proprietary Information.

“Invalid Section 338(h)(10) Election” describes the Section 338(h)(10) Election contemplated by this Agreement in the event that the Section 338(h)(10) Election is not valid for United States Federal income Tax purposes by reason of a failure of all Selling Shareholders to execute in a timely manner  the required forms for the Section 338(h)(10) Election or a breach of a representation in Section 3.9(h) or 3.9(l) related to the Company’s status as an S corporation failure of the Company.

“IRS” means the United States Internal Revenue Service or any successor agency thereto.

“Knowledge of the Company” means the actual knowledge of the individuals listed on Schedule 9.1(b) and the knowledge that such individuals should have obtained after reasonable inquiry of employees of the Company or its Affiliates that could reasonably be expected to have knowledge of the relevant matters.  Nothing contained herein or in any of the Disclosure Schedules, Exhibits, or the Schedules hereto, or in any other Transaction Document, shall constitute, as to any third party, an admission of Liability or an admission against the interest of the Company, any Selling Shareholder or Buyer or Merger Sub.

“Known Environmental Liablity” means any Environmental Liability relating to or arising out of the conduct of the Transferred Business prior to the Closing Date (a) which is set forth on Schedule 3.16, or (b) which the individuals listed on Schedule 9.1(g) have actual knowledge of as of the Closing Date.

“Langdale Transaction” means the purchase by Sweetwater Wood Holdings, LLC of certain assets of Langdale Forest Products Co., pursuant to that certain Asset Purchase Agreement dated as of March 2, 2018.

“Law” or “Laws” means all constitutions, laws, statutes, principles of common law, rules, regulations, resolutions, ordinances, codes, edicts, decrees and orders promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Liability” means as to any Person, any Indebtedness, liability, loss, damage, cost, fee, expense, penalty, fine, obligation or commitment of such Person of any kind or nature, whether direct or indirect, fixed, absolute or contingent, determined or determinable, matured or unmatured, accrued or unaccrued, liquidated or unliquidated, due or to become due, asserted or unasserted, or known or unknown, and regardless of whether arising out of or based upon Contract, tort, strict liability, statute, settlement or otherwise.

“Lien” means any lien, mortgage, security interest, pledge deposit, encumbrance, charge, right of first refusal, preemptive right, community property interest or other similar restriction.

“Loss” or “Losses” means any and all claims, Liabilities, obligations, losses, costs, expenses, interest, penalties, fines and judgments (at equity or at law), and damages whenever arising or actually incurred (including amounts paid in settlement, reasonable costs of investigation, and reasonable attorneys’ fees and expenses).

“Management Incentive Plan” means the Company’s management incentive plan approved by the Board of Directors of the Company on October 30, 2017 and March 23, 2018.

“Management Shareholder” means any of R. Michael Johnson, Greg Campbell, Richard Lackey, Barry Breede, Byron Altman, Vickie C. Neighbour, and Cathy C. Price.

“Material Adverse Effect” means any circumstance, matter, change, development, event, state of facts, occurrence, or effect that, individually or in the aggregate, has had or would reasonably be expected to result in or have, (a) a material impairment or delay in the ability of the Company to perform its obligations under this Agreement or any Transaction Document to which it is a party or to consummate the transactions contemplated hereby or thereby or (b) a materially adverse effect on the business, Assets, results of operations, or condition (financial or otherwise) of either the Company and its Subsidiaries or the Transferred Business taken as a whole; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial, banking or securities markets in general including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Buyer; (vi) any changes in applicable Laws or accounting rules, (including GAAP) (or the enforcement, implementation or interpretation thereof); (vii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Company; (viii) any natural or man-made disaster or acts of God; or (ix) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); except in the case of clauses (i), (ii), (iii), (iv) and (vi) above, to the extent that such event, occurrence, fact, condition, circumstance or change has a materially disproportionate effect on the business of the Acquired Companies, taken as a whole, relative to other businesses in the industry or market in which the Acquired Companies operate.

“Net Working Capital” means (a) all current assets (excluding Cash) of the Acquired Companies, minus (b) all current Liabilities (excluding any items constituting Indebtedness, Unpaid Company Transaction Expenses, or Related Party Notes) of the Acquired Companies.  For the avoidance of doubt, the determination of Estimated Net Working Capital and the calculation of Final Net Working Capital shall take into account only the same line items set forth on Schedule 1.6(a) and shall be determined or calculated in accordance with GAAP.  The Parties agree that the purpose of calculating the Estimated Net Working Capital, and the Final Net Working Capital hereunder is to measure changes in Net Working Capital without the introduction of new or different accounting methods, policies, practices, procedures, classifications, judgments or estimation methodologies from GAAP.

“Orders” means, collectively, any judgments, orders, injunctions, or decrees of any court or other Governmental Body.

“Organizational Documents” means, with respect to any Person, whether foreign or domestic, those instruments that (a) define such Person’s existence, as filed or recorded with the applicable Governmental Body, including a company’s articles or certificate of incorporation, formation or amalgamation and (b) otherwise govern such Person’s internal affairs, including such Person’s operating agreement or bylaws, as the same may have been amended, supplemented, or restated to the date hereof.  For example, with respect to the Company, its Organizational Documents are its articles of incorporation, as amended or restated, and its bylaws, as amended or restated.

“Outstanding Residential Receivables” means the receivables set forth on Schedule 9.1(f).

“Ownership Percentage” means, as to any Selling Shareholder, such Selling Shareholder’s ownership interest in the Company immediately prior to the Closing, determined by dividing (a) the number of shares of Company Common Stock owned of record by such Person as of immediately prior to the Closing; by (b) the total number of shares of Company Common Stock issued and outstanding as of immediately prior to the Closing, as set forth next to such Selling Shareholder’s name on the Consideration Spreadsheet.

“Patents” means all patents and patent applications, including all reissuances, continuations, continuations in part, divisionals, extensions, and re-examinations thereof and all foreign equivalents thereof.

“Payoff Amount” means the aggregate amount required to repay all outstanding principal, interest, and other amounts due and owing with respect to the Closing Indebtedness pursuant to the payoff letters concurrently delivered to Buyer in accordance with Section 7.1(g), which Buyer will wire transfer to the Persons identified on Schedule 9.1(a) at the direction and for the benefit of the Company.

“Pension Plans” means “pension plans” as defined under Section 3(2) of ERISA.

“Permitted Liens” means (a) statutory Liens for current Taxes not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by the Company or its Subsidiaries and for which adequate reserves have been maintained in accordance with GAAP, (b) mechanics', carriers', materialmens’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not yet due and payable, (c) zoning, entitlement, building and other land use regulations imposed by Governmental Bodies having jurisdiction over the Leased Real Property or the Owned Real Property which are not violated by the current use and operation of the Leased Real Property and the Owned Real Property, (d) covenants, conditions, restrictions, easements and other similar matters affecting title to the Leased Real Property or the Owned Real Property which do not materially impair the occupancy or use of the Leased Real Property or the Owned Real Property for the purposes for which they are currently used in connection with the Company’s and its Subsidiaries’ businesses, (e) public roads and highways, (f) matters which would be disclosed by an inspection or accurate survey of each parcel of Leased Real Property and Owned Real Property which, individually and in the aggregate, do not materially impair or interfere with the occupancy and current use of such Leased Real Property or Owned Real Property which they encumber, (g) those matters identified on Schedule 9.1(a) of the Disclosure Schedules, and (h) Liens created by any act of Buyer.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Body.

“Pre-Closing Taxes” means all Taxes of the Acquired Companies for all Pre-Closing Periods and the portion of Taxes of any of the Acquired Companies through the end of the Closing Date (calculated in the manner set forth in Section 6.1(c) for any Straddle Period).

“Proceedings” means any action, suit, proceeding, complaint, claim, charge, inquiry, investigation, arbitration or mediation before or by a Governmental Body or any arbitrator or arbitration panel or any mediator or mediation panel.

“Proprietary Information” means all categories of ideas, trade secrets, know-how, inventions and invention disclosures (whether or not patentable and whether or not reduced to practice), improvements, processes, procedures, drawings, specifications, laboratory notebooks, designs, plans, proposals, technical data, copyrightable and other works, financial, marketing, and business data, pricing and cost information, business and marketing plans, customer and supplier lists and information, other confidential and proprietary information, manufacturing and production and other processes and techniques, methods, data, databases, and product configurations and all other business, technical, and proprietary information and all other proprietary rights.

“Purchase Price Adjustment Escrow Agreement” means the Escrow Agreement to be entered into by and among Buyer, the Shareholder Representative, and the Escrow Agent, in the form attached hereto as Exhibit E-2.

“R&W Insurance Policy” means a representation and warranty insurance policy from a reputable insurance company selected by Buyer with a limit of liability of Twenty Million Dollars ($20,000,000.00) that provides coverage for breaches of representations and warranties of the Selling Shareholders set forth in of this Agreement (subject to customary terms, provisions and exclusions).  Such R&W Insurance Policy shall be consistent with the terms of Section 8.8 of this Agreement.

“R&W Insurance Premium” means an amount equal to all costs and expenses related to the R&W Insurance Policy, including premiums due and payable for the entire term of the R&W Insurance Policy, as set forth in the R&W Insurance Policy, plus, all underwriting fees, brokerage commissions, and other fees and expenses associated with the R&W Insurance Policy.

“Receivables” means all accounts receivable of the Acquired Companies on an aged basis by account debtor.

“Related Party” means (a) each Person who owns of record or beneficially at least five percent (5%) of the outstanding capital stock of an Acquired Company as of the date of this Agreement; (b) each individual who is, or who has at any time since January 1, 2014 been, an officer or director of any Acquired Company; (c) each Affiliate of the Persons referred to in clauses “(a)” and “(b)” above; (d) any trust or other entity (other than an Acquired Company) in which any one of the Persons referred to in clauses “(a)”, “(b)” and “(c)” above holds (or in which more than one of such Persons collectively hold), beneficially or otherwise, at least a ten percent (10%) voting, proprietary or equity interest; and (e) any trust or other entity (other than an Acquired Company) with which any of such Persons is an Affiliate.

“Related Party Notes” means those promissory notes issued to any of the Acquired Companies or any of their Affiliates set forth on Schedule 9.1(e).

“Release Agreement” means the Release Agreement to be entered into by each of Sumter Wood Preserving Company and Augusta Wood Preserving Company and acknowledged by Buyer, in the form attached hereto as Exhibit G.

“Representatives” means a Person’s officers, directors, members, managers, employees, agents, attorneys, accountants, advisors, and other representatives.

“Restricted Area” means anywhere in the United States and any other jurisdiction where any of the Acquired Companies or any of their Affiliates have or had a physical presence at any time prior to or during the Restricted Period.

“Selling Shareholder Trust” means each Selling Shareholder trust set forth on Schedule 9.1(c).

“Software” means all computer software (including all source code and object code) and all databases owned by a Person or under development for a Person itself or by third parties.

“Specified Management Shareholder” means each Management Shareholder set forth on Schedule 9.1(d).

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity.

“Target Working Capital” means $41,652,000.

“Tax” or “Taxes” shall mean (a) any federal, state, local or foreign income, gross receipts, license, payroll, employment, severance, premium, windfall profits, environmental, customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, ad valorem/personal property, stamp, excise, occupation, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, abandoned or unclaimed property claim, or other tax of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any manner, including any interest, penalty or addition thereto; (b) any Liability for the payment of any amount of a type described in clause (a) arising as a result of being or having been a member of any consolidated, combined, unitary or other group or being or having been included or required to be included in any Tax Return related thereto; and (c) any Liability for the payment of any amount of a type described in clause (a) or clause (b) as a result of any obligation to indemnify or otherwise assume or succeed to the Liability of any other Person.

“Tax Returns” means any return, report, information return or other document (including schedules or any related or supporting information) filed or required to be filed with any Governmental Body or other authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws, regulations or administrative requirements relating to any Tax.

“Taxable Period” means, with respect to any Person, the appropriate tax accrual period for applicable Taxes of such Person.

“Trademarks” means trademarks, service marks, and certification marks.

“Transaction Documents” means this Agreement, the Indemnity Escrow Agreement, the Purchase Price Adjustment Escrow Agreement, the Excluded Liabilities Escrow Agreement, the Retention Agreements, and any other documents required to be delivered under this Agreement pursuant to Sections 7.1 and 7.2.

“Transfer Taxes” means transfer, documentary, sales, use, stamp, registration, and other such Taxes and fees (including any penalties and interest thereon).

“Trust Beneficiary” means each beneficiary of each Selling Shareholder Trust.

“Unknown Environmental Liability” means any Environmental Liability relating to or arising out of the conduct of the Transferred Business prior to the Closing Date, other than Known Environmental Liabilities.

“Unpaid Company Transaction Expenses” means (a) the fees and disbursements payable to legal counsel, financial advisors, accountants, and other agents of the Company or the Selling Shareholders which are due or payable in connection with the transactions contemplated by this Agreement, (b) any bonus, severance, termination, buyout or change in control payments to be paid to any director, officer or employee of the Company or its Subsidiaries in connection with the Merger or any of the other transactions contemplated by this Agreement and any payroll or employment taxes of any kind incurred by the Company or its Subsidiaries in connection therewith, (c) the Expense Fund, (d) fifty percent (50%) of the R&W Insurance Premium (excluding only the incremental cost of the premium for an R&W Insurance Policy with a limit of liability in excess of $10,000,000), (e) any amounts due or payable in connection with any incentive or profit sharing plan of the Company, including, without limitation, (i) the Company’s Long Term Incentive Plan Phantom Stock Plan, dated as of December 31, 2016, (ii) the Management Incentive Plan, and (iii) any Terminating Plan, including, in each case, any payroll or employment taxes of any kind incurred by the Company or its Subsidiaries in connection therewith, and (f) all other miscellaneous expenses or costs, in each case, incurred by the Company and its Subsidiaries, or the Selling Shareholders, which are payable by the Company or its Subsidiaries, in connection with the transactions contemplated by this Agreement but only to the extent they have not been paid by the Company in Cash on or prior to the close of business on the day immediately preceding the Closing and have, accordingly, not reduced the Closing Date Cash, as set forth on Schedule 1.6(b); provided, however, that the foregoing clauses (a) and (f) shall not include any fees, expenses or disbursements incurred solely by Merger Sub or solely by the Surviving Corporation which are on behalf of Merger Sub.

9.2Interpretive Provisions.

(a)The use in this Agreement of the term “including” means “including, without limitation.”  The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the Disclosure Schedules, Schedules, and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement.  All references to Sections, Disclosure Schedules, Schedules, and Exhibits mean the Sections of this Agreement and the Disclosure Schedules, Schedules, and Exhibits attached to this Agreement, except where otherwise stated.  The titles of the section and subsection headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement.  The use herein of the masculine, feminine or neuter forms shall also denote the other forms and any reference to the singular or plural shall include the other, in each case unless the context otherwise requires.  The use herein of the word “or” shall not be exclusive.

(b)This Agreement and the other Transaction Documents shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

9.3Expenses.

  Except as otherwise expressly provided in this Agreement and the other Transaction Documents, all costs and expenses, including all legal and accounting fees, expenses and disbursements, incurred in connection with this Agreement and each of the other Transaction Documents, the transactions contemplated hereby and thereby and any filings, submissions, consents, approvals, authorizations or the like, shall be paid by the parties incurring such costs and expenses or upon whose behalf it was incurred, except that (a) the costs and expenses of the Selling Shareholders shall be paid by the Company, but only to the extent included in Unpaid Company Transaction Expenses or to the extent they were paid in Cash prior to the close of business on the day immediately prior to the Closing Date and, accordingly, reduced Closing Date Cash and (b) the costs, fees, and expenses of Merger Sub and their respective Affiliates shall be borne and paid by the Surviving Corporation, but shall not be included in Unpaid Company Transaction Expenses and shall not reduce Closing Date Cash.

9.4Entire Agreement; Amendments.

(a)This Agreement (including the Disclosure Schedules, Schedules, and Exhibits), and the Transaction Documents constitute the entire agreement and understanding among the Parties with respect to the subject matter hereof and thereof and supersede and replace all prior or contemporaneous agreements and understandings among the Parties with respect thereto.  Notwithstanding the foregoing, the Parties acknowledge that the Transaction Documents contain noncompete, confidentiality, nonsolicitation, and other restrictive covenants (collectively, the “Restrictive Covenants”) similar to those set forth in this Agreement.  It is the intent of the Parties that this Agreement and the Transaction Documents be construed together, as applicable, in a manner that will provide Buyer, the Acquired Companies, and each of their respective Affiliates with the broadest protection possible, except only as and to the extent that such construction is expressly prohibited by applicable Law.  Accordingly, in the event of a conflict or inconsistency between the Restrictive Covenants set forth in this Agreement and any of the Transaction Documents, then the Restrictive Covenants that impose the greatest restrictions on such Selling Shareholder and such Selling Shareholder’s activities will control, except to the extent that such construction is expressly prohibited by applicable Law.

(b)This Agreement may not be altered or otherwise amended, nor any provision waived, except pursuant to an instrument in writing signed by Buyer and the Shareholder Representative.

9.5Severability.

  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

9.6Notices.

  All notices or other communications which are required hereunder or otherwise delivered in connection herewith shall be in writing and shall be deemed to have been duly given if delivered personally or if sent by nationally-recognized overnight courier, by facsimile, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to Buyer or the Surviving Corporation to:

Koppers Inc.

436 Seventh Avenue

Pittsburgh, PA 15219

Attention: Steven R. Lacy

Email: lacysr@koppers.com

Fax:  (412) 227-2935

with copies (which copies shall not constitute notice hereunder) to:

K&L Gates LLP

K&L Gates Center

210 Sixth Avenue

Pittsburgh, PA 15222-2613

Attn: David A. Edgar

Email: david.edgar@klgates.com

Fax:  (412) 355-6501

if to the Shareholder Representative, to:

R. Michael Johnson

860 Cannon Bridge Road

Orangeburg, SC 29115

Email: mjohnson@coxwood.com

Fax:  (803) 585-1391

with a copy (which copy shall not constitute notice hereunder) to:

Womble Bond Dickinson (US) LLP

One West Fourth Street

Winston-Salem, NC 27101

Attn:  Christopher J. Gyves

Email: christopher.gyves@wbd-us.com

Fax:  (336) 726-9078

if to a Selling Shareholder, to the address as set forth on the Consideration Spreadsheet.

or to such other address as any Party to whom notice is to be given may have furnished to the other Parties in writing in accordance herewith.  Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of delivery, (b) in the case of a nationally-recognized overnight courier, the next Business Day after being sent, (c) in the case of facsimile transmission, when confirmation of delivery is received, and (d) in the case of mailing, on the third Business Day following the day on which the piece of mail containing such communication is posted.

9.7Counterparts.

  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

9.8Governing Law.

  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (other than those provisions set forth herein that are required to be governed by the SCBCA).  All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in New York County, New York.  The Parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in New York County, New York for the purpose of any action arising out of or relating to this Agreement brought by any Party hereto, and (b) irrevocably waive, and shall not assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the Merger may not be enforced in or by any of the above-named courts.

9.9Assignment, Benefits of Agreement.

  Buyer’s obligations hereunder may be performed by it or any of its Affiliates, provided that Buyer shall remain liable and responsible for such performance.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Parties; provided that Buyer may assign this Agreement or all or any part of its rights or obligations hereunder to any of its Affiliates or any purchaser of substantially all of its assets without the consent of the other Parties hereto.  Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns.  Subject to Section 9.10 below and notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or Liabilities under or by reason of this Agreement.

9.10No Third Party Beneficiaries.

  Except as expressly contemplated herein, nothing in this Agreement shall confer any rights upon any Person other than the Parties hereto and their respective heirs, successors and permitted assigns.

9.11Further Assurances.

  From and after the date of this Agreement, upon the request of the Company, the Shareholder Representative, Buyer or Merger Sub, the other Parties shall execute and deliver such instruments, documents or other writings as may be reasonably necessary to carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents.

9.12Shareholder Representative.

  By the execution and delivery of this Agreement, each of the Selling Shareholders hereby irrevocably constitutes and appoints R. Michael Johnson (and by his execution of this Agreement, R. Michael Johnson hereby accepts his appointment) as the true and lawful agent and attorney-in-fact (the “Shareholder Representative”) of the Selling Shareholders to act in the name, place and stead of the Selling Shareholders in connection with the transactions contemplated by this Agreement (other than any retention agreements between Buyer and any Selling Shareholder), and to act on behalf of the Selling Shareholders in any litigation or arbitration involving this Agreement or any other Transaction Document (other than any employment agreements between the Surviving Corporation and any Selling Shareholder), to do or refrain from doing all such further acts and things, and to execute all such documents as the Shareholder Representative shall deem necessary or appropriate, in connection with the transactions contemplated by this Agreement or any other Transaction Document (other than any employment agreements between the Surviving Corporation and any Selling Shareholder), including, without limitation, the power:

(a)to act for the Selling Shareholders with regard to matters pertaining to the Post-Closing Adjustment Statement and the Post-Closing Adjustment;

(b)to act for the Selling Shareholders with regard to matters pertaining to indemnification referred to in this Agreement, including the power to compromise any indemnity claim on behalf of the Selling Shareholders and to transact matters of litigation;

(c)to execute and deliver all amendments, waivers, ancillary agreements, stock powers, certificates and documents that the Shareholder Representative deems necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement;

(d)to execute and deliver all amendments and waivers to this Agreement that the Shareholder Representative deems necessary or appropriate, whether prior to, at or after the Closing;

(e)to receive funds for the payment of expenses of the Selling Shareholders and apply such funds in payment for such expenses;

(f)to do or refrain from doing any further act or deed on behalf of the Selling Shareholders that the Shareholder Representative deems necessary or appropriate in her sole discretion relating to the subject matter of this Agreement as fully and completely as the Selling Shareholders could do if personally present; and

(g)to receive notices and service of process in connection with any claims under this Agreement.

(h)Buyer, Merger Sub, the Surviving Corporation and any other Person may conclusively and absolutely rely, without inquiry, upon any action of the Shareholder Representative in all matters referred to herein.  The Selling Shareholders hereby confirm all that the Shareholder Representative shall do or cause to be done by virtue of her appointment as the Shareholder Representative of the Selling Shareholders.  The Shareholder Representative shall act for the Selling Shareholders on all of the matters set forth in this Agreement in the manner the Shareholder Representative believes to be in the best interest of the Selling Shareholders and consistent with the obligations under this Agreement, but the Shareholder Representative shall not be responsible to the Selling Shareholders for any loss or damages the Selling Shareholders may suffer by the performance of her duties under this Agreement, other than loss or damage arising from willful violation of the law or gross negligence in the performance of her duties under this Agreement.

(i)Upon the Closing, the Company shall wire $500,000 (the “Expense Fund”) to an account designated by the Shareholder Representative, which will be used for the purposes of paying directly, or reimbursing the Shareholder Representative for, any third party expenses pursuant to this Agreement and the other Transaction Documents or for satisfying certain Claims pursuant to Section 8.4(f). The Selling Shareholders will not receive any interest or earnings on the Expense Fund and irrevocably transfer and assign to the Shareholder Representative any ownership right that they may otherwise have had in any such interest or earnings.  The Shareholder Representative will not be liable for any loss of principal of the Expense Fund other than as a result of its gross negligence or willful misconduct. The Shareholder Representative will hold these funds separate from its unrelated funds, will not use these funds for any unrelated purposes and will not voluntarily make these funds available to its creditors in the event of bankruptcy. As soon as practicable following the completion of the Shareholder Representative’s responsibilities, the Shareholder Representative will deliver any remaining balance of the Expense Fund to the Selling Shareholders.  For tax purposes, the Expense Fund will be treated as having been received and voluntarily set aside by the Selling Shareholders at the time of Closing.

(j)The initial Shareholder Representative shall appoint his or her successor Shareholder Representative, or if the initial Shareholder Representative dies or becomes disabled (such that he or she cannot perform his or her duties as Shareholder Representative or to appoint a successor Shareholder Representative) or is otherwise unable or unwilling to appoint a successor then the successor Shareholder Representative shall be Cohiba Retained Assets, LLC.  If any successor Shareholder Representative dies or becomes disabled (such that he or she could not perform his or her duties as Shareholder Representative or to appoint a successor Shareholder Representative) or is otherwise unable or unwilling to appoint a successor then the successor Shareholder Representative shall be elected by a vote of a majority of the shares of Capital Stock then held by the Selling Shareholders (or by the estate of a deceased Selling Shareholder).

9.13Release of Claims.

(a)Each Selling Shareholder, on behalf of such Selling Shareholder and his or her heirs, personal representatives, and assigns (individually, a “Releasor” and, collectively, the “Releasors”), irrevocably and unconditionally releases, promises, quitclaims, discharges, and holds harmless (i) Buyer and each of its Affiliates, (ii) the Acquired Companies and their respective Affiliates, and (iii) in the case of the parties released in each of (i) and (ii), each of their respective officers, directors, shareholders, investors, members, advisors, and Affiliates and their respective heirs, estates, Representatives, and successors and assigns, as applicable (individually, a “Released Party” and, collectively, the “Released Parties”), jointly and individually, from and with respect to any and all past, present, and future causes of action, claims, demands, contracts, debts, Liabilities, losses, obligations, promises, injuries, administrative fees and expenses, attorneys’ fees, damages, costs and expenses, charges, and suits at law or equity, of whatever nature, foreseen or unforeseen, actual or potential, for, upon, or by reason of any matter, cause, or thing whatsoever relating to or arising under any contract, tort, federal, state, or local law, rule, ordinance, or regulation (including any common law) which any Releasor now has or ever had or may in the future have, for, upon, or by reason of any matter, cause, event, occurrence or thing whatsoever on account of, or arising out of, (i) any transaction or event that has occurred prior to the execution and delivery of this Agreement, (ii) the operation of the Acquired Companies or any of their Affiliates at or prior to the Effective Time, (iii) any interest in the equity of any of the Acquired Companies or any of their Affiliates that any Releasor ever had, now has, or may hereafter have against any of the Acquired Companies or any of their Affiliates, (iv) any oral or written agreement, arrangement, understanding, or relationship with the Acquired Companies or any of their Affiliates, (v) termination of employment with the Acquired Companies or any of their Affiliates, (vi) any rights to indemnification from the Acquired Companies or any of their Affiliates, whether pursuant to their governing documents, contract, or otherwise, and whether or not relating to claims pending, or asserted after, the Effective Time, or (vii) any other matters, including any claims for compensation, consideration, or monies or claims of discrimination or retaliation claims under any alleged violation of any local, state or federal statutory or common law, regulation or ordinance based on age, sex, race, religion, color, national origin, disability, marital status, appearance or sexual orientation or any claim for wrongful termination or defamation, whether in tort, contract or otherwise (the “Released Claims”); provided, however, that, for purposes of this Section 9.13, “Released Claims” does not include a release of any obligations of Buyer or any of the Acquired Companies to the Selling Shareholders under the terms of any Transaction Document.  This general release of claims includes all claims or causes of action based upon torts (including negligence, fraud, misrepresentation, defamation, libel, slander, tortious interference, or wrongful discharge) or express or implied contracts (including prior agreements, whether written or oral, between such Selling Shareholder and the Acquired Companies or any of their Affiliates).  This general release is for any relief, no matter how denominated, including wages, back pay, front pay, commission, severance pay, compensatory or consequential damages, punitive damages, injunctive or declaratory relief, or attorneys’ fees.

(b)The applicable portion of Merger Consideration is given to each Selling Shareholder in return for, among other things, such Selling Shareholder’s promise not to initiate any arbitration proceeding or any court or judicial-type proceeding against a Released Party that involves any Released Claim.  If a court determines that a Selling Shareholder has violated this Agreement by initiating such proceeding or suing a Released Party, each Selling Shareholder agrees that such Selling Shareholder shall pay all costs and expenses of defending against the proceeding or suit incurred by such Released Party.  Each Selling Shareholder represents that he or she has no lawsuit, claim, or action pending in his or her own name, or on behalf of any other person or entity, against any Released Party.  Each Selling Shareholder expressly acknowledges that the payments and benefits being offered to him or her herein constitute consideration for the foregoing releases in Section 9.13 of this Agreement to which such Selling Shareholder would not otherwise be entitled but for his or her execution of this Agreement.  Each Selling Shareholder represents and warrants that there has been no assignment or other transfer of any interest of any claim or demand which he or she may have against a Released Party.

9.14Time of the Essence.

  Time is of the essence in respect to all provisions of this Agreement that specify a time for performance.

9.15Waiver of Jury Trial.

  Each of the Parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any action directly or indirectly arising out of, under, or in connection with this Agreement or the Transactions.  Each of the Parties hereto (a) certifies that no representative, agent, or attorney of any other party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce that foregoing waiver, and (b) acknowledges that it and the other Parties hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.15.

9.16Remedies Cumulative; Specific Performance.

  The rights and remedies of the Parties hereto shall be cumulative (and not alternative).  The Parties to this Agreement agree that, in the event of any breach or threatened breach by any Party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other Party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it pursuant to Section 8, at Law or in equity) to (a) seek a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision and (b) seek an injunction restraining such breach or threatened breach.

9.17Waiver of Conflicts; Attorney-Client Privilege.

  Except as may have been expressly and specifically agreed to in writing by Womble Bond Dickinson (US) LLP or its predecessor, Womble Carlyle Sandridge & Rice, LLP (collectively, “WBD”), (a) WBD has not and is not representing, and shall not be deemed to have represented any Selling Shareholder, Shareholder Representative or any officer or member of the Board of Directors of the Company or any of its Subsidiaries in their individual capacities, in connection with the transactions contemplated hereby; and (b) WBD has not and is not providing any advice or counsel (including legal advice or counsel) and shall not be deemed to have provided any advice or counsel, to any Selling Shareholder, Shareholder Representative or any officer or member of the Board of Directors of the Company or any of its Subsidiaries in their individual capacities, in connection with the transactions contemplated hereby.  The Parties hereto acknowledge and agree that all communications prior to the Closing between the Selling Shareholders, Shareholder Representative or the Company, on one hand, and WBD, on the other hand, regarding the evaluation, analysis and/or negotiation of this Agreement, any related documents thereto and/or the transactions contemplated therein (the “Transaction-Related Communications and Documents”) shall remain the sole property of the Selling Shareholders, and the Selling Shareholders shall hold attorney-client privilege with respect to all such communications.  The Surviving Corporation shall be entitled to possession of all documents, books, records, agreements and financial data of any sort belonging to the Company; provided, however, that in no event shall the Surviving Corporation or Buyer be provided access to or possession of the Transaction-Related Communications and Documents without the prior written consent of Shareholder Representative.  The Company acknowledges that WBD may have, prior to the Closing, represented the Company and its Affiliates in connection with various other matters.  Notwithstanding such representation, Buyer (on behalf of itself, the Surviving Corporation and each of their respective Affiliates following the Closing Date) agrees that WBD will be entitled to represent the Shareholder Representative, Selling Shareholders, and their respective Affiliates in any disputes that arise concerning this Agreement any related documents thereto and/or the transactions contemplated therein, and hereby waives (on behalf of itself, the Surviving Corporation and any of their respective Affiliates) any conflict of interest in respect of any such disputes that may result from WBD’s representation of the Company.

[SIGNATURE PAGES FOLLOW]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company, Buyer, Merger Sub, the Selling Shareholders, and the Shareholder Representative has executed or caused this Agreement and Plan of Merger to be executed by its respective officers thereunto duly authorized as of the date first written above.

BUYER

KOPPERS INC.

By: /s/ Leroy M. Ball, Jr.

Name: Leroy M. Ball, Jr.

Title: President & Chief Executive Officer

MERGER SUB:

COHIBA ONE INC.

By: /s/ Steven R. Lacy

Name: Steven R. Lacy

Title: President, Treasurer, & Secretary

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, each of the Company, Buyer, Merger Sub, the Selling Shareholders, and the Shareholder Representative has executed or caused this Agreement and Plan of Merger to be executed by its respective officers thereunto duly authorized as of the date first written above.

THE COMPANY:

COX INDUSTRIES, INC.

By: /s/ R. Michael Johnson

Name: R. Michael Johnson

Title: President & Chief Executive Officer

THE SHAREHOLDER REPRESENTATIVE:

By: /s/ R. Michael Johnson

Name: R. Michael Johnson

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, each of the Company, Buyer, Merger Sub, the Selling Shareholders, and the Shareholder Representative has executed or caused this Agreement and Plan of Merger to be executed by its respective officers thereunto duly authorized as of the date first written above.

SELLING SHAREHOLDER:

/s/ Byron K. Altman
Byron K. Altman

State of South Carolina

County of Orangeburg

On this, the 2nd day of April, 2018, before me, the undersigned, personally appeared Byron K. Altman, known to me (or satisfactorily proven) to be the person whose name Byron K Altman subscribed to the within instrument, and acknowledged that he or she executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

/s/ Andrea A Edwards
Notary Public

Printed Name:  Andrea A Edwards

My Commission Expires:
10-27-2026

[Signature Page to Agreement and Plan of Merger (B. Altman)]

IN WITNESS WHEREOF, each of the Company, Buyer, Merger Sub, the Selling Shareholders, and the Shareholder Representative has executed or caused this Agreement and Plan of Merger to be executed by its respective officers thereunto duly authorized as of the date first written above.

SELLING SHAREHOLDER:

/s/ Barry Breede
Barry Breede

State of South Carolina

County of Greenville

On this, the 2nd day of April, 2018, before me, the undersigned, personally appeared Barry Breede, known to me (or satisfactorily proven) to be the person whose name Barry Breede subscribed to the within instrument, and acknowledged that he or she executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

/s/ Parvathy Chandrasekar
Notary Public

Printed Name:  Parvathy Chandrasekar

My Commission Expires:
9/8/2020

[Signature Page to Agreement and Plan of Merger (B. Breede)]

IN WITNESS WHEREOF, each of the Company, Buyer, Merger Sub, the Selling Shareholders, and the Shareholder Representative has executed or caused this Agreement and Plan of Merger to be executed by its respective officers thereunto duly authorized as of the date first written above.

SELLING SHAREHOLDER:

/s/ Greg Campbell
Greg Campbell

State of South Carolina

County of Orangeburg

On this, the 2nd day of April, 2018, before me, the undersigned, personally appeared Greg Campbell, known to me (or satisfactorily proven) to be the person whose name Greg Campbell subscribed to the within instrument, and acknowledged that he or she executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

/s/ Andrea A Edwards
Notary Public

Printed Name:  Andrea A Edwards

My Commission Expires:
10-27-2026

[Signature Page to Agreement and Plan of Merger (G. Campbell)]

IN WITNESS WHEREOF, each of the Company, Buyer, Merger Sub, the Selling Shareholders, and the Shareholder Representative has executed or caused this Agreement and Plan of Merger to be executed by its respective officers thereunto duly authorized as of the date first written above.

SELLING SHAREHOLDER:

Dorothy W. Cox Revocable Trust U/A/D
02/17/2012

By:	/s/ Dorothy W. Cox Name: Dorothy W. Cox Title: Trustee

State of South Carolina

County of Charleston

On this, the 31st day of March, 2018, before me, the undersigned, personally appeared Dorothy W. Cox, known to me (or satisfactorily proven) to be the person whose name Dorothy W. Cox subscribed to the within instrument, and acknowledged that he or she executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

/s/ Alexis S. Tucker
Notary Public

Printed Name:  Alexis S. Tucker

My Commission Expires:
1/27/2020

Joining this Agreement and Plan of Merger as a Party hereto to the limited extent set forth in Section 8.9 hereof:

TRUST BENEFICIARIES:

/s/ Dorothy W. Cox
Dorothy W. Cox

[Signature Page to Agreement and Plan of Merger (D. Cox Revocable Trust)]

/s/ Elisabeth C. Yaun
Elisabeth C. Yaun

Burket C. Yaun

By:	/s/ Matthew L. Yaun Name: Matthew L. Yaun Title: Custodian for Burket C. Yaun

Dorothy A. Yaun

By:	/s/ Matthew L. Yaun Name: Matthew L. Yaun Title: Custodian for Dorothy A. Yaun

Matthew L. Yaun

By:	/s/ Matthew L. Yaun Name: Matthew L. Yaun Title: Custodian for Matthew L. Yaun, Jr.

[Signature Page to Agreement and Plan of Merger (D. Cox Revocable Trust)]

IN WITNESS WHEREOF, each of the Company, Buyer, Merger Sub, the Selling Shareholders, and the Shareholder Representative has executed or caused this Agreement and Plan of Merger to be executed by its respective officers thereunto duly authorized as of the date first written above.

SELLING SHAREHOLDER:

/s/ Brian Hayson
Brian Hayson

State of South Carolina

County of Orangeburg

On this, the 5th day of April, 2018, before me, the undersigned, personally appeared Brian Hayson, known to me (or satisfactorily proven) to be the person whose name Brian Hayson subscribed to the within instrument, and acknowledged that he or she executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

/s/ Richard E. Lackey
Notary Public

Printed Name:  Richard E. Lackey

My Commission Expires:
3/6/2024

[Signature Page to Agreement and Plan of Merger (B. Hayson)]

IN WITNESS WHEREOF, each of the Company, Buyer, Merger Sub, the Selling Shareholders, and the Shareholder Representative has executed or caused this Agreement and Plan of Merger to be executed by its respective officers thereunto duly authorized as of the date first written above.

SELLING SHAREHOLDER:

Grayson Hawn

By:	/s/ Leigh J. Hawn Name: Leigh J. Hawn Title: Custodian for Grayson Hawn

State of South Carolina

County of Orangeburg

On this, the 4th day of April, 2018, before me, the undersigned, personally appeared Leigh J. Hawn, known to me (or satisfactorily proven) to be the person whose name Leigh J. Hawn subscribed to the within instrument, and acknowledged that he or she executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

/s/ Richard E. Lackey
Notary Public

Printed Name:  Richard E. Lackey

My Commission Expires:
3/6/2024

[Signature Page to Agreement and Plan of Merger (G. Hawn)]

IN WITNESS WHEREOF, each of the Company, Buyer, Merger Sub, the Selling Shareholders, and the Shareholder Representative has executed or caused this Agreement and Plan of Merger to be executed by its respective officers thereunto duly authorized as of the date first written above.

SELLING SHAREHOLDER:

/s/ Leigh J. Hawn
Leigh J. Hawn

State of South Carolina

County of Orangeburg

On this, the 4th day of April, 2018, before me, the undersigned, personally appeared Leigh J. Hawn, known to me (or satisfactorily proven) to be the person whose name Leigh J. Hawn subscribed to the within instrument, and acknowledged that he or she executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

/s/ Richard E. Lackey
Notary Public

Printed Name:  Richard E. Lackey

My Commission Expires:
03/06/2024

[Signature Page to Agreement and Plan of Merger (L. Hawn)]

IN WITNESS WHEREOF, each of the Company, Buyer, Merger Sub, the Selling Shareholders, and the Shareholder Representative has executed or caused this Agreement and Plan of Merger to be executed by its respective officers thereunto duly authorized as of the date first written above.

SELLING SHAREHOLDER:

/s/ James Healey
James Healey

State of South Carolina

County of Orangeburg

On this, the 2nd day of April, 2018, before me, the undersigned, personally appeared James Healey, known to me (or satisfactorily proven) to be the person whose name James Healey subscribed to the within instrument, and acknowledged that he or she executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

/s/ Andrea A Edwards
Notary Public

Printed Name:  Andrea A Edwards

My Commission Expires:
10-27-2026

[Signature Page to Agreement and Plan of Merger (J. Healey)]

IN WITNESS WHEREOF, each of the Company, Buyer, Merger Sub, the Selling Shareholders, and the Shareholder Representative has executed or caused this Agreement and Plan of Merger to be executed by its respective officers thereunto duly authorized as of the date first written above.

SELLING SHAREHOLDER:

/s/ Sarah J. House
Sarah J. House

State of South Carolina

County of Orangeburg

On this, the 4th day of April, 2018, before me, the undersigned, personally appeared Sarah J. House, known to me (or satisfactorily proven) to be the person whose name Sarah J. House subscribed to the within instrument, and acknowledged that he or she executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

/s/ Richard E. Lackey
Notary Public

Printed Name:  Richard E. Lackey

My Commission Expires:
03/06/2024

[Signature Page to Agreement and Plan of Merger (S. House)]

IN WITNESS WHEREOF, each of the Company, Buyer, Merger Sub, the Selling Shareholders, and the Shareholder Representative has executed or caused this Agreement and Plan of Merger to be executed by its respective officers thereunto duly authorized as of the date first written above.

SELLING SHAREHOLDER:

/s/ William Howerton
William Howerton

State of South Carolina

County of Orangeburg

On this, the 4th day of April, 2018, before me, the undersigned, personally appeared William Howerton, known to me (or satisfactorily proven) to be the person whose name William Howerton subscribed to the within instrument, and acknowledged that he or she executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

/s/ Richard E. Lackey
Notary Public

Printed Name:  Richard E. Lackey

My Commission Expires:
03/06/2024

[Signature Page to Agreement and Plan of Merger (W. Howerton)]

IN WITNESS WHEREOF, each of the Company, Buyer, Merger Sub, the Selling Shareholders, and the Shareholder Representative has executed or caused this Agreement and Plan of Merger to be executed by its respective officers thereunto duly authorized as of the date first written above.

SELLING SHAREHOLDER:

Brady C. Johnson

By:	/s/ R. Michael Johnson Name: R. Michael Johnson Title: Custodian for Brady C. Johnson

State of South Carolina

County of Orangeburg

On this, the 4th day of April, 2018, before me, the undersigned, personally appeared R. Michael Johnson, known to me (or satisfactorily proven) to be the person whose name R. Michael Johnson subscribed to the within instrument, and acknowledged that he or she executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

/s/ Richard E. Lackey
Notary Public

Printed Name:  Richard E. Lackey

My Commission Expires:
03/06/2024

[Signature Page to Agreement and Plan of Merger (B. Johnson)]

IN WITNESS WHEREOF, each of the Company, Buyer, Merger Sub, the Selling Shareholders, and the Shareholder Representative has executed or caused this Agreement and Plan of Merger to be executed by its respective officers thereunto duly authorized as of the date first written above.

SELLING SHAREHOLDER:

James C. Johnson

By:	/s/ R. Michael Johnson Name: R. Michael Johnson Title: Custodian for James C. Johnson

State of South Carolina

County of Orangeburg

On this, the 4th day of April, 2018, before me, the undersigned, personally appeared R. Michael Johnson, known to me (or satisfactorily proven) to be the person whose name R. Michael Johnson subscribed to the within instrument, and acknowledged that he or she executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

/s/ Richard E. Lackey
Notary Public

Printed Name:  Richard E. Lackey

My Commission Expires:
03/06/2024

[Signature Page to Agreement and Plan of Merger (J. Johnson)]

IN WITNESS WHEREOF, each of the Company, Buyer, Merger Sub, the Selling Shareholders, and the Shareholder Representative has executed or caused this Agreement and Plan of Merger to be executed by its respective officers thereunto duly authorized as of the date first written above.

SELLING SHAREHOLDER:

/s/ R. Michael Johnson
R. Michael Johnson

State of South Carolina

County of Orangeburg

On this, the 4th day of April, 2018, before me, the undersigned, personally appeared R. Michael Johnson, known to me (or satisfactorily proven) to be the person whose name R. Michael Johnson subscribed to the within instrument, and acknowledged that he or she executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

/s/ Richard E. Lackey
Notary Public

Printed Name:  Richard E. Lackey

My Commission Expires:
03/06/2024

[Signature Page to Agreement and Plan of Merger (M. Johnson)]

IN WITNESS WHEREOF, each of the Company, Buyer, Merger Sub, the Selling Shareholders, and the Shareholder Representative has executed or caused this Agreement and Plan of Merger to be executed by its respective officers thereunto duly authorized as of the date first written above.

SELLING SHAREHOLDER:

/s/ Richard E. Lackey
Richard E. Lackey

State of South Carolina

County of Orangeburg

On this, the 6th day of April, 2018, before me, the undersigned, personally appeared Richard E. Lackey, known to me (or satisfactorily proven) to be the person whose name Richard E. Lackey subscribed to the within instrument, and acknowledged that he or she executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

/s/ Terisa L. Padgett
Notary Public

Printed Name:  Terisa L. Padgett

My Commission Expires:
08/13/2025

[Signature Page to Agreement and Plan of Merger (R. Lackey)]

IN WITNESS WHEREOF, each of the Company, Buyer, Merger Sub, the Selling Shareholders, and the Shareholder Representative has executed or caused this Agreement and Plan of Merger to be executed by its respective officers thereunto duly authorized as of the date first written above.

SELLING SHAREHOLDER:

/s/ Brandt Mitchell
Brandt Mitchell

State of South Carolina

County of Charleston

On this, the 2nd day of April, 2018, before me, the undersigned, personally appeared Brandt Mitchell, known to me (or satisfactorily proven) to be the person whose name Brandt Mitchell subscribed to the within instrument, and acknowledged that he or she executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

/s/ Shannon Gaffney
Notary Public

Printed Name:  Shannon Gaffney

My Commission Expires:
08/09/2027

[Signature Page to Agreement and Plan of Merger (B. Mitchell)]

IN WITNESS WHEREOF, each of the Company, Buyer, Merger Sub, the Selling Shareholders, and the Shareholder Representative has executed or caused this Agreement and Plan of Merger to be executed by its respective officers thereunto duly authorized as of the date first written above.

SELLING SHAREHOLDER:

Vickie Cox Vernon Revocable Trust dated July 22, 2009

By:	/s/ Vickie C. Neighbour Name: Vickie C. Neighbour (f/k/a Vickie Cox Vernon) Title: Trustee

State of South Carolina

County of Orangeburg

On this, the 4th day of April, 2018, before me, the undersigned, personally appeared Vickie C. Neighbour, known to me (or satisfactorily proven) to be the person whose name Vickie C. Neighbour subscribed to the within instrument, and acknowledged that he or she executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

/s/ Richard E. Lackey
Notary Public

Printed Name:  Richard E. Lackey

My Commission Expires:
03/06/2024

Joining this Agreement and Plan of Merger as a Party hereto to the limited extent set forth in Section 8.9 hereof:

TRUST BENEFICIARIES:

/s/ Vickie C. Neighbour
Vickie C. Neighbour (f/k/a Vickie Cox Vernon)

[Signature Page to Agreement and Plan of Merger (V. Cox Vernon Revocable Trust)]

/s/ Brian Schrimpf
Brian Schrimpf

/s/ Matthew Schrimpf
Matthew Schrimpf

/s/ Peter D. Neighbour
Peter D. Neighbour

[Signature Page to Agreement and Plan of Merger (V. Cox Vernon Revocable Trust)]

IN WITNESS WHEREOF, each of the Company, Buyer, Merger Sub, the Selling Shareholders, and the Shareholder Representative has executed or caused this Agreement and Plan of Merger to be executed by its respective officers thereunto duly authorized as of the date first written above.

SELLING SHAREHOLDER:

Estate of Sandra Elaine Prichard

By:	/s/ William B. Cox, Jr. Name: William B. Cox, Jr. Title: Personal Representative of Estate of Sandra Elaine Prichard

State of South Carolina

County of Orangeburg

On this, the 4th day of April, 2018, before me, the undersigned, personally appeared William B. Cox, Jr., known to me (or satisfactorily proven) to be the person whose name William B. Cox, Jr. subscribed to the within instrument, and acknowledged that he or she executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

/s/ Richard E. Lackey
Notary Public

Printed Name:  Richard E. Lackey

My Commission Expires:
03/06/2024

[Signature Page to Agreement and Plan of Merger (Estate of Sandra Elaine Prichard)]

IN WITNESS WHEREOF, each of the Company, Buyer, Merger Sub, the Selling Shareholders, and the Shareholder Representative has executed or caused this Agreement and Plan of Merger to be executed by its respective officers thereunto duly authorized as of the date first written above.

SELLING SHAREHOLDER:

/s/ Nicholas J. Pinckney
Nicholas J. Pinckney

State of South Carolina

County of Orangeburg

On this, the 30th day of March, 2018, before me, the undersigned, personally appeared Nicholas J. Pinckney, known to me (or satisfactorily proven) to be the person whose name Nicholas J. Pinckney subscribed to the within instrument, and acknowledged that he or she executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

/s/ John W. Beeks
Notary Public

Printed Name:  John W. Beeks

My Commission Expires:
09/09/2025

[Signature Page to Agreement and Plan of Merger (N. Pinckney)]

IN WITNESS WHEREOF, each of the Company, Buyer, Merger Sub, the Selling Shareholders, and the Shareholder Representative has executed or caused this Agreement and Plan of Merger to be executed by its respective officers thereunto duly authorized as of the date first written above.

SELLING SHAREHOLDER:

/s/ Jerry Pugh
Jerry Pugh

State of North Carolina

County of Randolph

On this, the 30th day of March, 2018, before me, the undersigned, personally appeared Jerry Pugh, known to me (or satisfactorily proven) to be the person whose name Jerry Pugh subscribed to the within instrument, and acknowledged that he or she executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

/s/ Debbie K. Holl
Notary Public

Printed Name:  Debbie K. Holl

My Commission Expires:
11/17/2018

[Signature Page to Agreement and Plan of Merger (J. Pugh)]

IN WITNESS WHEREOF, each of the Company, Buyer, Merger Sub, the Selling Shareholders, and the Shareholder Representative has executed or caused this Agreement and Plan of Merger to be executed by its respective officers thereunto duly authorized as of the date first written above.

SELLING SHAREHOLDER:

/s/ Robert B. Schrimpf
Robert B. Schrimpf

State of South Carolina

County of Orangeburg

On this, the 4th day of April, 2018, before me, the undersigned, personally appeared Robert B. Schrimpf, known to me (or satisfactorily proven) to be the person whose name Robert B. Schrimpf subscribed to the within instrument, and acknowledged that he or she executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

/s/ Richard E. Lackey
Notary Public

Printed Name:  Richard E. Lackey

My Commission Expires:
03/06/2024

[Signature Page to Agreement and Plan of Merger (R. Schrimpf)]

IN WITNESS WHEREOF, each of the Company, Buyer, Merger Sub, the Selling Shareholders, and the Shareholder Representative has executed or caused this Agreement and Plan of Merger to be executed by its respective officers thereunto duly authorized as of the date first written above.

SELLING SHAREHOLDER:

/s/ William M. Schrimpf
William M. Schrimpf

State of South Carolina

County of Orangeburg

On this, the 4th day of April, 2018, before me, the undersigned, personally appeared William M. Schrimpf, known to me (or satisfactorily proven) to be the person whose name William M. Schrimpf subscribed to the within instrument, and acknowledged that he or she executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

/s/ Richard E. Lackey
Notary Public

Printed Name:  Richard E. Lackey

My Commission Expires:
03/06/2024

[Signature Page to Agreement and Plan of Merger (W. Schrimpf)]

IN WITNESS WHEREOF, each of the Company, Buyer, Merger Sub, the Selling Shareholders, and the Shareholder Representative has executed or caused this Agreement and Plan of Merger to be executed by its respective officers thereunto duly authorized as of the date first written above.

SELLING SHAREHOLDER:

/s/ Donald R. Surrency
Donald R. Surrency

State of Florida

County of Alachua

On this, the 2nd day of April, 2018, before me, the undersigned, personally appeared Donald R. Surrency, known to me (or satisfactorily proven) to be the person whose name Donald R. Surrency subscribed to the within instrument, and acknowledged that he or she executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

/s/ Ellen Walker
Notary Public

Printed Name:  Ellen Walker

My Commission Expires:
04/16/2019

[Signature Page to Agreement and Plan of Merger (D. Surrency)]

IN WITNESS WHEREOF, each of the Company, Buyer, Merger Sub, the Selling Shareholders, and the Shareholder Representative has executed or caused this Agreement and Plan of Merger to be executed by its respective officers thereunto duly authorized as of the date first written above.

SELLING SHAREHOLDER:

Burket C. Yaun

By:	/s/ Matthew L. Yaun Name: Matthew L. Yaun Title: Custodian for Burket C. Yaun

State of South Carolina

County of Charleston

On this, the 31st day of March, 2018, before me, the undersigned, personally appeared Matthew L. Yaun, known to me (or satisfactorily proven) to be the person whose name Matthew L. Yaun subscribed to the within instrument, and acknowledged that he or she executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

/s/ Alexis S. Tucker
Notary Public

Printed Name:  Alexis S. Tucker

My Commission Expires:
01/27/2020

[Signature Page to Agreement and Plan of Merger (B. Yaun)]

IN WITNESS WHEREOF, each of the Company, Buyer, Merger Sub, the Selling Shareholders, and the Shareholder Representative has executed or caused this Agreement and Plan of Merger to be executed by its respective officers thereunto duly authorized as of the date first written above.

SELLING SHAREHOLDER:

Dorothy A. Yaun

By:	/s/ Matthew L. Yaun Name: Matthew L. Yaun Title: Custodian for Dorothy A. Yaun

State of South Carolina

County of Charleston

On this, the 31st day of March, 2018, before me, the undersigned, personally appeared Matthew L. Yaun, known to me (or satisfactorily proven) to be the person whose name Matthew L. Yaun subscribed to the within instrument, and acknowledged that he or she executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

/s/ Alexis S. Tucker
Notary Public

Printed Name:  Alexis S. Tucker

My Commission Expires:
01/27/2020

[Signature Page to Agreement and Plan of Merger (D. Yaun)]

IN WITNESS WHEREOF, each of the Company, Buyer, Merger Sub, the Selling Shareholders, and the Shareholder Representative has executed or caused this Agreement and Plan of Merger to be executed by its respective officers thereunto duly authorized as of the date first written above.

SELLING SHAREHOLDER:

/s/ Elisabeth C. Yaun
Elisabeth C. Yaun

State of South Carolina

County of Charleston

On this, the 31st day of March, 2018, before me, the undersigned, personally appeared Elisabeth C. Yaun, known to me (or satisfactorily proven) to be the person whose name Elisabeth C. Yaun subscribed to the within instrument, and acknowledged that he or she executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

/s/ Alexis S. Tucker
Notary Public

Printed Name:  Alexis S. Tucker

My Commission Expires:
01/27/2020

[Signature Page to Agreement and Plan of Merger (E. Yaun)]

IN WITNESS WHEREOF, each of the Company, Buyer, Merger Sub, the Selling Shareholders, and the Shareholder Representative has executed or caused this Agreement and Plan of Merger to be executed by its respective officers thereunto duly authorized as of the date first written above.

SELLING SHAREHOLDER:

/s/ Matthew L. Yaun
Matthew L. Yaun

State of South Carolina

County of Charleston

On this, the 31st day of March, 2018, before me, the undersigned, personally appeared Matthew L. Yaun, known to me (or satisfactorily proven) to be the person whose name Matthew L. Yaun subscribed to the within instrument, and acknowledged that he or she executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

/s/ Alexis S. Tucker
Notary Public

Printed Name:  Alexis S. Tucker

My Commission Expires:
01/27/2020

[Signature Page to Agreement and Plan of Merger (M. Yaun)]

IN WITNESS WHEREOF, each of the Company, Buyer, Merger Sub, the Selling Shareholders, and the Shareholder Representative has executed or caused this Agreement and Plan of Merger to be executed by its respective officers thereunto duly authorized as of the date first written above.

SELLING SHAREHOLDER:

Matthew L. Yaun, Jr.

By:	/s/ Matthew L. Yaun Name: Matthew L. Yaun Title: Custodian for Matthew L. Yaun, Jr.
By:	/s/ Elisabeth C. Yaun Name: Elisabeth C. Yaun Title: Custodian for Matthew L. Yaun, Jr.

State of South Carolina

County of Charleston

On this, the 31st day of March, 2018, before me, the undersigned, personally appeared Matthew L. Yaun, known to me (or satisfactorily proven) to be the person whose name Matthew L. Yaun subscribed to the within instrument, and acknowledged that he or she executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

/s/ Alexis S. Tucker
Notary Public

Printed Name:  Alexis S. Tucker

My Commission Expires:
01/27/2020

[Signature Page to Agreement and Plan of Merger (M. Yaun, Jr.)]

IN WITNESS WHEREOF, each of the Company, Buyer, Merger Sub, the Selling Shareholders, and the Shareholder Representative has executed or caused this Agreement and Plan of Merger to be executed by its respective officers thereunto duly authorized as of the date first written above.

SELLING SHAREHOLDER:

/s/ Cathy C. Price
Cathy C. Price

State of South Carolina

County of Orangeburg

On this, the 4th day of April, 2018, before me, the undersigned, personally appeared Cathy C. Price, known to me (or satisfactorily proven) to be the person whose name Cathy C. Price subscribed to the within instrument, and acknowledged that he or she executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

/s/ Richard E. Lackey
Notary Public

Printed Name:  Richard E. Lackey

My Commission Expires:
03/06/2024

[Signature Page to Agreement and Plan of Merger (C. Price)]